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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PHH CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of PHH Corporation ("Common Stock")
(2)	Aggregate number of securities to which transaction applies:
32,557,494 shares of Common Stock outstanding as of April 3, 2018; performance based restricted stock units with respect to 62,601 shares of Common Stock; time based restricted stock units with respect to 195,037 shares of Common Stock; and 7,944 shares of restricted Common Stock
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, by multiplying 0.0001245 by the underlying value of the transaction of $361,053,836.00, which has been calculated as the sum of: (i) 32,557,494 shares of Common Stock multiplied by $11.00 per share; (ii) performance-based restricted stock units with respect to 62,601 shares of Common Stock multiplied by $11.00 per share; (iii) time-based restricted stock units with respect to 195,037 shares of Common Stock multiplied by $11.00 per share; and 7,944 shares of restricted Common Stock. (Cash settled equity awards and, because the weighted average exercise price of $17.85 per share exceeds the merger consideration of $11.00 per share, 901,310 options to purchase shares of Common Stock, were not included in the calculation of the underlying value of the transaction.)
	(4)	Proposed maximum aggregate value of transaction: $361,053,836.00
	(5)	Total fee paid: $44,951.20
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INVITATION TO SPECIAL MEETING
April 27, 2018

To our Stockholders:

        You are cordially invited to attend a special meeting of stockholders of PHH Corporation, a Maryland corporation, or "PHH," which will be held on June 11, 2018, at 10:00 a.m., local time, at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. At the special meeting, stockholders will be asked to vote on a proposal to approve the merger of POMS Corp, or "Merger Sub," a wholly-owned subsidiary of Ocwen Financial Corporation, or "Ocwen," with and into PHH, with PHH surviving the merger and becoming a wholly-owned subsidiary of Ocwen, which we refer to as the "merger," on the terms and conditions of that certain Agreement and Plan of Merger, dated February 27, 2018, which we refer to as the "merger agreement," by and among Ocwen, Merger Sub and the Company, pursuant to which all of PHH's outstanding common stock will be acquired by Ocwen in an all cash transaction. If the merger on the terms and conditions of the merger agreement is approved and the merger is consummated, you will be entitled to receive $11.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock owned by you as of the closing date for the merger, as more fully described in the accompanying proxy statement.

        In addition, you will be asked to vote on a non-binding advisory resolution approving the compensation of our named executive officers based on or that otherwise relates to the merger and the merger agreement as disclosed pursuant to Item 402(t) of Regulation S-K in the accompanying proxy statement and the other matters described in the accompanying Notice of Special Meeting.

        Our board of directors, after consideration of a variety of factors, has unanimously determined that the merger on the terms and conditions of the merger agreement is advisable and in the best interests of us and our stockholders and approved the merger agreement and the transactions contemplated thereby, including the merger. Our board of directors unanimously recommends that you vote (1) "FOR" the proposal to approve the merger on the terms and conditions of the merger agreement, (2) "FOR" the advisory (non-binding) proposal to approve certain compensation of our named executive officers based on or that otherwise relates to the merger and the merger agreement, and (3) if necessary or appropriate, "FOR" any adjournment or postponement of the special meeting to another date, time or place for the purpose of soliciting additional proxies for the proposals.

YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

        The proposal to approve the merger on the terms and conditions of the merger agreement must be approved by the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding on the record date and entitled to vote at the special meeting. The advisory resolution approving the compensation of our named executive officers based on or that otherwise relates to the merger and the merger agreement must be approved by the affirmative vote of holders of a majority of the shares of common stock present at the special meeting (in person or represented by proxy) and entitled to vote thereon. More information about the merger, the merger agreement, the advisory resolution approving the compensation of our named executive officers based on or that otherwise relates to the merger and the merger agreement, and the special meeting (including any adjournment or postponement thereof) is contained in the accompanying proxy statement. We encourage you to read the accompanying proxy statement in its entirety because it describes the terms of the merger, the merger agreement and the compensation of our named executive officers based on or that otherwise relates to the merger, as well as provides specific information about the special meeting and any adjournment or postponement thereof.

        If you do not vote on the merger proposal, or do not instruct your bank, broker or other nominee how to vote your shares for the merger proposal, it will have the same effect as voting against the merger proposal. With respect to the other proposals, however, if you do not vote or do not instruct your bank, broker or other nominee how to vote your shares, your shares will not be counted as votes cast and will have no effect on the outcome of the votes for these proposals.

        In order to ensure that your shares are represented at the special meeting, whether you plan to attend or not, please vote your shares by telephone, electronically via the Internet or by completing and returning the enclosed proxy card or vote instruction form. If you vote using the enclosed proxy card or vote instruction form, you must sign, date and mail the proxy card or vote instruction form in the enclosed envelope. If you decide to attend the special meeting and wish to modify your vote, you may revoke your proxy and vote in person at the special meeting.

        Admission to the special meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the special meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the special meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the special meeting.

        Thank you for your continued interest in PHH Corporation. We look forward to seeing you at the special meeting.

Sincerely,

Robert Crowl
President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger or the merger agreement, passed upon the merits or fairness of the merger or the merger agreement or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        The proxy statement is dated April 27, 2018, and is first being made available to stockholders on or about April 27, 2018.

NOTICE OF SPECIAL MEETING
TO BE HELD ON JUNE 11, 2018

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

To our Stockholders:

        A special meeting of stockholders of PHH Corporation, a Maryland corporation, or the "Company," will be held on June 11, 2018, at 10:00 a.m., local time, at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 for the following purposes:

  1.
  Proposal 1:    To consider and vote upon a proposal to approve the merger of POMS Corp, or "Merger Sub," a wholly-owned subsidiary of Ocwen Financial Corporation, or "Ocwen," with and into the Company with the Company surviving the merger and becoming a wholly-owned subsidiary of Ocwen in an all cash transaction valued at approximately $360 million, or $11.00 per share on a fully-diluted basis, which we refer to as the "merger," on the terms and conditions of that certain Agreement and Plan of Merger, dated February 27, 2018, which we refer to as the "merger agreement," by and among Ocwen, Merger Sub and the Company, which we refer to as the "Merger Proposal". A copy of the merger agreement is attached as Annex A to the accompanying proxy statement;

  2.
  Proposal 2:    To consider and vote upon an advisory (non-binding) resolution concerning the compensation of our named executive officers based on or that otherwise relates to the merger and the merger agreement as disclosed pursuant to Item 402(t) of Regulation S-K in the accompanying proxy statement, which we refer to as the "Merger-Related Compensation Proposal";

  3.
  Proposal 3:    To consider and vote upon a proposal to approve any adjournment or postponement of the special meeting to another date, time or place if necessary or appropriate for the purpose of soliciting additional proxies for the proposals to be acted upon at the special meeting if there are insufficient votes at the time of the special meeting or any adjournment thereof to approve one or more of the proposals, which we refer to as the "Adjournment Proposal"; and

  4.
  To consider and vote upon such other business as may properly come before the special meeting and any adjournment or postponement thereof.

        Our board of directors has fixed the close of business on April 3, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. Each share of the Company's common stock is entitled to one vote on all matters presented at the special meeting and any adjournment or postponement thereof.

        Our board of directors has unanimously determined that the merger on the terms and conditions of the merger agreement is advisable and in the best interests of us and our stockholders and has approved the merger agreement and the transactions contemplated thereby, including the merger.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER PROPOSAL, "FOR" THE MERGER-RELATED COMPENSATION PROPOSAL AND, IF NECESSARY OR APPROPRIATE, "FOR" THE ADJOURNMENT PROPOSAL.

        Under the Maryland General Corporation Law, as amended, which we refer to as the "MGCL," holders of shares of our common stock are not entitled to appraisal or dissenters' rights or rights of objecting stockholders in connection with the merger because our common stock is listed on the New York Stock Exchange.

        We cannot complete the merger unless our stockholders approve the Merger Proposal, in addition to the satisfaction of the other conditions to closing of the merger. Accordingly, if the Merger Proposal does not receive the vote required for its approval, then the merger agreement will likely be terminated. The Merger Proposal will not be approved unless it receives the affirmative vote of the holders of at least a majority of the shares of our common stock then outstanding and entitled to vote on the proposal. The Merger-Related Compensation Proposal is only advisory in nature and is not binding on our board of directors or the Company. We, however, intend to review the voting results with our board of directors and the Human Capital and Compensation Committee of our board of directors so that such voting results may be taken into consideration in connection with our executive compensation decisions in connection with the merger.

        Even if you plan to attend the special meeting in person, we request that you submit your proxy by telephone or via the Internet or complete, sign, date and return the enclosed proxy prior to the special meeting to ensure that your shares of common stock will be represented at the special meeting if you are unable to attend.

YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

        If you have Internet access, we encourage you to record your vote via the Internet. The Merger Proposal must be approved by the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding on the record date and entitled to vote at the special meeting. Accordingly, the failure of any stockholder to vote on the Merger Proposal will have the same effect as a vote against the Merger Proposal by such stockholder. Additionally, if you fail to submit your proxy by telephone or via the Internet or fail to return your proxy card and you fail to attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you are a stockholder of record, voting in person at the special meeting will revoke any previously submitted proxy. If you hold your shares through a bank, broker or other nominees, you must obtain a legal proxy from such nominee in order to vote in person at the special meeting.

        Please note that space limitations make it necessary to limit attendance at the special meeting only to stockholders as of the record date (or their authorized representatives) holding evidence of ownership of our common stock. If your shares are held by a bank, broker or other nominee, please bring to the special meeting your statement evidencing your beneficial ownership of common stock and valid photo identification. The list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 during ordinary business hours.

BY ORDER OF THE BOARD OF DIRECTORS:

Vice President, Deputy General Counsel and Corporate Secretary
Date: April 27, 2018

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2018. THIS NOTICE OF SPECIAL MEETING AND ACCOMPANYING PROXY STATEMENT IS AVAILABLE ON THE INTERNET AT:
http://www.proxyvote.com

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

        This proxy statement is being furnished to the holders of common stock, par value $0.01 per share, of PHH Corporation, a Maryland corporation, which we refer to herein as "we," "us," "our," "PHH" or the "Company," in connection with the solicitation by our board of directors of proxies to be voted at a special meeting of stockholders of the Company to be held on June 11, 2018, at 10:00 a.m., local time, at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, or at any adjournment or postponement of the special meeting, for the purposes set forth in the accompanying Notice of Special Meeting.

        This proxy statement and the other proxy materials are first being mailed or made available via the Internet free of charge at www.proxyvote.com on or about April 27, 2018 to our stockholders as of the record date for the special meeting. If a stockholder executes and returns the enclosed proxy card or submits vote instructions to us by telephone or via the Internet, the stockholder may nevertheless revoke his, her or its proxy at any time prior to its use by filing with the Corporate Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by submitting revised vote instructions to us by telephone or via the Internet prior to 11:59 p.m. E.D.T. time on Sunday, June 10, 2018, in accordance with the instructions on the enclosed proxy card. A stockholder who attends the special meeting in person may revoke his or her proxy at that time and vote in person if so desired.

        Admission to the special meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the special meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the special meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the special meeting.

        Unless revoked or unless contrary instructions are given, each proxy that is properly signed, dated and returned or authorized by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or vote instruction form prior to the start of the special meeting will be voted as indicated on the proxy card or vote instruction form or via telephone or the Internet and if no indication is made, each such proxy will be deemed to grant authority to vote, as applicable:

  1.
  Proposal 1:    To approve the merger of POMS Corp, or "Merger Sub", a wholly-owned subsidiary of Ocwen Financial Corporation, or "Ocwen", with and into PHH with PHH surviving the merger and becoming a wholly-owned subsidiary of Ocwen in an all cash transaction valued at approximately $360 million, or $11.00 per share on a fully-diluted basis, which we refer to as the "merger," on the terms and conditions of that certain Agreement and Plan of Merger, dated February 27, 2018, which we refer to as the "merger agreement," by and among Ocwen, Merger Sub and PHH, a copy of which is attached to this proxy statement as Annex A, or the "Merger Proposal";

  2.
  Proposal 2:    To approve an advisory (non-binding) resolution concerning the compensation of our named executive officers based on or that otherwise relates to the merger and the merger agreement as disclosed pursuant to Item 402(t) of Regulation S-K in this proxy statement, or the "Merger-Related Compensation Proposal";

  3.
  Proposal 3:    To approve any adjournment or postponement of the special meeting to another date, time or place if necessary or appropriate for the purpose of soliciting additional proxies for the proposals to be acted upon at the special meeting if there are insufficient votes at the time of the special meeting or any adjournment thereof to approve one or more of the proposals, or the "Adjournment Proposal"; and

  4.
  At the discretion of the persons named in the enclosed proxy card, on any other matter that may properly come before the Special Meeting or any adjournment or postponement of the special meeting.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER PROPOSAL, "FOR" THE TRANSACTIONS-RELATED COMPENSATION PROPOSAL AND, IF NECESSARY OR APPROPRIATE, "FOR" THE ADJOURNMENT PROPOSAL.

i

ii

SUMMARY TERM SHEET

        This summary term sheet, together with the question and answer section that follows, highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. To understand the merger, the merger agreement, the advisory resolution approving the compensation of our named executive officers and the special meeting fully, and for a more complete description of the terms of the merger and the merger agreement, you should carefully read this entire proxy statement and the documents delivered with and incorporated by reference into this proxy statement. (See "Incorporation by Reference.") In this proxy statement, unless the context otherwise requires, the terms "we," "us," "our," "PHH" and "the Company" refer to PHH Corporation, a Maryland corporation.

  THE MERGER AND THE MERGER AGREEMENT

  The Parties to the Merger

  PHH Corporation

        PHH Corporation was incorporated in 1953 as a Maryland corporation. For periods between April 30, 1997 and February 1, 2005, we were a wholly owned subsidiary of Cendant Corporation (now known as Avis Budget Group, Inc.) and its predecessors and provided mortgage banking services, facilitated employee relocations and provided vehicle fleet management and fuel card services. On February 1, 2005, we began operating as an independent, publicly traded company pursuant to our spin-off from Cendant. On July 1, 2014, we sold our Fleet Management Services business and began operating as a stand-alone mortgage business.

        Our mortgage business has provided outsourced mortgage banking services to a variety of clients, including financial institutions and real estate brokers throughout the U.S. and focused on originating, selling, servicing and subservicing residential mortgage loans through our wholly-owned subsidiary, PHH Mortgage Corporation and its subsidiaries, or collectively, "PHH Mortgage". In March 2016, we announced that management and our board of directors were undertaking a comprehensive review of all strategic options for our company.

        As a result of the strategic review process, in November 2016, we announced our intentions to exit our Private Label Services origination business, or "PLS business". We are substantially complete with the wind-down of the PLS business, subject to certain transition support requirements. During 2017, we completed the delivery of $661 million of Mortgage servicing rights, or "MSRs," and advances under our sale agreements with New Residential Mortgage, LLC, or "New Residential," and Lakeview Loan Servicing LLC, or "Lakeview," which are collectively referred to as the "MSR Sale," and pursuant to ordinary course sales to other third parties. As part of these sales, we increased our subservicing and portfolio retention units through agreements with New Residential. Between August 2017 and December 2017, we completed the sale of certain assets of PHH Home Loans, LLC, or "PHH Home Loans," to Guaranteed Rate Affinity, LLC, or "GRA," a new joint venture established by Guaranteed Rate, Inc. and Realogy Holdings Corp., or "Realogy". We purchased Realogy's membership interests at book value on March 19, 2018. As of March 31, 2018, we have substantially completed the liquidation of the residual assets of PHH Home Loans and the results of our Real Estate channel will be presented as discontinued operations for our quarter ended March 31, 2018. These strategic actions to date allowed us to progress towards achieving a new business model of operating as a smaller, less capital-intensive business focused on subservicing and portfolio retention services.

        For more information about us, please visit our website at www.phh.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Our common stock is publicly traded on the NYSE under the symbol "PHH." Our executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 and our telephone number is (856) 917-1744.

  Ocwen Financial Corporation

        Ocwen Financial Corporation, or "Ocwen," is a Florida corporation organized in February 1988 and is a financial services holding company which, through its subsidiaries, services and originates loans. Ocwen is headquartered in West Palm Beach, Florida with offices located throughout the United States (U.S.) and in the United States Virgin Islands (USVI) and with operations in India and the Philippines. With its predecessors, Ocwen has been servicing residential mortgage loans since 1988. Ocwen has been originating forward mortgage loans since 2012 and reverse mortgage loans since 2013. In 2015, Ocwen began originating short-term loans to independent used car dealers but exited that business in early 2018 to focus on its core businesses of servicing and lending.

        Additional information about Ocwen is available on its website at website http://www.ocwen.com. The website address is provided as an inactive textual reference only. The information contained on this website is not incorporated into, and does not form a part of, this proxy statement. The common stock of Ocwen is traded under the symbol "OCN" on the New York Stock Exchange (NYSE). Ocwen's executive offices are located at 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409, and its telephone number is (561) 682-8000.

  POMS Corp

        POMS Corp, a Maryland corporation, or "Merger Sub," is currently a wholly-owned subsidiary of Ocwen that was formed exclusively for the purpose of executing the merger agreement and effecting the transactions contemplated thereby, including the merger. Merger Sub has not carried on any activities to date other than those incident to its formation and the negotiation and execution of the merger agreement and the completion of the transactions contemplated by the merger agreement. Merger Sub's executive offices are located at 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409, and its telephone number is (561) 682-8000.

  The Merger Agreement (See page 63 and Annex A)

        On February 27, 2018, we entered into a definitive Agreement and Plan of Merger, or "merger agreement," with Ocwen and Merger Sub pursuant to which all of our outstanding common stock will be acquired by Ocwen in a merger of Merger Sub with and into PHH with PHH surviving the merger and becoming a wholly-owned subsidiary of Ocwen, or the "merger," in an all cash transaction valued at approximately $360 million, or $11.00 per share on a fully-diluted basis.

  Effects of the Merger; Directors and Officers; Articles of Incorporation; Bylaws (See page 63)

        The merger agreement provides for the merger of Merger Sub with and into PHH upon the terms, and subject to the conditions, set forth in the merger agreement. As the surviving corporation, PHH will continue to exist following the merger as a direct, wholly-owned subsidiary of Ocwen; however, shares of PHH common stock will no longer be listed on the New York Stock Exchange.

        The parties have agreed under the merger agreement that, from and after the effective time, the board of directors of Merger Sub immediately prior to the effective time will become the initial directors of the surviving corporation, until their respective successors are duly appointed or until their earlier death, resignation or removal. From and after the effective time, the officers of PHH immediately prior to the effective time will become the initial officers of the surviving corporation, until their respective successors are duly appointed or until their earlier death, resignation or removal.

        The articles of incorporation of PHH will be amended and restated at the effective time to be in the form of the articles of incorporation of Merger Sub as in effect immediately prior to the effective time (with necessary changes to reflect the name, date of incorporation, registered office and registered agent of PHH), which will be the articles of incorporation of the surviving corporation until thereafter amended in accordance with their terms and applicable law (subject to compliance with requirements in the merger agreement regarding the inclusion of provisions providing for the exculpation and indemnification of and advancement of expenses to PHH's officers, directors and certain other individuals).

        At the effective time, the bylaws of PHH will be amended and restated in their entirety to be in the form of the bylaws of Merger Sub as in effect immediately prior to the effective time, and as so amended and restated will be the bylaws of the surviving corporation, until thereafter amended in accordance with their terms, the articles of incorporation of the surviving corporation and applicable law.

  Closing and Effective Time of the Merger (See page 64)

        Unless the parties otherwise agree, the closing of the merger, which we refer to as the "closing," will take place on the third business day following the first date on which the conditions to closing (described in the section of this proxy statement entitled "—Conditions to the Merger"), other than those conditions that by their nature are to be satisfied only at the closing (but subject to the fulfillment or waiver of those conditions at the closing), have been satisfied or waived.

        The merger will become effective at such time as the articles of merger are filed with the State Department of Assessments and Taxation of Maryland, or at such later time as Ocwen and PHH will agree and specify in the articles of merger.

  Merger Consideration and Conversion of PHH shares (See page 64)

        At the effective time, each share of PHH common stock issued and outstanding immediately prior to the effective time, other than shares owned by Ocwen or Merger Sub (excluding shares held by Ocwen and Merger Sub in mutual funds and the like or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties), will be converted into the right to receive $11.00 per share in cash, without interest, which we refer to as the "merger consideration," subject to adjustment as described in the next paragraph.

        If at any time during the period between the date of the merger agreement and the effective time, any change in the outstanding shares of PHH common stock occurs as a result of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend with a record date during such period, the merger consideration will be appropriately adjusted to reflect such change. In addition, if PHH pays any cash dividend (subject to Ocwen's prior consent) between the date of the merger agreement and the effective time, the merger consideration will be appropriately adjusted such that the aggregate amount of consideration payable in respect of PHH common stock and equity awards will be reduced by the aggregate amount of such cash dividend.

        At the effective time, each share of PHH common stock owned by Ocwen or Merger Sub (excluding shares held by Ocwen and Merger Sub in mutual funds and the like or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties) will be canceled without payment of any consideration.

  Treatment of Equity Awards (See page 66)

        At the effective time, any equity awards of PHH outstanding immediately prior to the effective time will be treated as follows:

  •
  Each stock option, whether vested or unvested, that is outstanding immediately prior to the effective time will be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the total number of shares of our common stock subject to such stock option immediately prior to the effective time multiplied by (y) the excess, if any, of $11.00 over the per share exercise price of the stock option, without interest, and subject to any applicable withholding taxes. Since all of the outstanding stock options have a per share exercise price greater than $11.00, all of the stock options will be cancelled at the effective time for no consideration or payment.

  •
  Each time-based restricted stock unit (whether cash settled or stock settled) and each time-based restricted cash unit that tracks the value of a share of our common stock, in each case, that is outstanding immediately prior to the effective time will accelerate in full and be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the number of shares of our common stock subject to such unit multiplied by (y) $11.00, without interest and subject to any applicable withholding taxes.

  •
  Each performance-based restricted stock unit (whether cash settled or stock settled) that is outstanding immediately prior to the effective time will accelerate in full and be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the number of shares of our common stock subject to such unit based on the actual performance through immediately prior to the effective time, as reasonably determined by the compensation committee of the board of directors of PHH, multiplied by (y) $11.00, without interest and subject to any applicable withholding taxes. Based on expected actual performance immediately prior to the effective time of the merger, which is based on the assumed stock price of $11.00 and will be determined by the Human Capital and Compensation Committee of our board of directors, all of the performance-based restricted stock units will be valueless and will be cancelled at the effective time for no consideration or payment.

  •
  Each share of PHH common stock granted under PHH's equity incentive plans that is subject to vesting, repurchase or other lapse restrictions will accelerate in full and be cancelled and converted into the right to receive $11.00, without interest and subject to any applicable withholding taxes.

  Treatment of Existing Indebtedness (See page 78)

        In connection with the merger, Ocwen will assume, through the surviving corporation, PHH's 7.375% Senior Notes due 2019 and 6.375% Senior Notes due 2021, and either pay off or assume PHH's existing warehouse facilities and advance receivables facility. Prior to the effective time, Ocwen will execute and deliver any supplements, amendments or other instruments required for the assumption of the senior notes.

  Recommendation of our Board of Directors (See page 44)

        Our board of directors, at a special meeting held on February 27, 2018, after due consideration, unanimously (i) determined that the merger on the terms and conditions of the merger agreement is advisable and in the best interests of us and our stockholders, (ii) approved the merger agreement and the transactions contemplated thereby, including the merger, and (iii) directed that the merger on the terms and conditions of the merger agreement be submitted for consideration by our stockholders at a special meeting of stockholders. Our board of directors unanimously recommends that stockholders vote "FOR" the Merger Proposal. For a discussion of the factors considered by our board of directors in reaching its conclusions, see "—Proposal 1—The Approval of the Merger Proposal—Reasons for Recommending the Merger" on page 40.

  Opinion of the Company's Financial Advisor (See page 45 and Annex B)

        In connection with the proposed merger, PHH's financial advisor, Credit Suisse Securities (USA) LLC, which we refer to as "Credit Suisse," delivered an opinion, dated February 27, 2018, to the board of directors as to the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration to be received by holders of PHH common stock pursuant to the merger agreement. The full text of Credit Suisse's written opinion, dated February 27, 2018, is attached to this proxy statement as Annex B and sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Credit Suisse in connection with such opinion. The description of Credit Suisse's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Credit Suisse's opinion. Credit Suisse's opinion was provided to the board of directors (in its capacity as such) for its information in connection with its evaluation of the merger consideration from a financial point of view and did not address any other terms, aspects or implications of the proposed merger, the relative merits of the merger as compared to alternative transactions or strategies that might be available to PHH or the underlying business decision of the board of directors or PHH to proceed with the merger. Credit Suisse's opinion does not constitute advice or a recommendation to any securityholder as to how such securityholder should vote or act on any matter relating to the proposed merger or otherwise.

  Conditions to the Merger (See page 66)

        The respective obligations of PHH, Ocwen and Merger Sub to effect the merger are subject to the satisfaction or waiver on or prior to the effective time of the following conditions:

  •
  the approval of the merger by the affirmative vote of the holders of a majority of the total number of shares of our common stock outstanding and entitled to vote on the matter;

  •
  the filing of notifications with or the receipt of consents and approvals from, certain governmental authorities or government-sponsored enterprises required to consummate the transactions contemplated by the merger agreement (we refer to such notifications, consents and approvals as "required governmental approvals"), in each case without the imposition of any "burdensome condition" (as defined below in "—Required Regulatory Approvals" on page 50);

  •
  the expiration or termination of the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the "HSR Act" (which termination has already occurred); and

  •
  the absence of (x) any order, injunction or judgment prohibiting, enjoining or otherwise preventing the consummation of the merger or any of the other transactions contemplated by the merger agreement and (y) any law prohibiting or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement.

        The obligations of Ocwen and Merger Sub to effect the merger are further subject to the satisfaction or waiver by Ocwen on or prior to the effective time of the following additional conditions:

  •
  subject to certain materiality qualifiers, the accuracy of the representations and warranties made by PHH in the merger agreement;

  •
  PHH's performance in all material respects of its covenants and agreements in accordance with the merger agreement at or prior to the closing date;

  •
  the absence of a PHH material adverse effect since the date of the merger agreement;

  •
  the receipt by Ocwen of a certificate signed on behalf of PHH by an executive officer of PHH to the effect that the foregoing conditions have been satisfied;

  •
  the consummation of (i) the sale of certain assets of PHH Home Loans to GRA and (ii) PHH's purchase of Realogy's interests in PHH Home Loans, which we refer to collectively as the "PHH Home Loans transactions" (both of these transactions have been completed); and

  •
  the completion of PHH's exit from its private label solutions business (the exit will be deemed complete for purposes of this condition if there are less than 100 loans remaining that are being originated by PHH and its subsidiaries for their private label solutions clients). As of the date of this proxy statement, fewer than 10 loans remain that are being originated by PHH and its subsidiaries for their private label solutions clients.

        The obligation of PHH to effect the merger is further subject to the satisfaction or waiver by PHH on or prior to the closing date of the following additional conditions:

  •
  subject to certain materiality qualifiers, the accuracy of the representations and warranties made by Ocwen and Merger Sub in the merger agreement;

  •
  Ocwen's and Merger Sub's performance in all material respects of their covenants and agreements in accordance with the merger agreement at or prior to the closing date; and

  •
  the receipt by PHH of a certificate signed by an executive officer of Ocwen to the effect that the foregoing conditions have been satisfied.

  PHH Material Adverse Effect (See page 68)

        "PHH material adverse effect" means any change, effect, event, occurrence, state of facts or development that (i) has a material adverse effect on the business, financial condition or results of operations of PHH and its subsidiaries taken as a whole (excluding those assets, liabilities, businesses and employees that have been or will be sold, assigned or otherwise transferred to or assumed by the applicable purchasers as a result of the PHH Home Loans transactions or the MSR Sale) or (ii) materially impairs or delays beyond the outside date (as defined below in "—Termination of the Merger Agreement"), or would reasonably be expected to materially impair or materially delay beyond the outside date, PHH's ability to consummate the transactions contemplated by the merger agreement.

        Further, a PHH material adverse effect will be deemed to have occurred if PHH's adjusted net worth is more than $47.5 million below a prescribed amount (which prescribed amount ranges from approximately $393 million to approximately $489 million, depending on the date of measurement) or if PHH fails to maintain a minimum amount of available cash of a prescribed amount (ranging from approximately $293 million to approximately $367 million, depending on the date of measurement). The parties have agreed that certain changes in PHH's net worth or cash will be excluded from the determination of adjusted net worth and available cash.

  Required Regulatory Approvals (See page 50)

        The consummation of the merger is subject to the filing of all required regulatory notifications, the expiration or termination of any applicable statutory waiting period under the HSR Act (which termination has already occurred), and the receipt of all required regulatory approvals, in each case as such notifications, waiting period and approvals are specified in the merger agreement. The approvals and notices required to complete the merger on the terms and conditions of the merger agreement include (a) notices to, and approvals of, various state regulatory agencies of the change in control of PHH or its subsidiaries and (b) notices to, and approvals of, various federal regulatory agencies and government sponsored entities of the transactions contemplated by the merger agreement.

        Each party has agreed to use its reasonable best efforts to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper or advisable to consummate the merger as soon as practicable. In addition, Ocwen has agreed to use reasonable best efforts to take (or cause to be taken) all actions and do (or cause to be done) all things that any governmental authority indicates would be required in order to obtain any required governmental approvals or avoid any injunction or law that would enjoin, prevent or prohibit the consummation of the transactions contemplated by the merger agreement. However, Ocwen is not required to, and PHH may not, take any action or commit to take any action or agree to any restraint, restriction, limitation, term, requirement, provision or condition that would, individually or in the aggregate, reasonably be expected to, impair in any material respect the business or financial condition of Ocwen and its subsidiaries (including the surviving corporation and its subsidiaries), taken as a whole (we refer to each such restraint, restriction, limitation, term, requirement, provision or condition as a "burdensome condition"). In addition, neither party is required to commence any litigation with any governmental authority to oppose any enforcement action by any governmental authority or remove any regulatory orders impeding the parties' ability to consummate the merger.

  No Solicitation by PHH (See page 75)

        PHH has agreed that, subject to certain exceptions described below, it will not, and will use reasonable best efforts to cause its subsidiaries and its or their respective officers, directors, employees and representatives not to, directly or indirectly:

  •
  solicit, initiate or knowingly encourage, induce or facilitate (including by way of providing information) any proposal or offer (whether or not in writing) with respect to, or any inquiry or proposal that would reasonably be expected to result in, any "takeover proposal" (as such term is defined in "The Merger Agreement—No Solicitation by PHH" on page 75);

  •
  participate in any discussions or negotiations with any person regarding, or furnish any information or cooperate in any way with any person with respect to, any takeover proposal or any inquiry or proposal that would reasonably be expected to result in a takeover proposal;

  •
  approve or recommend any takeover proposal;

  •
  approve, recommend, execute or enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, asset or share purchase or share exchange agreement, option agreement or other similar agreement related to any takeover proposal (each such letter, memorandum or agreement is referred to as an "acquisition agreement");

  •
  enter into any agreement or agreement in principle requiring PHH to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations thereunder; or

  •
  propose or agree to do any of the foregoing.

        However, at any time prior to the approval of the merger by PHH's stockholders, in response to an unsolicited bona fide written takeover proposal that did not result from any material breach of the non-solicitation restrictions described above and certain other provisions of the merger agreement, PHH may (i) contact the person making such takeover proposal to clarify the terms and conditions of the takeover proposal and (ii) if our board of directors concludes in good faith, after consultation with its outside legal and financial advisors, that such takeover proposal constitutes or is reasonably likely to result in a "superior proposal" (as such term is defined in "The Merger Agreement—No Solicitation by PHH" on page 75), PHH may:

  •
  furnish information with respect to PHH and its subsidiaries to the person or group of persons who has made such takeover proposal pursuant to a confidentiality agreement that contains (x) confidentiality terms that are, as determined by PHH in good faith, no less favorable in the aggregate to PHH than those contained in the confidentiality agreement with Ocwen and (y) a customary standstill provision, as long as any material non-public information furnished to such person or group has previously been provided to Ocwen or is provided to Ocwen substantially concurrently with the provision of such information to such person or group; and

  •
  participate in discussions regarding the terms of such takeover proposal and the negotiation of such terms with the person making such takeover proposal.

  Adverse Recommendation Change; Fiduciary Termination (See page 76)

        PHH has agreed that, subject to certain exceptions as described below, neither our board of directors nor any committee thereof will (i) withdraw or propose to withdraw (or modify or propose to modify in any manner adverse to Ocwen) our board of directors' recommendation of the merger agreement and the transactions contemplated thereby to PHH's stockholders, (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any takeover proposal, (iii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow PHH or any of its subsidiaries to execute or enter into, any acquisition agreement, (iv) enter into any agreement, letter of intent, or agreement in principle requiring PHH to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations thereunder, (v) fail to recommend against any takeover proposal subject to federal tender offer rules in a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 business days after the commencement of such takeover proposal, (vi) fail to include our board of directors' recommendation of the merger agreement in this proxy statement or re-affirm such recommendation within 10 business days following Ocwen's written request (provided that Ocwen may not make such request more than twice in connection with any takeover proposal), or (vii) resolve or agree to do any of the actions in the foregoing clauses (i) through (vi) (we refer to any of the foregoing actions as an "adverse recommendation change").

        Notwithstanding the foregoing restrictions, at any time prior to the approval of the merger by PHH's stockholders, our board of directors may, in response to an unsolicited bona fide written takeover proposal that did not result from any material breach of the non-solicitation restrictions described above under "—No Solicitation by PHH" and compliance with certain other provisions of the merger agreement as described under "The Merger Agreement—Adverse Recommendation Change; Fiduciary Termination" on page 76, make an adverse recommendation change or terminate the merger agreement to enter into a definitive acquisition agreement with respect to such takeover proposal if our board of directors has determined, after consultation with its outside legal and financial advisors, that such takeover proposal constitutes a superior proposal and that, following consultation with outside legal counsel, the failure to make an adverse recommendation change or terminate the merger agreement is reasonably likely to violate our board of directors' fiduciary duties to PHH's stockholders under applicable law.

        In addition, at any time prior to the approval of the merger by PHH's stockholders, subject to compliance with certain other provisions of the merger agreement as described under "The Merger Agreement—Adverse Recommendation Change; Fiduciary Termination" on page 76, our board of directors may make an adverse recommendation change in response to an "intervening event" (as defined below) if our board of directors determines, after consultation with its outside legal counsel, that failure to make an adverse recommendation change is reasonably likely to violate our board of directors' fiduciary duties to PHH's stockholders under applicable law. For purposes of the merger agreement, an "intervening event" refers to any material development or change in circumstances relating to PHH or any of its subsidiaries occurring or arising after the date of the merger agreement that (i) was not known by nor reasonably foreseeable to our board of directors as of the date of the merger agreement, and (ii) does not relate to or involve any takeover proposal; provided, however, that in no event will any of the following be deemed, either alone or in combination, to constitute an interviewing event: (1) changes in the market price or trading volume of PHH common stock, in and of themselves, (2) the timing of any required governmental approval, (3) the dismissal or any other resolution of the CFPB litigation (as defined below under "—CFPB Litigation") or (4) the fact that, in and of itself, PHH exceeds internal or published projections.

        PHH will be required to pay a termination fee of $12,600,000 to Ocwen if the merger agreement is terminated under certain circumstances, as described under "—Termination Fee" below.

  Termination of the Merger Agreement (See page 82)

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time (notwithstanding any stockholder approval) in the following circumstances:

  •
  by mutual written consent of Ocwen and PHH;

  •
  by either Ocwen or PHH if:

  •
  the merger has not been consummated on or before September 27, 2018, which we refer to as the "outside date," provided that the outside date will be extended to December 27, 2018 if the closing condition relating to the receipt of the required governmental approvals has not been satisfied on September 27, 2018 but all other conditions described under "—Conditions to the Merger" have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the closing, capable of being satisfied on such date); provided, further, that this right to terminate the merger agreement will not be available to a party that has breached the merger agreement and such breach was the primary cause of or resulted in the failure to consummate the merger by the outside date;

  •
  any permanent injunction prohibiting the merger or any of the transactions contemplated by the merger agreement has become effective, final and nonappealable, or any law prohibiting the merger or any of the transactions contemplated by the merger agreement has been enacted, promulgated or enforced by any governmental authority; provided, that the terminating party has complied in all material respects with its obligations described under "—Efforts to Obtain Regulatory Approvals"; or

  •
  the vote required to adopt the merger agreement is not obtained at the special meeting of PHH stockholders.

        PHH will be required to pay a termination fee of $12,600,000 to Ocwen if the merger agreement is terminated under certain circumstances, as described under "—Termination Fee" below.

        In addition, PHH may terminate the merger agreement in the following circumstances:

  •
  prior to the approval of the merger agreement by PHH's stockholders, in order to enter into a definitive acquisition agreement with respect to a superior proposal; provided that PHH has complied in all material respects with its obligations described under "—No Solicitation by PHH" and certain procedures described under "—Adverse Recommendation Change; Fiduciary Termination" above, and concurrently pays the termination fee to Ocwen as described under "—Termination Fee" below; or

  •
  there has been a material breach of any representation, warranty, covenant or agreement in the merger agreement by Ocwen or Merger Sub, which breach would give rise to the failure to satisfy a condition to PHH's obligation to consummate the merger, and such failure is not curable or has not been cured within the earlier of the outside date and 30 days following PHH's written notice to Ocwen of such breach; provided that PHH will not have this right to terminate the merger agreement if PHH is then in breach of any representation, warranty, covenant or agreement in the merger agreement that would give rise to the failure to satisfy a condition to Ocwen's and Merger Sub's obligation to consummate the merger.

        In addition, Ocwen may terminate the merger agreement in the following circumstances:

  •
  prior to the approval of the merger agreement by PHH's stockholders, our board of directors has made an adverse recommendation change; or

  •
  there has been a material breach of any representation, warranty, covenant or agreement in the merger agreement by PHH, which breach would give rise to the failure to satisfy a condition to

    Ocwen's and Merger Sub's obligation to consummate the merger, and such failure is not curable or has not been cured within the earlier of the outside date and 30 days following Ocwen's written notice to PHH of such breach; provided that Ocwen will not have this right to terminate the merger agreement if Ocwen is then in breach of any representation, warranty, covenant or agreement in the merger agreement that would give rise to the failure to satisfy a condition to PHH's obligation to consummate the merger.

        If the merger agreement is terminated, it will become void and of no effect with no liability on the part of any party to another party; provided, however, that (i) certain provisions, including those relating to confidentiality, termination fee, governing law and jurisdiction will survive the termination and (ii) no party will be released from liabilities arising out of any willful breach of the merger agreement or fraud.

  Termination Fee (See page 82)

        PHH will be required to pay a termination fee of $12,600,000 to Ocwen under the following circumstances:

  •
  Ocwen terminates the merger agreement as a result of an adverse recommendation change by our board of directors at any time prior to the approval of the merger by our stockholders;

  •
  PHH terminates the merger agreement in order to enter into a definitive acquisition agreement with respect to a superior proposal at any time prior to the approval of the merger by our stockholders; or

  •
  (i) a third party has publicly announced and not withdrawn a takeover proposal prior to the special meeting of PHH's stockholders to vote on the adoption of the merger agreement or the termination of the merger agreement, (ii) PHH or Ocwen terminates the merger agreement due to the failure to obtain the required PHH stockholder approval of the merger agreement or the failure to consummate the merger on or before the outside date, or Ocwen terminates the merger agreement due to a material breach by PHH, and (iii) within 12 months of such termination, PHH consummates a takeover proposal or enters into a definitive acquisition agreement with respect to a takeover proposal that is subsequently consummated; or

  •
  PHH or Ocwen terminates the merger agreement due to the failure to obtain the required PHH stockholder approval of the merger agreement but, at the time of such termination, Ocwen would also have been permitted to terminate the merger agreement as a result of an adverse recommendation change by our board of directors.

        In the event the termination fee is payable, from and after the payment of the termination fee by PHH to Ocwen, PHH will have no further liability of any kind.

  Certain Federal Income Tax Consequences of the Merger (See page 51)

        The receipt of cash for shares of our common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder in exchange for such U.S. Holder's shares of PHH common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference between the cash such U.S. Holder receives in the merger and such U.S. Holder's adjusted tax basis in the shares of PHH common stock surrendered in the merger. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. You are encouraged to read the discussion under "—Certain Federal Income Tax Consequences of the Merger—U.S. Holders" beginning on page 52 of this proxy statement and to consult with your own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of your particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction or other tax laws.

  Interests of Our Directors and Executive Officers (See Page 54)

        In considering the recommendation of our board of directors that you vote to approve the Merger Proposal, you should be aware that aside from their interests as stockholders of PHH, certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of the holders of our common stock. The members of our board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to our stockholders that the Merger Proposal be approved. These interests include the following:

  •
  certain of our directors and executive officers hold outstanding stock options, restricted stock units or shares of restricted stock that will be cancelled and converted into the right to receive the merger consideration in excess of any per share exercise price and without interest and subject to any applicable withholding taxes;

  •
  certain of our executive officers are parties to arrangements with us that provide for severance benefits in the event of certain qualifying terminations of employment in connection with the merger;

  •
  certain of our executive officers are entitled to be paid cash incentive bonuses under the PHH 2018 Management Incentive Plan and the 2018 cash performance incentive awards in the event of certain qualifying terminations of employment in connection with the merger;

  •
  certain of our executive officers are entitled to cash retention awards in the event of certain qualifying terminations of employment in connection with the merger; and

  •
  the merger agreement provides for continued indemnification and directors' and officers' liability insurance to be provided by us as the surviving corporation.

        For more information, see "Proposal 1—The Approval of the Merger Proposal—Interests of Our Directors and Executive Officers" beginning on page 54 of this proxy statement.

  No Dissenters' Rights or Rights of Objecting Stockholders (See Page 27 and Page 53)

        Holders of our common stock are not entitled to dissenting stockholders' appraisal rights, rights of objecting stockholders or other similar rights in connection with the merger under our charter and Maryland General Corporation Law, or the "MGCL. Subject to the limited circumstances set forth in Section 3-202(d) of the MGCL, the MGCL does not provide for appraisal rights or other similar rights to stockholders of a corporation in connection with a merger of a corporation if the shares of the corporation are listed on the NYSE on the record date for determining stockholders entitled to vote on the transaction. The circumstances of the merger do not satisfy the conditions set forth in Section 3-202(d) of the MGCL that would trigger such appraisal rights or similar rights.

  Effects on the Company if the Merger is Not Consummated (See Page 54)

        If the Merger Proposal is not approved by our stockholders or if the merger is not consummated for any other reason, our stockholders will not receive any payment for their shares of PHH common stock. Instead, PHH will remain a public company, our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, PHH may be required to pay Ocwen a termination fee, as described under "—The Merger Agreement—Termination Fee" beginning on page 82 of this proxy statement.

        Furthermore, if the merger is not consummated, and depending on the circumstances that would have caused the merger not to be consummated, it is likely that the price of our common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

  THE SPECIAL MEETING

  Date, Time and Place (See page 25)

        The special meeting will take place on Monday, June 11, 2018, at 10:00 a.m., local time, at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. See "—The Special Meeting—Date, Time, Place and Purpose of the Special Meeting."

  Purpose (See page 25)

        At the special meeting, you will be asked to consider and vote upon: (1) the Merger Proposal; (2) the Merger-Related Compensation Proposal, (3) the Adjournment Proposal, and (4) such other business as may properly come before the special meeting and any adjournment or postponement thereof. See "—The Special Meeting—Date, Time, Place and Purpose of the Special Meeting."

  Record Date and Voting Securities (See page 25)

        You are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof, if you are a holder of record of our common stock as of the close of business on April 3, 2018, the record date for the special meeting. You will have one vote for each share of our common stock that you owned on the record date. As of the record date, there were 32,557,494 shares of our common stock issued and outstanding and entitled to receive notice of and to vote at the special meeting. See "—The Special Meeting—Record Date."

  Quorum; Vote Required (See page 25)

        Under Section 1.05 of our Amended and Restated Bylaws, a quorum consisting of a majority of all the votes entitled to be cast at the special meeting must be represented in person or by proxy for the transaction of business at the special meeting. Pursuant to Article EIGHTH, paragraph (a)(4) of our Articles of Amendment and Restatement and as permitted by Section 2-104(b)(5) of the MGCL, the approval of the merger on the terms and conditions of the merger agreement requires the affirmative vote of the holders of a majority of the total number of shares of our common stock outstanding and entitled to vote on the matter, notwithstanding the requirements of Section 3-105(e) of the MGCL otherwise requiring authorization by a greater proportion for that purpose. Under Section 1.05 of our Amended and Restated Bylaws, the approval of the advisory resolution approving the compensation of our named executive officers as disclosed pursuant to Item 402(t) of Regulation S-K and any adjournment of the special meeting each requires the affirmative vote of a majority of the votes cast on such proposal at a special meeting at which a quorum is present. See "—The Special Meeting—Quorum; Vote Required."

  Voting by, and Revocation of, Proxy (See page 26)

        Our board of directors has selected Robert Crowl, our President and Chief Executive Officer, and Ryan Melcher, our Vice President, Deputy General Counsel and Corporate Secretary, to serve as proxies at the special meeting. The shares of common stock represented by each proxy authorized by telephone, electronically via the Internet and completed and returned proxy card will be voted in accordance with the directions indicated. If you submit a proxy by telephone or via the Internet, or sign and return your proxy card by mail, without indicating your vote, your shares will be voted "FOR" the Merger Proposal, "FOR" the Merger-Related Compensation Proposal, and, if necessary or appropriate,

"FOR" the Adjournment Proposal. If you hold your shares in "street name" or through a bank, broker or other nominee and you do not provide instructions as to how your shares are to be voted on "non-routine" matters, however, your bank, broker or other nominee will not be able to vote your shares on your behalf and your shares will be reported as "broker non-votes." The proxy also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that properly may be presented for action at the special meeting. We know of no other business to be presented at the special meeting, and no other matters properly may be presented for a vote at the special meeting. See "—The Special Meeting—Other Business."

        Any proxy given may be revoked by the person giving it at any time before it is voted at the special meeting. Proxies may be revoked by submitting a new proxy bearing a later date to our corporate secretary (including a proxy authorization submitted by telephone or electronically through the Internet prior to the deadline for voting by telephone or the Internet), by delivering a written notice of revocation to our corporate secretary bearing a later date than the date of your proxy card, or by attending the special meeting and voting in person. If you have shares held in "street name" or by a bank, broker or other nominee, you may change your vote by submitting a later dated voting instruction form to your bank, broker or other nominee, or if you obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, by attending the special meeting and voting in person. Your attendance at the special meeting, however, will not, by itself, revoke your proxy or otherwise vote your shares.

        You can vote your shares by telephone, electronically via the Internet or by completing and returning the enclosed proxy card. If you vote using the enclosed proxy card, you must sign, date and mail the proxy card in the enclosed envelope.

        For the Merger Proposal, you may vote FOR, AGAINST or ABSTAIN. The Merger Proposal must be approved by the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding on the record date and entitled to vote at the special meeting. Accordingly, if you abstain, it will have the same effect as a vote "AGAINST" the Merger Proposal; although, votes cast as abstentions will be considered present for the special meeting and for purposes of determining the presence of a quorum. For the Merger-Related Compensation Proposal and, if necessary or appropriate, the Adjournment Proposal, you may vote FOR, AGAINST, or ABSTAIN. The Merger-Related Compensation Proposal and the Adjournment Proposal each require the approval of the affirmative vote of a majority of the votes cast on such proposal at a special meeting at which a quorum is present. Accordingly, abstentions and broker non-votes, if any, will also be taken into account for the purpose of determining whether a quorum is present at the special meeting, but will not be counted as votes cast on these proposals and will have no effect on the outcome of the vote for each of the Merger-Related Compensation Proposal and the Adjournment Proposal. See "—The Special Meeting—Proxies and Revocation."

MARKET PRICE OF OUR COMMON STOCK AND DIVIDENDS (See Page 89)

        Our common stock is listed on the NYSE under the symbol "PHH." On February 26, 2018, the last trading day prior to the public announcement of the execution of the merger agreement, the closing price of our common stock on the NYSE was $8.84 per share. On April 26, 2018, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the NYSE was $10.68 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

DELISTING AND DEREGISTRATION OF OUR COMMON STOCK

        If the merger is consummated, following the effective time, our common stock will cease trading on the NYSE and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the merger, the advisory (non-binding) resolution concerning the compensation of our named executive officers and the adjournment or postponement of the special meeting. These questions and answers may not address all questions that may be important to you as a PHH stockholder. Please refer to the "Summary Term Sheet" and the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement which you should read carefully.

Q.
Why am I receiving these proxy materials?

A.
On February 27, 2018, PHH entered into a definitive Agreement and Plan of Merger with Ocwen and Merger Sub pursuant to which Merger Sub will merge with and into PHH with PHH surviving the merger and becoming a wholly-owned subsidiary of Ocwen. As a result of the merger, all of the outstanding common stock of PHH will be acquired by Ocwen in an all cash transaction valued at approximately $360 million, or $11.00 per share on a fully-diluted basis. The board of directors of PHH is furnishing this proxy statement and form of proxy card to the holders of PHH common stock in connection with the solicitation of proxies to be voted at a special meeting of stockholders with respect to (1) the proposal to approve the merger on the terms and conditions of the merger agreement, (2) the proposal to approve an advisory (non-binding) resolution concerning the compensation of our named executive officers based on or that otherwise relates to the merger and the merger agreement, and, if necessary or appropriate, and (3) the proposal to approve the adjournment or postponement of the special meeting to another date, time or place if necessary or appropriate, for the purpose of soliciting additional proxies for the proposals to be acted upon at the special meeting if there are insufficient votes at the time of the special meeting or any adjournment thereof to approve one or more of the proposals.

Q.
When and where is the special meeting going to be held?

A.
The special meeting will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on Monday, June 11, 2018, at 10:00 a.m., local time. Registration and seating will begin at 9:00 a.m., local time.

Q.
What is the proposed transaction?

A.
The proposed transaction is PHH's acquisition by Ocwen through the merger of Merger Sub with and into PHH upon the terms, and subject to the conditions, set forth in the merger agreement, with PHH as the surviving corporation. As the surviving corporation, PHH will continue to exist following the merger as a direct, wholly-owned subsidiary of Ocwen. However, shares of PHH common stock will no longer be listed on the New York Stock Exchange.

Q.
What will I receive for my shares of PHH common stock if the merger is consummated?

A.
At the effective time of the merger, each share of PHH common stock issued and outstanding immediately prior to the effective time, other than shares owned by Ocwen or Merger Sub (excluding shares held by Ocwen and Merger Sub in mutual funds and the like or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties), will be converted into the right to receive $11.00 per share in cash, without interest.

If you are a stockholder of record, you will not be entitled to receive the merger consideration until you have surrendered your stock certificates (or followed the procedures applicable to lost stock certificates) or transferred your uncertificated shares to the paying agent along with a duly executed letter of transmittal.

Q.
What will happen to my shares of common stock after completion of the merger?

A.
Following the consummation of the merger, your shares of our common stock will be canceled and will represent only the right to receive your portion of the merger consideration. At or promptly after the effective time, Ocwen will deposit with a paying agent selected by Ocwen (subject to the consent of PHH), which we refer to as the "paying agent," cash in an amount sufficient to pay the aggregate merger consideration payable to holders of our common stock in accordance with the merger agreement. As soon as reasonably practicable after the effective time, the paying agent will mail to each holder of shares of our common stock a letter of transmittal in customary form and instructions for use in effecting the surrender of such holder's certificated or uncertificated shares in exchange for payment of the merger consideration.

Q.
Which stockholders may vote?

A.
Our board of directors has fixed the close of business on April 3, 2018 as the record date for determining the stockholders entitled to receive notice of the special meeting, and to vote their shares at the special meeting and any adjournment or postponement of the special meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Each share of our common stock is entitled to one vote.

At the close of business on the record date, the Company had 32,557,494 shares of common stock issued and outstanding.

Q.
What am I being asked to vote on?

A.
Our board of directors is asking the Company's stockholders of record at the close of business on April 3, 2018, the record date for the special meeting, to consider and vote upon: (1) a proposal to approve the merger on the terms and conditions of the merger agreement; (2) the advisory (non-binding) resolution concerning the compensation of our named executive officers based on or that otherwise relates to the merger and the merger agreement as disclosed pursuant to Item 402(t) of Regulation S-K in this proxy statement, (3) the adjournment or postponement of the special meeting to another date, time or place, if necessary or appropriate, for the purpose of soliciting additional proxies for the proposals to be acted upon at the special meeting if there are insufficient votes at the time of the special meeting or any adjournment thereof to approve one or more of the proposals, and (4) such other business as may properly come before the special meeting and any adjournment or postponement thereof. Our board of directors currently knows of no other business that will be presented for consideration at the special meeting. In the event any matters other than those referred to in the accompanying Notice of Meeting and this proxy statement should properly come before and be considered at the special meeting, it is intended that proxies in the form the Company provides to its stockholders will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

Q.
What are the board of directors' recommendations for how I should vote my shares?

A.
Our board of directors recommends that you vote your shares as follows:

•
Proposal 1:  FOR the merger on the terms and conditions of the merger agreement;

•
Proposal 2:  FOR the advisory (non-binding) resolution concerning the compensation of our named executive officers based on or that otherwise relates to the merger and the merger agreement; and

•
Proposal 3:  FOR the adjournment or postponement of the special meeting to another date, time or place, if necessary or appropriate, for the purpose of soliciting additional proxies for the proposals to be acted upon at the special meeting if there are insufficient votes at the time of the special meeting or any adjournment thereof to approve one or more of the proposals.

Q.
Why is the Company seeking a stockholder vote on the Adjournment Proposal?

A.
Adjourning the special meeting to a later date will give us additional time to solicit proxies to vote in favor of approval of the Merger Proposal and/or the Merger-Related Compensation Proposal if there are not sufficient votes in favor of any of these proposals. Consequently, we are seeking your approval of the Adjournment Proposal to ensure that, if necessary, we will have enough time to solicit the required votes for approval of the Merger Proposal and/or the Merger-Related Compensation Proposal.

Q.
Who can attend the special meeting?

A.
Only stockholders of record as of the close of business on April 3, 2018, or their duly appointed proxies, may attend the special meeting. Stockholders will be asked to present valid picture identification, such as a driver's license or passport. Please note that, if you hold your shares in "street name" (that is, through a bank, broker or other nominee), you must bring either a copy of the vote instruction form provided by your bank, broker or other nominee or a copy of a brokerage statement reflecting your stock ownership as of the record date.

Cameras and video recording devices will not be permitted at the special meeting. A list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the special meeting beginning ten days prior to the special meeting during ordinary business hours at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, our principal place of business, and ending on the date of the special meeting.

Q.
Do I need an admission ticket to attend the special meeting?

A.
Yes. Attendance at the special meeting will be limited to stockholders of record as of the record date, their authorized representatives and our guests. Admission will be by admission ticket only. For registered stockholders, the top portion of the proxy card enclosed with the proxy statement will serve as an admission ticket. If you are a beneficial owner and hold your shares in "street name," or through an intermediary, such as a bank, broker or other nominee, you should request an admission ticket from your bank, broker or other nominee or send a request in writing to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and include proof of ownership of our common stock, such as a bank or brokerage firm account statement or letter from the bank, broker or other nominee holding your stock confirming your beneficial ownership. Stockholders who do not obtain admission tickets in advance of the special meeting may obtain them on the date of the special meeting at the registration desk upon verifying their stock ownership as of the record date. In accordance with our security procedures, all persons attending the special meeting must present picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission to the special meeting. Admission to the special meeting will be expedited if admission tickets are obtained in advance. Admission tickets may be issued to others at our discretion.

Q.
How many votes must be present at the special meeting to constitute a quorum?

A.
Stockholders holding a majority of the issued and outstanding shares of our common stock entitled to vote as of the record date, April 3, 2018, must be present, in person or by proxy, to constitute a quorum at the special meeting. As of the record date, there were 32,557,494 shares of our common stock issued and outstanding. Shares represented by abstentions on any proposal to be acted upon by stockholders at the special meeting will be treated as present at the special meeting for purposes of determining whether a quorum is present.

Q.
How many votes can be cast by all stockholders?

A.
Up to 32,557,494 votes may be cast at the special meeting. Each stockholder is entitled to cast one vote for each share of common stock held by such stockholder as of the record date.

Q.
What vote is needed for each of the proposals to be adopted?

A.
Pursuant to our charter and as permitted by Maryland law, the approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the total number of shares of our common stock outstanding and entitled to vote on the matter, notwithstanding the requirements of Section 3-105(e) of the MGCL otherwise requiring authorization by a greater proportion for that purpose.

Under Section 1.05 of our Amended and Restated Bylaws, the approval of the Merger-Related Compensation Proposal and the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on such proposal at a special meeting at which a quorum is present.

Q
What is a broker non-vote?

A.
Generally, a broker non-vote occurs when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under the rules of the NYSE, a nominee does not have discretionary voting power with respect to "non- routine" matters.

"Non-routine" matters under the NYSE's rules include director elections, whether contested or uncontested, extraordinary transactions, such as the merger, and votes concerning executive compensation and certain corporate governance proposals. As a result, your bank, broker or other nominee may only vote your shares on "non-routine" matters if you have provided your bank, broker or other nominee with specific voting instructions.

Thus, if your shares are held in "street name" and you do not provide instructions as to how your shares are to be voted on "non-routine" matters, your bank, broker or other nominee will not be able to vote your shares on your behalf. For matters that are still considered "routine" under the NYSE's rules (e.g., ratification of auditors), your bank, broker or other nominee may continue to exercise discretionary voting authority and may vote your shares on your behalf for such routine matters even if you fail to provide your bank, broker or other nominee with specific voting instructions as to how you would like your shares voted on such routine matters. None of the proposals anticipated to be presented at the special meeting are expected to be "routine".

We urge you to provide instructions to your bank, broker or other nominee so that your votes may be present for purposes of establishing a quorum and counted for each proposal to be voted upon. You should vote your shares by following the instructions provided on the vote instruction form that you receive from your bank, broker or other nominee.

Q.
What should I do now? How do I vote?

A.
We encourage you to read this proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we include by reference and refer to in this proxy statement carefully and consider how the merger affects you. Your vote is very important regardless of the number of shares that you hold. You can vote in person or by valid proxy received by telephone, via the Internet or by mail.

  We urge you to vote by doing one of the following:

Vote by Telephone:	Vote by Internet:	Vote by Mail:
You can vote your shares by calling the toll-free number indicated on your proxy card using a touch-tone telephone 24 hours a day. Easy-to-follow voice prompts enable you to vote your shares and confirm that your voting instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in "street name," please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to vote by telephone.	You can also vote via the Internet by following the instructions on your proxy card. The website address for Internet voting is indicated on your proxy card. Internet voting is also available 24 hours per day. If you are a beneficial owner, or you hold your shares in "street name," please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to vote via the Internet.	If you choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received on or before 11:59 p.m. EDT on June 10, 2018.

  The deadline for voting by telephone or electronically through the Internet is 11:59 p.m. EDT on June 10, 2018.

Q.
Can I change my vote?

A.
Yes. A proxy may be revoked at any time prior to the voting at the special meeting by submitting a later dated proxy (including a proxy authorization submitted by telephone or electronically through the Internet prior to the deadline for voting by telephone or the Internet), by giving timely written notice of such revocation to our Corporate Secretary in advance of the special meeting or by attending the special meeting and voting in person. If you have shares held by a bank, broker or other nominee or in "street name," you may change your vote by submitting a later dated voting instruction form to your bank, broker or other nominee, or if you obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, by attending the special meeting and voting in person.

Q.
Could other matters be decided at the special meeting?

A.
Our board of directors does not intend to bring any matter before the special meeting other than those described in this proxy statement. If any other matters properly come before the special meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the special meeting, will be authorized to vote or otherwise act in respect of any such matters in their discretion.

Q.
What if I vote for some but not all of the proposals?

A.
Shares of our common stock represented by proxies received by us (whether received through the return of the enclosed proxy card or received via telephone or the Internet) where the stockholder has provided voting instructions with respect to the proposals described in this proxy statement, including the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal, will be voted in accordance with the voting instructions so made. If your proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the special meeting, or if you give your proxy by telephone or via the Internet without indicating how you want to vote on each of the proposals to be voted upon at the special meeting, then your shares will be voted for such proposals as follows:

  •
  Proposal 1:  FOR the merger on the terms and conditions of the merger agreement;

  •
  Proposal 2:  FOR the advisory (non-binding) resolution concerning the compensation of our named executive officers related to the merger and the merger agreement; and

  •
  Proposal 3:  FOR the adjournment or postponement of the special meeting to another date, time or place if necessary or appropriate, for the purpose of soliciting additional proxies for the proposals to be acted upon at the special meeting if there are insufficient votes at the time of the special meeting or any adjournment thereof to approve one or more of the proposals.

  If your shares are held in street name and you do not properly instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee may either use its discretion to vote your shares on matters deemed "routine" by the NYSE or may not vote your shares. For any matters deemed "non-routine" by the NYSE, your bank, broker or other nominee would not be able to vote your shares on such matters. We encourage you to provide instructions to your bank, broker or other nominee by carefully following the instructions provided to ensure that your shares are voted at the special meeting in accordance with your desires.

Q.
Who will pay for the cost of this proxy solicitation?

A.
We will pay the cost of soliciting proxies on behalf of our board of directors. Our directors, officers and employees may solicit proxies on our behalf without compensation in person or by telephone, facsimile or electronically through the Internet, as described above. We have retained MacKenzie Partners, Inc. to solicit proxies in connection with the special meeting. We have also engaged Broadridge Financial Solutions, Inc. to assist us in the distribution of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common stock as of the record date.

Q.
Who will count and certify the vote?

A.
Representatives of Broadridge Financial Solutions, Inc. will count the votes and certify the voting results. The voting results are expected to be published in a Current Report on Form 8-K filed with the SEC within four business days following the conclusion of the special meeting.

Q.
How can I access the proxy materials electronically?

A.
Copies of the Notice of Special Meeting, proxy statement and 2017 Annual Report, as well as other materials filed by us with the SEC, are available without charge to stockholders on our corporate website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. You can elect to receive any future annual reports, proxy statements and other proxy materials electronically by marking the appropriate box on your proxy card or vote instruction form or by following the instructions provided if you vote by telephone or via the Internet.

Copies of our Corporate Governance Guidelines, Independence Standards for Directors, Code of Business Ethics & Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers, and the charters of each standing committee of our Board, including our Audit Committee, Human Capital and Compensation Committee and Corporate Governance Committee, are also available without charge to stockholders on our corporate website at www.phh.com under the heading "Investors—Corporate Governance" or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054.

Q.
Should I send in my stock certificates now?

A.
No. As soon as reasonably practicable after the effective time, the paying agent will mail to each holder of shares of our common stock a letter of transmittal in customary form and instructions for use in effecting the surrender of such holder's certificated or uncertificated shares in exchange for payment of the merger consideration. If you are a stockholder of record, you will not be entitled to receive the merger consideration until you have surrendered your stock certificates (or followed the procedures applicable to lost stock certificates) or transferred your uncertificated shares to the paying agent along with a duly executed letter of transmittal. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

Q:
I do not know where my stock certificate is. How will I get the merger consideration for my shares?

A:
If the merger is consummated, the transmittal materials you will receive after the consummation of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. If required by Ocwen or the paying agent, you may also be required to post a bond as indemnity against any potential loss with respect to such certificate.

Q.
Will I be subject to U.S. federal income tax upon the exchange of my common stock for cash pursuant to the merger?

A.
The exchange of our common stock for cash pursuant to the merger generally will require a "U.S. Holder" (as defined below under "Proposal 1—The Approval of the Merger Proposal—Certain Federal Income Tax Consequences of the Merger—U.S. Holders" beginning on page 52 of this proxy statement) to recognize a gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received by such U.S. Holder pursuant to the merger and such U.S. Holder's adjusted tax basis in the shares of our common stock surrendered pursuant to the Merger. A "Non-U.S. Holder" (as defined below under "Proposal 1—The Approval of the Merger Proposal—Certain Federal Income Tax Consequences of the Merger—U.S. Holders" beginning on page 52 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States. We recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction or other tax laws. A more complete description of the U.S. federal income tax consequences of the merger is provided under "Proposal 1—The Approval of the Merger Proposal—Certain Federal Income Tax Consequences of the Merger—U.S. Holders" beginning on page 52 of this proxy statement.

Q.
What happens if I sell my shares before the special meeting?

A.
The record date of the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be consummated. If you transfer your shares of common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $11.00 per share in cash to be received by our stockholders in the merger. In order to receive the $11.00 per share, you must hold your shares through completion of the merger. See "—The Merger Agreement—Exchange and Payment Procedures" beginning on page 65 for details about the payment of the merger consideration.

Q.
What rights do I have if I oppose the merger?

A.
If you are a holder of our common stock of record, you can vote against the merger by indicating a vote against the proposal by telephone, electronically via the Internet, or by completing and returning the enclosed proxy card or by voting against the merger in person at the special meeting. If you hold your shares in "street name," you can vote against the merger in accordance with the voting instructions provided to you by your bank, broker or other recordholder of your shares. You are not, however, entitled to dissenting stockholder's appraisal rights, rights of objecting stockholders or other similar rights in connection with the merger or any of the transactions contemplated by the merger agreement under our charter and because our shares of common stock are listed on the NYSE. See "—No Dissenters' Rights or Rights of Objecting Stockholders" on page 27.

Q.
Do any directors or executive officers have interests in the Merger that may differ from those of PHH's stockholders generally?

A.
In considering the recommendation of our board of directors that you vote to approve the Merger Proposal, you should be aware that aside from their interests as stockholders of PHH, certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of the holders of our common stock. The members of our board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to our stockholders that the Merger Proposal be approved by our stockholders. For a description of the interests of our directors and executive officers in the merger, see "Proposal 1—The Approval of the Merger Proposal—Interests of Our Directors and Executive Officers" beginning on page 54 of this proxy statement.

Q.
When is the merger expected to be consummated?

A.
We are working toward consummating the merger as quickly as possible. We expect the merger to close in the third or fourth quarter of 2018; however, the exact timing of the consummation of the merger cannot be predicted with certainty. In order to consummate the merger, we must obtain stockholder approval and the other closing conditions under the merger agreement (including all required notices to, and approvals of, regulatory agencies and government sponsored entities) must be satisfied or waived. The closing date of the merger will be on the third business day following the first date on which the conditions to closing (described in the section of this proxy statement entitled "—The Merger Agreement—Conditions to the Merger"), other than those conditions that by their nature are to be satisfied only at the closing (but subject to the fulfillment or waiver of those conditions at the closing), have been satisfied or waived or such other date as the parties mutually agree. The merger will become effective at such time as the articles of merger are filed with the State Department of Assessments and Taxation of Maryland, or at such later time as Ocwen and PHH will agree and specify in the articles of merger.

Q.
What effects will the merger have on PHH?

A.
As a result of the merger, we will cease to be an independent, publicly-traded company and will be wholly owned by Ocwen. You will no longer have any interest in our future earnings or growth. In addition, shares of our common stock will no longer be listed on any stock exchange or quotation system, including the NYSE.

Q.
What happens if the merger is not consummated?

A.
If the Merger Proposal is not approved by our stockholders or if the merger is not consummated for any other reason, you will not receive any payment for any shares of our common stock that you hold of record or beneficially. Instead, PHH will remain a public company, our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if your shares of common stock are held in more than one brokerage account or are registered differently, you will receive more than one proxy card or voting instruction card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your shares of common stock are voted.

Q:
What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the special meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of shares of our common stock held through brokerage firms. If your family has multiple accounts holding shares of our common stock, you may have already received householding notification from your broker. Please contact your bank, broker or other nominee directly if you have any questions or require additional copies of this proxy statement. Your bank, broker or other nominee will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q.
Who can help answer my questions?

A.
If you have any questions about the special meeting, the Merger Proposal, the Merger-Related Compensation Proposal or the Adjournment Proposal, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact our proxy solicitor:

1407 Broadway,
27th Floor
New York, New York 10018
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
 Toll-Free (800) 322-2885

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The information in this proxy statement and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, include forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. We intend that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the Exchange Act. These statements include statements regarding the intent, belief or current expectations of members of our management team, as well as the assumptions on which such statements are based, and are generally identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," "could," "continues," "pro forma" or similar expressions. Among many other examples, the following statements are examples of the forward-looking statements in this document:

  •
  all statements regarding the closing and the timing for any of the closing of the transactions contemplated by the merger agreement, including the merger;

  •
  all statements regarding financial projections for the Company;

  •
  all statements regarding our future business, future business prospects, future revenues or cash flows, future working capital, the amount of cash reserves to be established in the future, future liquidity, future capital needs and future income; and

  •
  all statements regarding the tax consequences of the merger.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Such statements are subject to known and unknown risks and uncertainties and other unpredictable factors, many of which are beyond our control. We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement, and you should consider these important cautionary factors as you read this document.

        Our actual results, performance or achievements, including consummation of the merger, may differ materially from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. Among the factors that could cause such a difference are:

  •
  the inability to complete the merger due to the failure to obtain stockholder approval of the Merger Proposal, or the failure to satisfy other conditions to consummation of the merger, including the condition relating to the receipt of any required regulatory consent, approval or other authorization, or our maintenance of certain threshold levels of net worth or available cash;

  •
  the failure of the merger to close for any other reason;

  •
  the occurrence of any event, change or circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring us to pay Ocwen a termination fee of $12,600,000;

  •
  the nature, cost and outcome of any legal proceedings that have been or may be initiated against PHH or any of its subsidiaries or any of the other parties to the merger agreement;

  •
  the failure of Ocwen or Merger Sub to be ready, willing and able to consummate the transactions contemplated by the merger agreement, including the merger;

  •
  the risk that our stock price may decline significantly if the Merger is not consummated;

  •
  the effect of the announcement or pendency of the merger on our business relationships (including, without limitation, our customers, vendors and financing sources), operating results and business generally;

  •
  the amount of the costs, fees, expenses related to the merger and the merger agreement;

  •
  the risks of disruption to our current plans and operations or our ability to retain or recruit key employees during the time that the merger remains pending;

  •
  the effects of market volatility or macroeconomic changes and financial market regulations on the availability and cost of our financing arrangements;

  •
  the effects of changes in, or our failure to comply with, laws and regulations; and

  •
  the inability to retain key employees.

        In addition, for a more detailed discussion of these risks and uncertainties and other factors, please refer to our annual report on Form 10-K filed with the SEC on March 1, 2018 and our quarterly reports on Form 10-Q filed with the SEC from time to time. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward- looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

 THE SPECIAL MEETING

  Date, Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on June 11, 2018, starting at 10:00 a.m. local time, at the Company's offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 for the following purposes: to consider and vote upon: (1) the Merger Proposal, (2) the Merger-Related Compensation Proposal, (3) if necessary or appropriate, the Adjournment Proposal; and (4) such other business as may properly come before the special meeting and any adjournment or postponement thereof.

        A copy of the merger agreement is attached to this proxy statement at Annex A.

  Record Date

        Our board of directors has specified the close of business on April 3, 2018 as the record date for purpose of determining our stockholders who are entitled to receive notice of and to vote at the special meeting. Only our stockholders of record on the close of business on the record date are entitled to notice of and to vote at the special meeting. As of the record date, there were 32,557,494 shares of our common stock issued and outstanding and entitled to notice of and to vote at the special meeting. Each share of our common stock entitles its holder to one vote on all matters properly coming before the special meeting.

        As of April 3, 2018, the record date for the special meeting, our current directors and current executive officers held and are entitled to vote, in the aggregate, 319,054 shares of our common stock, representing less than 1.0% of our issued and outstanding common stock.

  Quorum; Vote Required

        Under Section 1.05 of our Amended and Restated Bylaws, a quorum consisting of a majority of all the votes entitled to be cast at the special meeting must be represented in person or by proxy for the transaction of business at the special meeting. Therefore, holders of at least a majority of our common stock issued and outstanding as of the record date and entitled to vote at the special meeting must be present in person or by proxy at the special meeting to constitute a quorum to conduct business at the special meeting. In the event that a quorum is not present at the special meeting, we expect that we will adjourn or postpone the special meeting to solicit additional proxies.

        Pursuant to Article EIGHTH, paragraph (a)(4) of our Articles of Amendment and Restatement and as permitted by Section 2-104(b)(5) of the Maryland General Corporation Law, or the "MGCL," the approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the total number of shares of our common stock outstanding and entitled to vote on the matter, notwithstanding the requirements of Section 3-105(e) of the MGCL otherwise requiring authorization by a greater proportion for that purpose. Under Section 1.05 of our Amended and Restated Bylaws, the approval of the Merger-Related Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such proposal at a special meeting at which a quorum is present.

  Abstentions and Broker Non-Votes

        Abstentions.    You may vote FOR, AGAINST or ABSTAIN for each of the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal. For the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal, abstentions, if any, will be taken into account for the purpose of determining whether a quorum is present at the special meeting. The Merger Proposal must be approved by the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding on the record date and entitled to vote at the special meeting. Accordingly, abstentions will be counted as votes cast or shares voting on the Merger Proposal, as applicable, and will have the same effect as a vote "AGAINST" in determining the outcome of the vote on the Merger Proposal. The Merger-Related Compensation Proposal and the Adjournment Proposal each require the approval of the affirmative vote of a majority of the votes cast on such proposal at a special meeting at which a quorum is present. Accordingly, for the Merger-Related Compensation Proposal and the Adjournment Proposal, abstentions will not be counted as votes cast on these proposals and will have no effect on the outcome of the vote for these proposals.

        Broker Non-Votes.    Under the rules of the NYSE, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Brokers, however, are precluded from exercising their voting discretion with respect to approving non-routine matters such as the approval of the Merger Proposal, the Merger-Related Compensation Proposal and the Adjournment Proposal. As a result, absent specific instructions from the beneficial owner of such shares, brokers cannot vote those shares, which are referred to generally as "broker non-votes." These "broker non-votes" will be counted for purposes of determining whether a quorum is present at the special meeting, and will be counted as votes cast or shares voting on the Merger Proposal, as applicable, and will have the same effect as a vote "AGAINST" in determining the outcome of the vote on the Merger Proposal, since the Merger Proposal must be approved by the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding on the record date and entitled to vote at the special meeting. With respect to the Merger-Related Compensation Proposal and the Adjournment Proposal, however, broker non-votes will not be counted as votes cast on these proposals and will have no effect on the outcome of the vote for these proposals, since each proposal requires the approval of the affirmative vote of a majority of the votes cast on such proposal at a special meeting at which a quorum is present.

  Proxies and Revocation

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, via the Internet, by returning the enclosed proxy card by mail, or by voting in person by appearing at the special meeting. If you submit a proxy by telephone or via the Internet, or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate. If you submit a proxy by telephone or via the Internet, or sign and return your proxy card by mail, without indicating your vote, your shares will be voted "FOR" the Merger Proposal, "FOR" the Merger-Related Compensation Proposal, and, if necessary or appropriate, "FOR" the Adjournment Proposal. The persons named in the accompanying proxy card will also have discretionary authority to vote on any adjournment or postponement of the special meeting.

        If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If your shares of our common stock are held in "street name" by your bank, broker or other nominees, you should instruct your bank, broker or other nominee on how to vote such shares of common stock using the instructions provided by your broker. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting "AGAINST" the Merger Proposal. With respect to the Merger-Related Compensation Proposal and the Adjournment Proposal, however, if you do not vote or do not instruct your broker, bank or other nominee how to vote your shares of common stock, your shares will not be counted as votes cast and will have no effect on the outcome of the votes for these proposals.

        Proxies received at any time before the special meeting, and not revoked or superseded before being voted, will be voted at the special meeting. You have the right to change or revoke your proxy at any time before it is voted at the special meeting in the following ways:

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  if you hold your shares in your name as a stockholder of record, by notifying, in writing, our Corporate Secretary, Ryan Melcher, at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054;

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  by attending the special meeting and voting by paper ballot in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting);

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  by submitting a later-dated proxy card;

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  if you voted by telephone or via the Internet, by voting again by telephone or via the Internet; or

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  if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

  Other Business

        We do not expect that any matter other than the Merger Proposal, the Merger-Related Compensation Proposal or, if necessary or appropriate, the Adjournment Proposal will be brought before the special meeting. If, however, any other matter properly comes before the special meeting, or in the event of any adjournment or postponement of the special meeting, proxy holders will vote thereon in accordance with their discretion.

  Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Whether or not a quorum is present, a special meeting of stockholders may be adjourned without notice by announcement made at the special meeting, of the time, date and place of the adjourned meeting. Any proxies submitted by telephone or electronically by the Internet, or signed proxies received by us, in whom no voting instructions are provided on such matter will be voted "FOR" the Adjournment Proposal to approve any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

  No Dissenters' Rights or Rights of Objecting Stockholders

        Under our charter and the MGCL, holders of our common stock are not entitled to dissenting stockholders' appraisal rights, rights of objecting stockholders or other similar rights in connection with the merger agreement or the transactions contemplated thereby, including the merger. Subject to the limited circumstances set forth in Section 3-202(d) of the MGCL, the MGCL does not provide for appraisal rights or other similar rights to stockholders of a corporation in connection with a merger of a corporation if the shares of the corporation are listed on the NYSE on the record date for determining stockholders entitled to vote on the transaction. The circumstances of the merger do not satisfy all of the conditions set forth in Section 3-202(d) of the MGCL that would trigger such appraisal rights or similar rights. See "—Proposal 1—The Approval of the Merger Proposal—No Dissenter's Rights or Rights of Objecting Stockholders" beginning on page 53.

  Solicitation of Proxies

        This proxy solicitation is being made and paid for by us on behalf of our board of directors. We have retained MacKenzie Partners, Inc., a proxy solicitation firm to solicit proxies in connection with the special meeting at a cost of approximately $15,000 plus reimbursement of out-of-pocket expenses.

Proxies may be solicited by mail, personal interview, e-mail, telephone, facsimile or via the Internet by Mackenzie Partners, Inc. Our directors, officers and employees may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. Our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. See "—Interests of Our Directors and Executive Officers" for additional information about such different interests of our directors and executive officers. In addition, we have retained Broadridge Financial Solutions, Inc. to assist in the distribution of proxies for a nominal fee, reimbursement of reasonable out-of-pocket expenses and indemnification against certain losses, costs and expenses.

        We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify MacKenzie Partners, Inc. and Broadridge Financial Solutions, Inc. against any losses arising out of that firm's proxy solicitation services and proxy distribution services, respectively, on our behalf.

  Questions and Additional Information

        If you have more questions about the merger, the merger agreement, the advisory (nonbinding) vote on executive compensation based on or that otherwise relates to the merger and the merger agreement, the proposal to adjourn or postpone the special meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, MacKenzie Partners, Inc. toll-free at +1-800-322-2885.

  Availability of Documents

        Any documents referenced in this proxy statement will be made available for inspection and copying at our principal executive offices during its regular business hours by any interested holder of our common stock.

        Our board of directors unanimously recommends that the Company's stockholders vote "FOR" the Merger Proposal, "FOR" the Merger-Related Compensation Proposal, and, if necessary or appropriate, "FOR" the Adjournment Proposal.

PROPOSAL 1—THE APPROVAL OF THE MERGER PROPOSAL

        The following discussion of the merger does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

  The Merger Proposal

        We are asking you to consider and vote upon a proposal, which we refer to as the "Merger Proposal," to approve the merger of POMS Corp, or "Merger Sub," a wholly-owned subsidiary of Ocwen Financial Corporation, or "Ocwen," with and into PHH with PHH surviving the merger and becoming a wholly-owned subsidiary of Ocwen in an all cash transaction valued at approximately $360 million, or $11.00 per share on a fully-diluted basis, which we refer to as the "merger," on the terms and conditions of that certain Agreement and Plan of Merger dated February 27, 2018, which we refer to at the "merger agreement," by and among Ocwen, Merger Sub and PHH. A copy of the merger agreement is attached as Annex A to this proxy statement.

  Vote Required

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required for the approval of the Merger Proposal. This means that, of the shares of our common stock outstanding and entitled to vote on the Merger Proposal (regardless of whether the holders of such shares are present in person or by proxy at the special meeting), a majority must be voted in favor of the Merger Proposal in order for the merger on the terms and conditions of the merger agreement to be approved. As a result, abstentions and broker non-votes will have the effect of a vote against the Merger Proposal, although they will be considered present for the purposes of determining the presence of a quorum.

        The members of our board of directors, who beneficially owned an aggregate of less than 1.0% of the outstanding shares of common stock as of April 3, 2018, the record date for the special meeting, have indicated that they will vote in favor of the Merger Proposal.

  The Parties to the Merger

  PHH Corporation

        PHH Corporation was incorporated in 1953 as a Maryland corporation. For periods between April 30, 1997 and February 1, 2005, we were a wholly owned subsidiary of Cendant Corporation (now known as Avis Budget Group, Inc.) and its predecessors and provided mortgage banking services, facilitated employee relocations and provided vehicle fleet management and fuel card services. On February 1, 2005, we began operating as an independent, publicly traded company pursuant to our spin-off from Cendant. On July 1, 2014, we sold our Fleet Management Services business and began operating as a stand-alone mortgage business.

        Our mortgage business has provided outsourced mortgage banking services to a variety of clients, including financial institutions and real estate brokers throughout the U.S. and focused on originating, selling, servicing and subservicing residential mortgage loans through our wholly-owned subsidiary, PHH Mortgage Corporation and its subsidiaries, or collectively, "PHH Mortgage". In March 2016, we announced that management and our board of directors were undertaking a comprehensive review of all strategic options for our company.

        As a result of the strategic review process, in November 2016, we announced our intentions to exit our Private Label Services origination business, or "PLS business". We are substantially complete with the wind-down of the PLS business, subject to certain transition support requirements. During 2017, we completed the delivery of $661 million of Mortgage servicing rights, or "MSRs," and advances under our sale agreements with New Residential Mortgage, LLC, or "New Residential," and Lakeview Loan Servicing LLC, or "Lakeview," which are collectively referred to as the "MSR Sale," and pursuant to ordinary course sales to other third parties. As part of these sales, we increased our subservicing and portfolio retention units through agreements with New Residential. Between August 2017 and December 2017, we completed the sale of certain assets of PHH Home Loans, LLC, or "PHH Home Loans," to Guaranteed Rate Affinity, LLC, or "GRA," a new joint venture established by Guaranteed Rate, Inc. and Realogy Holdings Corp., or "Realogy". We purchased Realogy's membership interests at book value on March 19, 2018. As of March 31, 2018, we have substantially completed the liquidation of the residual assets of PHH Home Loans and the results of our Real Estate channel will be presented as discontinued operations for our quarter ended March 31, 2018. These strategic actions to date allowed us to progress towards achieving a new business model of operating as a smaller, less capital-intensive business focused on subservicing and portfolio retention services.

        For more information about us, please visit our website at www.phh.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Our common stock is publicly traded on the NYSE under the symbol "PHH." Our executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 and our telephone number is (856) 917-1744.

  Ocwen Financial Corporation

        Ocwen Financial Corporation is a Florida corporation organized in February 1988 and is a financial services holding company which, through its subsidiaries, services and originates loans. Ocwen is headquartered in West Palm Beach, Florida with offices located throughout the United States (U.S.) and in the United States Virgin Islands (USVI) and with operations in India and the Philippines. With its predecessors, Ocwen has been servicing residential mortgage loans since 1988. Ocwen has been originating forward mortgage loans since 2012 and reverse mortgage loans since 2013. In 2015, Ocwen began originating short-term loans to independent used car dealers but exited that business in early 2018 to focus on its core businesses of servicing and lending.

        Additional information about Ocwen is available on its website at website http://www.ocwen.com. The website address is provided as an inactive textual reference only. The information contained on this website is not incorporated into, and does not form a part of, this proxy statement. The common stock of Ocwen is traded under the symbol "OCN" on the New York Stock Exchange (NYSE). Ocwen's executive offices are located at 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409, and its telephone number is (561) 682-8000.

  POMS Corp

        POMS Corp, a Maryland corporation is currently a wholly-owned subsidiary of Ocwen that was formed exclusively for the purpose of executing the merger agreement and effecting the transactions contemplated thereby, including the merger. Merger Sub has not carried on any activities to date other than those incident to its formation and the negotiation and execution of the merger agreement and the completion of the transactions contemplated by the merger agreement. Merger Sub's executive offices are located at 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409, and its telephone number is (561) 682-8000.

  Background of the Merger

        As part of their ongoing evaluation of the Company's business, our board of directors and senior management from time to time consider potential strategic alternatives to the continued pursuit of the Company's business plan as an independent company.

        Following the collapse of the subprime lending market and the decline in home values in 2007 and 2008, and coupled with the related global recession, disruption in the capital and secondary mortgage markets, reduced liquidity and investor demand for mortgage loans and mortgage-backed securities, and severe financial challenges of the government sponsored mortgage finance entities, the U.S. federal government became increasingly involved in the mortgage and financial services industries. In the years that followed, the federal government implemented and imposed numerous regulations, licensing requirements and increased governmental oversight. This wave of regulation included the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010, under which the newly created Consumer Financial Protection Bureau (which we refer to as the "CFPB") was charged with, among other things, administering new regulations for the mortgage industry. State governments also implemented additional regulations, licensing requirements and governmental oversight programs, and refined their interpretation and application of existing regulations and their enforcement practices. These changes in the aggregate led to a significant increase in the cost and complexity of originating and servicing residential mortgages across the industry. As the economy recovered from the recession, record-low interest rates and several government led incentives boosted the mortgage industry during the refinancing wave from 2010 through 2012. Beginning in 2013 and into 2015, the Company witnessed housing price rebounds in parts of the U.S. and increases in interest rates on longer-term government securities and in yield requirements for mortgage loans and mortgage-backed securities. In the ensuing years following the refinancing boom, mortgage origination volumes would decrease significantly.

        In light of these market conditions and in order to maximize stockholder value, our board of directors and senior management, with the assistance of the Company's financial advisors, conducted a strategic review process in the first half of 2014 in which more than 50 potentially interested parties (including Ocwen) were contacted. As a result of this process, the Company sold its fleet business to Element Financial Corporation in July 2014 for approximately $1.4 billion. The Company did not receive any actionable proposals to acquire either the Company in its entirety or the mortgage business through this process.

        Through the second half of 2014 and into 2016, the Company returned $300 million to stockholders, reduced its unsecured debt by $680 million and pursued opportunities to improve the profitability of the mortgage business. However, during this time, the Company's operating environment became increasingly challenging due to the significantly enhanced regulation and oversight unique to the PLS business model. While the Company is not a bank, the PLS business subjects the Company to both direct and indirect banking supervision, and each PLS client requires a unique regulatory compliance model. The Company was confronting limited prospects for moderation in client and regulatory oversight, increased client demand for customization, and a shrinking market as clients in-sourced originations to gain greater control and to satisfy their own regulatory and oversight requirements.

        In light of these challenges, on March 9, 2016, the Company publicly announced that our board of directors was undertaking a comprehensive review of all strategic options. As part of this process, in accordance with the directives of our board of directors, the Company's financial advisors contacted 57 parties, comprised of 34 industry participants, 17 financial sponsors and six other potential buyers. 38 of these parties (including Ocwen) executed confidentiality agreements and received confidential information of the Company. The confidentiality agreements contained customary standstill provisions that would fall away in whole or in part upon the Company's announcement of its entry into a change of control transaction or a transaction for the sale of all or substantially all of its assets, and in any event the standstill provisions contained an exception that allowed the bidders to make a confidential proposal to our board of directors at any time (or, in a few cases, to make confidential requests to our board of directors to amend or waive any provision in the confidentiality agreement). While the Company received four preliminary indications of interest to acquire the whole company, all of those proposals were abandoned by the bidders before any advanced discussions were held.

        The Company decided during the course of its strategic review process to exit its correspondent lending business and the PLS business, and outsource certain mortgage processing, underwriting and closing services for the PLS Business to Lenderlive Network, LLC (which we refer to as "Lenderlive"). Further, following extensive negotiations with multiple parties through the second half of 2016, the Company entered into definitive agreements to sell its portfolio of MSRs to Lakeview and New Residential in two separate transactions. In connection with the sale of MSRs to New Residential, New Residential agreed to retain the Company as a subservicer for at least three years following the completion of the sale, subject to certain early termination rights. In February 2017, the Company also agreed to sell certain assets and liabilities of PHH Home Loans, its joint venture with Realogy, to GRA, and, after the consummation of the asset sale, liquidate the residual assets of PHH Home Loans and acquire Realogy's membership interest in PHH Home Loans (we refer to these transactions collectively as the "Home Loans Transactions").

        During the course of the strategic review process, our board of directors and the Company's management, with the assistance of the Company's legal and financial advisors, also spent a significant amount of time evaluating the possibility of a sale of the assets of the Company followed by a dissolution of the Company, which we refer to as the "Liquidation Scenario," the potential risks and benefits to the Company's stockholders in that scenario, and the comparison of the Liquidation Scenario to the continuation of the Company as an independent company with a capital-light business comprised of subservicing and the related portfolio retention businesses, which we refer to as "PHH 2.0".

        While Ocwen was one of the parties contacted during the 2016 strategic review process, Ocwen did not submit a proposal during the process. However, in December 2016, in accordance with the directives of our board of directors to continue to explore strategic options for the Company, the Company's financial advisor, Credit Suisse Securities (USA) LLC (which we refer to as "Credit Suisse"), met on behalf of the Company with Ocwen to discuss a potential strategic transaction with the Company. Thereafter, members of the senior management of Ocwen and PHH had a call in early December 2016 regarding a potential strategic transaction and, on January 11, 2017, the senior managements of Ocwen and PHH met, together with Ocwen's and PHH's respective financial advisors, to discuss their respective companies and the potential for a strategic transaction.

        On January 20, 2017, our board of directors met, together with members of management and representatives of Credit Suisse, Latham & Watkins LLP, counsel to our board of directors (which we refer to as "Latham"), and Jones Day, outside legal counsel to the Company. Following extensive discussions, our board of directors decided that, while there were many potentially favorable aspects of a transaction with Ocwen that merited further consideration, including the potential for scale and synergies, there were also a number of factors that would complicate any transaction, including regulatory considerations. In addition to these issues, our board of directors took into account that the Company was then in final negotiations with GRA regarding the Home Loans Transactions and with LenderLive regarding the outsourcing agreement for the PLS Business, and was also in the process of executing the sale of its MSR portfolio. Accordingly, our board of directors decided that pursuing a strategic transaction with Ocwen at the time was not feasible and that the Company should focus in the near term on completing the pending strategic actions and revisit a potential transaction with Ocwen in the coming months.

        On February 15, 2017, the Company announced its intent to transition to PHH 2.0. PHH 2.0 was designed to allow the Company to continue as a going concern and create incremental value through scaled-down business operations, while also maintaining strategic flexibility, maximizing near-term capital distributions, and preserving the value of its tax assets. The Company decided to pursue PHH 2.0 instead of the Liquidation Scenario because of the uncertainty regarding the execution and restructuring costs, contingent liabilities and potentially prolonged timeframe for capital distributions to stockholders in the Liquidation Scenario. However, our board of directors recognized at the time that the PHH 2.0 business model also entailed certain risks, including execution risk (particularly the dependence on subservicing unit growth through business development efforts), competitive risk, legal and regulatory risks, and client concentration risk—after giving effect to the sale of MSRs to New Residential, New Residential and Pingora Loan Servicing, LLC would represent approximately 64% and 15%, respectively, of the Company's subservicing portfolio (by units). In connection with the announcement of PHH 2.0, the Company also announced its intention to return excess cash to its stockholders after the consummation of the asset sale transactions resulting from the strategic review process.

        In the months following the announcement in February 2017 of the Company's decision to pursue the PHH 2.0 business model, the Company received substantial negative feedback from certain of its stockholders regarding the decision. There was skepticism among such stockholders about the profitability and long-term viability of the PHH 2.0 business model and the time and investment that may be required for PHH 2.0 to be successful. Some stockholders questioned whether the potential proceeds from a dissolution of the Company would be more than PHH 2.0's projected return. Certain stockholders also urged the Company to accelerate cost-cutting measures and evaluate its remaining capital structure to maximize the near-term return of capital to stockholders and minimize the amount of investment in PHH 2.0 in the near-term.

        As it began the transition to PHH 2.0, the Company began implementing a series of measures to restructure the Company's remaining businesses and shared services platform in an effort to substantially reduce overhead costs. In addition, our board of directors instructed management to prepare a long-range forecast of the Company under the PHH 2.0 business model, and a refreshed analysis of the potential proceeds if the Company were to pursue the Liquidation Scenario.

        During this period, the senior management teams of the Company and Ocwen held discussions from time to time regarding their respective companies' business, regulatory positions and the possibility of a potential strategic transaction. In early April 2017, Ocwen submitted a preliminary due diligence request to the Company and the Company provided the requested materials. Following its review of the due diligence materials, on April 19, 2017, Ocwen submitted a non-binding indication of interest to acquire the Company for $685 million in the aggregate, or $12.78 per share. On April 20, 2017, the Company's management, with the assistance of Credit Suisse, provided certain feedback to Ocwen on its indication of interest. On April 22, 2017, Ocwen submitted a revised non-binding indication of interest increasing its proposed purchase price to $754 million in the aggregate, or $14.06 per share. The Company's senior management discussed Ocwen's proposal with members of our board of directors, and the directors were generally of the view that, given the regulatory matters facing each of the Company and Ocwen, including the actions filed by the CFPB and state mortgage and banking regulatory agencies against certain subsidiaries of Ocwen on April 20, 2017 and shortly thereafter, it was not feasible to pursue a strategic transaction with Ocwen in the near term since the regulatory and execution risks relating to any such transaction would be too significant. Accordingly, the directors instructed management to focus on pending strategic actions and revisit the possibility for a strategic transaction with Ocwen later in the year.

        Around the same time, an investor in mortgage-related assets, which we refer to as "Company A", expressed an interest in a strategic transaction with the Company. While Company A's interest in such a transaction soon declined, the two companies remained in touch and held general discussions periodically.

        At a special meeting of stockholders held on May 31, 2017, the Company's stockholders approved the sale of MSRs to New Residential and the Home Loans Transactions.

        On June 1, 2017, Company A expressed an interest in resuming discussions regarding a potential strategic transaction and submitted a due diligence request list to the Company. Around the same time, the Company also had preliminary discussions with two other participants in the subservicing industry, which we refer to as "Company B" and "Company C," regarding a potential transaction involving the Company's subservicing platform.

        In its continuing efforts to maximize stockholder value, at the beginning of June 2017, our board of directors instructed management, with the assistance of Credit Suisse, to engage with all parties that had expressed an interest in a potential transaction since the Company's announcement of PHH 2.0 in February 2017, including Ocwen. In accordance with our board of directors' instructions, Company A was given access to the Company's online data room by mid-June. On June 22 and June 23, 2017, representatives of the Company held a series of due diligence sessions with representatives of Company A, covering a wide range of topics, including operations, legal proceedings, compliance matters and employee matters. On June 23, 2017, Ocwen received access to the online data room. The senior management of the Company also had discussions with the senior management of each of Company B and Company C regarding the framework for a potential transaction. Ocwen, Company A and Company B were all under confidentiality agreements that were entered into in connection with the 2016 strategic review process. Company C did not participate in the 2016 strategic review process and entered into a confidentiality agreement with a standstill provision that allowed it to make a confidential proposal to our board of directors at any time.

        In the meantime, our board of directors instructed Credit Suisse to reassess the universe of potential strategic partners and identify a list of counterparties that might be interested in a potential strategic transaction with the Company given the current composition of the Company's business after giving effect to the asset sale transactions and the Company's exit from various businesses.

        Our board of directors met on June 28, 2017, together with management, Credit Suisse and Latham. During this meeting, Credit Suisse discussed potential transaction counterparties. Credit Suisse noted that, based on the feedback (or lack thereof) from counterparties following the Company's announcement of PHH 2.0, it believed most of the counterparties that had expressed interest in the Company's subservicing platform during the 2016 strategic review process were unlikely to have a serious interest in pursuing a strategic transaction with the Company at this time. Our board of directors and the Company's management and advisors discussed the fact that while a few of the counterparties, including Company B, might be interested in acquiring the Company's subservicing platform, such a transaction would likely be followed by a liquidation of the Company and expose the Company's stockholders to the Liquidation Scenario risks previously considered by the board of directors during the course of the Company's strategic review. Following extensive discussions, our board of directors decided that the Company should focus on the ongoing discussions with Ocwen and Company A and, depending on the outcome of these discussions, selectively contact additional potential counterparties.

        In the weeks following the June 28 board meeting, the Company's management continued to engage with Ocwen and Company A and provided additional due diligence materials to each party. On July 11, 2017, representatives of Ocwen attended a management presentation given by the Company as well as due diligence sessions covering different aspects of the Company's business.

        On July 17, 2017, following extensive due diligence, Company A submitted a non-binding indication of interest to acquire the Company for a cash purchase price of $725 million—$775 million in the aggregate, or $13.50—$14.50 per share. Company A's proposal assumed, among other things, that up to $700 million of the cash purchase price would be in the form of a cash dividend paid by the Company to its stockholders prior to the closing. Following the receipt of Company A's proposal, in accordance with the directives of our Board of Directors, the Company's management and Credit Suisse discussed with Company A certain aspects of the proposal, including the tax implications of a cash dividend for the Company's stockholders. By late July, discussions with Company A had slowed as a result of both the potential adverse tax implications of the proposed cash dividend to the Company's stockholders and Company A's desire to postpone further discussions until after the release of the

Company's financial results for the second quarter of 2017. In the meantime, Ocwen continued its due diligence efforts with a view towards establishing an updated indication of value for a whole-company transaction.

        On August 8, 2017, the Company released financial results for the second quarter of 2017, reporting a net loss of $46 million or $0.86 per basic share for the quarter. While the subservicing business was performing as expected and the business development pipeline was solid, it was unclear whether the business development efforts would result in actual client acquisitions. The performance of the portfolio retention business was below expectations.

        Following the Company's release of its second quarter results, Ocwen communicated its updated views on certain aspects of the value of the Company. The Company's management, with input from the Company's advisors, identified a number of issues with Ocwen's preliminary views, including its assessment of the value of the Company's deferred tax assets and the potential exposure related to the Company's pending litigation with the CFPB, which we refer to as the "CFPB litigation." Shortly thereafter, Ocwen and the Company discontinued further conversations regarding a potential transaction.

        During the week of August 14, 2017, Company A informed the Company that it was no longer interested in a whole-company transaction, but instead was potentially interested in acquiring the equity of PHH Mortgage Corporation. At the same time, Company A expressed concerns regarding the parties' ability to reach agreement on valuation, the Company's lack of near-term profitability and the potential exposure related to the CFPB litigation. In mid-September 2017, Company A indicated that it had no further interest in acquiring the Company or the equity of PHH Mortgage Corporation.

        By the end of the third quarter of 2017, the Company had completed the sale of the Ginnie Mae MSRs to Lakeview, was on track to complete the sale of PHH Home Loans assets to GRA by the end of 2017, and had completed the sale of Fannie Mae and Freddie Mac MSRs to New Residential. In addition, during the first three quarters of 2017, the Company returned $301 million of capital to its stockholders through an issuer tender offer and open market purchases, and reduced the outstanding principal amount of its unsecured debt by $496 million. However, PHH 2.0 was experiencing difficulties as the subservicing portfolio continued to be subject to natural run-off and business development efforts had not yet produced any material new client acquisitions.

        In early October 2017, the senior management of the Company contacted Ocwen's senior management to assess Ocwen's willingness to reengage with the Company regarding a potential strategic transaction. By this time, the Company and Ocwen had each made progress on addressing their respective regulatory matters. In particular, the Company had entered into settlement agreements with the Department of Justice on behalf the Department of Housing and Urban Development and separately on behalf of the U.S. Department of Veteran Affairs and the Federal Housing Finance Agency to resolve certain matters regarding legacy mortgage origination and underwriting activities, and Ocwen had reached resolutions with regulatory agencies in approximately half of the states that brought regulatory actions against Ocwen in April 2017. Ocwen indicated that it would be willing to consider reengaging but would first need an update on certain matters, including the status of pending asset sale transactions, the Company's discussions with regulators on a multi-state mortgage settlement and a view into the Company's financial results for the third quarter of 2017, which was provided on October 12, 2017.

        On October 23, 2017, Ocwen sent an updated due diligence request list to the Company. Two days later, Ocwen submitted a preliminary, written, non-binding indication of interest to acquire the Company for up to $426 million in the aggregate, or $13.10 per fully diluted share. Ocwen's proposal provided that PHH stockholders would retain $109 million of potential liabilities relating to the CFPB litigation in the form of contingent value rights, which we refer to as "CVRs," and was conditioned on the completion of all of the Company's previously announced asset sales.

        Our board of directors met on October 26, 2017, together with management, Credit Suisse and Latham. During the meeting, our board of directors reviewed the terms of Ocwen's preliminary indication of interest and discussed various aspects of Ocwen's proposal with the advisors, including concerns relating to the CVR structure and the amount of value it represented and specific areas in which more value might be ascribed. Following extensive discussions, our board of directors decided that it was in the best interests of the Company and its stockholders to further explore a potential transaction with Ocwen, and instructed management, with the assistance of Credit Suisse, to seek an improvement in Ocwen's proposal, particularly with respect to overall value and the CVR structure.

        The next day, the senior management of the Company and Ocwen, together with their respective legal and financial advisors, held a telephone call to discuss various work streams relating to a potential transaction, including due diligence. During this call, Ocwen informed PHH that, under the terms of the settlement agreements that it had entered into with state mortgage and banking regulatory agencies, Ocwen was required to provide these state regulators with 30 days' advance notice and the opportunity to object before entering into any binding agreement to merge with or acquire an unaffiliated company such as PHH, and that any of these regulators could object to Ocwen's entry into such strategic transaction during this 30-day period.

        During the following weeks, members of the Company's senior management, together with representatives of Credit Suisse, held a series of meetings with representatives of Ocwen to discuss the terms of Ocwen's proposal and to provide additional due diligence information regarding the Company.

        On November 7, 2017, the Company released financial results for the third quarter of 2017, reporting a net loss of $55 million or $1.14 per basic share. The subservicing business was experiencing higher than expected repurchase, indemnification and delinquent servicing expenses coupled with higher payoff amortization, and the portfolio retention business continued to perform below expectations.

        On November 16, 2017, Ocwen sent a draft merger agreement and CVR term sheet to the Company. The draft documents contemplated, among other things, (i) that Ocwen would have full control of the CFPB litigation after the closing, (ii) that the CVRs would not be transferable for a period of six months post-closing, and (iii) that the transaction would be conditioned upon the Company having both a specified amount of available cash and a minimum equity value.

        During the month of November, the Company held preliminary discussions with another participant in the subservicing industry, which we refer to as "Company D," regarding the possibility of a potential strategic transaction. Company D was under a confidentiality agreement entered into in connection with the 2016 strategic review process and received data room access on November 20, 2017.

        On November 20, 2017, Ocwen submitted an updated, written, non-binding indication of interest to acquire the Company for up to $391 million in the aggregate (or $11.94 per fully diluted share), consisting of $282 million in cash and $109 million in the form of CVRs. Ocwen indicated that the reduction in its proposed purchase price was primarily due to the lower earnings forecast provided by the Company and the anticipated impact of the proposed tax reform legislation, which was expected to eliminate loss carryback provisions. Upon review of Ocwen's updated indication of interest, the Company's management, with input from Credit Suisse, provided certain feedback on Ocwen's proposed purchased price.

        Our board of directors met on November 30, 2017, together with management, Credit Suisse, Latham and Jones Day. During the meeting, our board of directors discussed potential strategic options for the Company. Credit Suisse updated our board of directors regarding the discussions held with potential counterparties over the last few months, noting that, among other things:

  •
  despite the Company's public disclosure of its 2016 strategic review process and the broad outreach to solicit interest from third parties beginning in 2014 and continuing through 2017,

    Ocwen was the only party that had indicated interest in a whole company transaction at this time;

  •
  Company A had discontinued discussions regarding a potential transaction several months prior and, based on discussions at that time, was viewed as unlikely to resume discussions;

  •
  Company C had indicated that it had decided not to pursue an acquisition of the Company, but expressed willingness to consider a potential transaction in which Company C was acquired;

  •
  Company D had discontinued discussions following initial due diligence indicating, among other things, the significant amount of work that needed to be undertaken by the Company in order to transition to the PHH 2.0 business model; and

  •
  there were a few counterparties (including Company B) that expressed interest in the Company's subservicing platform, but not in a whole company transaction, and those counterparties that had provided a preliminary indication of value were ascribing zero or negative value to the subservicing platform as a result of subservicing client risk and certain one-time costs associated with a platform sale.

        Credit Suisse also discussed with our board of directors certain preliminary financial matters pertaining to the Company. In connection with these discussions, management of the Company reviewed with our board of directors a long-range forecast for the Company, including related assumptions and risks, and updated our board of directors on management's analysis of the Liquidation Scenario. Following these discussions, Jones Day reviewed with our board of directors the terms of the proposed merger agreement with Ocwen and the CVR term sheet, highlighting a number of material issues in the proposed documents. Following extensive discussions, our board of directors was of the view that, despite certain material issues, including significant concerns with respect to the CVR, the proposed transaction with Ocwen still represented the best option for the Company's stockholders. Accordingly, our board of directors instructed management and the advisors to continue negotiations with Ocwen, with particular focus on price, CVR terms and certainty of closing.

        In accordance with our board of directors' instructions, the Company's senior management proposed to Ocwen an increased purchase price of $405 million in the aggregate, and Jones Day sent a revised draft of the merger agreement to Sullivan & Cromwell LLP, Ocwen's outside legal counsel, which we refer to as "S&C." Following further discussions between the Company and Ocwen, on December 11, 2017, Ocwen increased its proposed purchase price to up to $398 million in the aggregate (or $12.15 per fully diluted share), consisting of $289 million in cash and $109 million in the form of CVRs. Later that day, S&C sent a revised draft of the merger agreement to Jones Day. Jones Day and S&C also exchanged comments on the CVR term sheet.

        On December 14, 2017, the senior managements of PHH and Ocwen, together with their respective legal and financial advisors, met in person to negotiate the terms of the proposed transaction. Among other things, the parties discussed the terms of the CVR, including the control of the CFPB litigation prior to and after the closing, the closing conditions relating to the Company's minimum equity value and available cash, and the allocation of risks relating to the pre-signing regulatory advance notice process. Following extensive discussions, the parties generally agreed, among other things, that:

  •
  PHH would control the defense of the CFPB litigation, subject to a few specified limitations; and

  •
  a minimum net worth threshold would be more appropriate than a minimum equity value threshold and the finance teams of the Company and Ocwen would work to determine the appropriate formula and thresholds for net worth and available cash, in each case subject to certain carve-outs.

        During the following weeks, the senior managements of the Company and Ocwen had a series of discussions regarding the determination of net worth and available cash. As part of these discussions, the parties agreed that the purchase price would be subject to downward adjustments if the Company's net worth declined by more than $22.5 million below the projections provided to Ocwen, provided that in no event would any such adjustment exceed $18,750,000 in the aggregate. During the same period, Jones Day and S&C exchanged multiple drafts of the merger agreement, the CVR term sheet and related documentation.

        On January 19, 2018, in light of the substantial progress on the negotiation of the merger agreement and CVR term sheet, Ocwen and the Company decided that Ocwen could commence the pre-signing regulatory advance notice process, and Ocwen subsequently contacted regulators in 31 states regarding the potential transaction.

        In addition, in light of the fact that New Residential represents 58% of the Company's subservicing portfolio (by units as of December 31, 2017), the Company and Ocwen both were of the view that it would be prudent to seek New Residential's written consent to the transaction, as required by its subservicing agreement, prior to signing a definitive agreement. If such consent were not obtained, New Residential would have the right to terminate its subservicing agreement and transfer the loans subserviced by the Company either internally or to another subservicer. Accordingly, on January 22, 2018, senior managements of the Company and Ocwen informed New Residential of the potential transaction on a confidential basis and requested its written consent to the transaction.

        During the next few weeks, the Company, Jones Day, Ocwen and S&C continued to negotiate the merger agreement and a CVR agreement.

        On January 31, 2018, the en banc court of the United States Court of Appeals for the District of Columbia Circuit, which we refer to as the "DC Circuit Court of Appeals," reinstated the October 2016 panel decision in the CFPB litigation as it related to issues under the Real Estate Settlement Procedures Act (which we refer to as "RESPA"), including vacating the CFPB order that imposed $109 million of disgorgement penalties on the Company. Over the course of the next week, representatives of PHH and Ocwen held a series of discussions regarding the implications of the en banc decision and potential next steps in the CFPB litigation. In the course of these discussions, the Company informed Ocwen that, in light of the en banc decision by the DC Circuit Court of Appeals, the Company believed that its potential exposure to monetary penalties from the CFPB litigation had been reduced significantly and that a CVR was no longer appropriate.

        During the week of February 12, 2017, the Company was informed by two existing subservicing clients of their intention to remove portions or all of their respective businesses totaling approximately 115,000 units, representing approximately 17% of the Company's subservicing portfolio (by units as of December 31, 2017), from the Company's platform between the second quarter of 2018 and first quarter of 2019, placing further pressure on the Company's growth plans.

        On February 16, 2018, Ocwen sent a revised draft of the merger agreement to the Company as part of a package proposal on the proposed transaction. As part of its package proposal, Ocwen agreed to remove the CVR consideration, but also reduced the aggregate purchase price to $360 million in cash (or $11.00 per fully diluted share). Ocwen indicated that the price reduction was primarily due to the Company's recent client losses and additional uncertainty regarding the Company's remaining clients. Ocwen also informed PHH that, at the request of certain state regulators, Ocwen had agreed to extend the review period for the pre-signing regulatory non-objection process to February 23, 2018.

        Our board of directors met on February 18, 2018, together with management, Credit Suisse, Latham and Jones Day. At the meeting, members of management and Credit Suisse reviewed Ocwen's package proposal with our board of directors. Members of management updated our board of directors on recent client losses and the continuing challenges facing the PHH 2.0 business model. Management also updated our board of directors on recent acquisitions and other strategic developments involving certain industry participants, which had resulted in intensified competitive pressure. Following extensive discussions, our board of directors decided to continue pursuing the proposed transaction with Ocwen on the basis of its package proposal, and instructed management and the advisors to seek to improve Ocwen's proposed purchase price and continue negotiations on the transaction documents.

        On February 19, 2017, members of the Company's and Ocwen's senior management discussed certain aspects of Ocwen's proposal. Ocwen indicated it was unwilling to increase its proposed purchase price, but agreed there would be no purchase price adjustment for declines in the Company's net worth below the projections provided to Ocwen. Ocwen retained the right to terminate the transaction should the Company's net worth or available cash fall below certain thresholds. In the next few days, management of the Company and Jones Day exchanged multiple drafts of the merger agreement and disclosure schedules with Ocwen and S&C, and continued negotiating the transaction documents.

        On February 24, 2018, the Company received New Residential's written consent with respect to the proposed transaction with Ocwen, and Ocwen informed the Company that the pre-signing regulatory advance notice period had lapsed without Ocwen receiving any objections.

        Our board of directors met on February 25, 2018, together with management, Credit Suisse, Latham, Jones Day and DLA Piper LLP (US), Maryland counsel for the Company (which we refer to as "DLA"). At the meeting, members of management and the Company's advisors reviewed with our board of directors the strategic review process undertaken by the Company in recent years, including the broad auction process conducted in 2016, the proposals received by the Company since the 2016 process, and the potential strategic options considered by our board of directors since the announcement of PHH 2.0 in February 2017, including the Liquidation Scenario. Management of the Company presented an updated long-range forecast for the Company, as well as a financial analysis of the Liquidation Scenario. Management also noted that while the Company had successfully reduced its cost infrastructure in 2017, the Company's business development efforts under the PHH 2.0 model had not resulted in meaningful new business, the Company was experiencing natural runoff of loans in its subservicing portfolio and the Company was behind expectations for both subservicing units and portfolio retention volume. Meeting participants discussed in detail the execution risk associated with transitioning to and operating PHH 2.0, and noted that the proposed transaction represented an opportunity to mitigate certain risks and uncertainties associated with the Company's business transformation and growth efforts. Meeting participants also discussed the impact of the recently passed tax reform, which effectively removed tax shields on future losses, creating further pressure on achieving the necessary scale within an acceptable timeframe. Our board of directors then discussed the proposed transaction with Ocwen in detail. In connection with this discussion, Jones Day reviewed the terms of the proposed merger agreement with Ocwen, including closing conditions, the parties' commitment to seek to obtain regulatory approvals and our board of directors' ability to exercise its fiduciary out. In addition, Credit Suisse reviewed its preliminary financial analysis of the merger consideration. Following extensive discussions, our board of directors reaffirmed its view that among the strategic options available to the Company, including continued operation as a standalone company and the Liquidation Scenario, the proposed transaction with Ocwen presented the best option for the Company's stockholders. Accordingly, our board of directors instructed management and the advisors to finalize the transaction documents as soon as practicable.

        During the next two days, the Company, Jones Day, Ocwen and S&C engaged in a series of discussions to resolve outstanding points on the transaction documents and exchanged multiple drafts of the merger agreement and disclosure schedules.

        Our board of directors met again on February 27, 2018, together with management, Credit Suisse, Latham, Jones Day and DLA. At the beginning of the meeting, DLA reviewed the directors' fiduciary duties under Maryland law in connection with their consideration of a sale of the Company. Management then updated our board of directors with respect to its forecasts and the status of the transaction, the terms of which had been finalized. Thereafter, Credit Suisse reviewed with our board of directors its financial analysis of the merger consideration and rendered an oral opinion, confirmed by delivery of a written opinion dated February 27, 2018, to our board of directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the merger consideration to be received by holders of PHH common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. After further discussions of available alternatives and potential risks, including continuing with the PHH 2.0 business model and the Liquidation Scenario, our board of directors determined that the proposed merger with Ocwen was in the best interests of the Company and its stockholders. Accordingly, our board of directors unanimously approved the merger agreement and the transaction contemplated thereby, including the merger, and resolved to recommend the merger agreement to the Company's stockholders.

        Later in the afternoon of February 27, 2018, following Board approval of the merger agreement and the merger, the Company and Ocwen executed the merger agreement. Thereafter, the Company issued a press release announcing its entry into the merger agreement.

  Past Contacts, Transactions or Negotiations

        Other than as described under "Background of the Merger" above, we, Merger Sub and Ocwen have not had any negotiations, transactions or material contacts during the past two years, and other than as described therein and in the merger agreement there are no present or proposed material agreements, arrangements, understandings or relationships between our executive officers or directors or affiliates and any of Merger Sub or Ocwen, or their respective executive officers or directors.

  Reasons for Recommending the Merger

        Our board of directors unanimously determined that the merger on the terms and conditions of the merger agreement is advisable and in the best interests of our stockholders, and approved and declared advisable the execution, delivery and performance of the merger and the merger agreement and the consummation of the transactions contemplated thereby. Our board of directors recommends that the Company's stockholders vote "FOR" the approval of the merger on the terms and conditions of the merger agreement.

        In evaluating the merger agreement and the transactions contemplated thereby, our board of directors discussed the proposed transaction with the board of directors' legal counsel and the Company's management and legal and financial advisors and considered a variety of factors, including the positive factors set forth below, each of which our Board believed supported its determination:

  •
  our board of directors' knowledge of the PHH 2.0 business model and the business, prospects, financial performance and condition, financial and operating plans, capital levels and asset quality of the Company and the risks associated with the foregoing if the Company were to remain an independent public company;

  •
  our board of directors' knowledge of current industry, economic and market conditions and industry trends, and the risks associated with the foregoing if the Company were to remain an independent public company;

  •
  our board of directors' knowledge of the Company's competitive position within relevant markets, including the impact of consolidation within the industry and the emergence of competitors with considerably greater financial, technical and marketing resources, lower funding cost, access to more diverse funding sources, and broader product lines;

  •
  the strategic review processes undertaken by our board of directors over the course of the last few years (including the public, broad-based process to explore a sale of the Company or one or more of its principal businesses in 2016), and our board of directors' evaluation of the alternative means of creating stockholder value available to the Company, including continuing the PHH 2.0 plan as a standalone company and a liquidation of the Company, and the significant risks and uncertainties and value implications associated with these alternatives;

  •
  the fact that the Company's operations had not been profitable in recent years and the operating losses were expected to continue; while the Company had successfully reduced its cost infrastructure in 2017, the Company's business development efforts under the PHH 2.0 model had not resulted in meaningful new business, the Company was experiencing loss of subservicing customers in addition to natural runoff of loans in its subservicing portfolio and the Company was behind expectations for both subservicing units and portfolio retention volume;

  •
  our board of directors' belief that the merger consideration of $11.00 per share was more favorable to the Company's stockholders than the potential value that might result from other alternatives reasonably available to the Company at the time the merger agreement was approved, including the continued operation of the Company as an independent company or a liquidation of the Company;

  •
  the opinion, dated February 27, 2018, of Credit Suisse to the PHH board of directors as to the fairness, from a financial point of view and as of such date, of the merger consideration to be received by holders of PHH common stock pursuant to the merger agreement, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as more fully described in "—Opinion of the Company's Financial Advisor;"

  •
  the current and historical market prices of PHH common stock and the fact that the Per Share Price represented a premium of approximately 24% over PHH's closing stock price of $8.84 per share on February 26, 2018, the last trading day prior to the announcement of the transaction;

  •
  the fact that the merger consideration consists solely of cash, providing PHH stockholders certain, near-term value and liquidity for their shares, especially when viewed against the medium- and long-term market and business risks and the risks associated with realizing current expectations for PHH's future financial performance;

  •
  the fact that the terms and conditions of the merger agreement and the transactions contemplated thereby were the product of arm's-length negotiations between the parties and were designed to provide substantial certainty that the merger would be consummated on a timely basis; and

  •
  the fact that while the merger agreement prohibits PHH from soliciting a takeover proposal (as defined in "The Merger Agreement—No Solicitation by PHH"), the merger agreement permits PHH and our board of directors, prior to the time that its stockholders adopt the merger agreement, to take the following actions:

  •
  furnish information to and conduct negotiations with third parties in respect of any unsolicited written takeover proposal;

  •
  terminate the merger agreement in order to accept a superior proposal (as defined in "The Merger Agreement—No Solicitation by PHH"), subject to payment of a $12.6 million termination fee; and

  •
  to change or withdraw our Board's recommendation of the merger agreement in response to a superior proposal or an intervening event (as defined in "The Merger Agreement—Adverse Recommendation Change; Fiduciary Termination"), if our Board determines that the failure to effect a change in recommendation is likely to violate our board of directors' fiduciary duties to our stockholders.

        Our board of directors also considered a variety of risks and potentially negative factors concerning the merger and the merger agreement, including the following:

  •
  the fact that the consummation of the merger is subject to a number of conditions, including the approval by a variety of federal and state regulatory agencies and the consents of Fannie Mae, Freddie Mac and Ginnie Mae, and such approvals and consents may not be obtained;

  •
  the fact that while Ocwen has agreed to use its reasonable best efforts to obtain the required regulatory approvals, Ocwen is not required to, and PHH may not, without Ocwen's consent, take any action or agree to any restraint, restriction, limitation, requirement or condition that would, individually or in the aggregate, reasonably be expected to, impair in any material respect the business or financial condition of the combined company, taken as a whole;

  •
  the fact that under the terms of the merger agreement, Ocwen has the right not to consummate the merger if PHH fails to maintain its adjusted net worth or available cash above a certain specified level (see "The Merger Agreement—Material Adverse Effect");

  •
  the fact that following the consummation of the merger, PHH will no longer exist as a public company and the stockholders will not be able to participate in any value creation that PHH could generate going forward, as well as any future appreciation in the value of the combined company;

  •
  the fact that the mortgage servicing industry has been under intensified regulatory scrutiny since the collapse of the subprime lending market ten years ago, and the possibility that PHH stockholders could receive greater consideration for their shares in a future change-in-control transaction or otherwise in more favorable industry conditions;

  •
  the risk that, if the merger is not completed:

  •
  the market price of PHH common stock could be affected by many factors, including (i) the reason for which the merger agreement was terminated and whether such termination results from factors adversely affecting PHH, (ii) the possibility that the marketplace would consider PHH to be an unattractive acquisition candidate, and (iii) the possible sale of shares by short-term investors following an announcement of the termination of the merger agreement;

  •
  the market's perception of PHH's continuing business and future prospects could adversely affect PHH's relationships with employees, customers, lenders, vendors and other business partners as well as PHH's relationships with its regulators; and

  •
  PHH may not be able to find another buyer for the whole company, and any potential buyer may withdraw its offer without entering into any definitive agreement;

  •
  the fact that the merger agreement prohibits PHH from soliciting takeover proposals and requires the payment of a $12.6 million termination fee if PHH were to terminate the merger agreement to enter into a definitive agreement with respect to an unsolicited superior proposal, which would make it more costly for any other potential purchaser to acquire PHH;

  •
  the fact that the merger agreement contains certain restrictions on the conduct of PHH's business prior to the consummation of the merger, which may delay or prevent PHH from undertaking business opportunities that may arise prior to consummation of the merger, and the resultant risk if the merger is not consummated;

  •
  the fact that the receipt of cash in exchange for PHH shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes;

  •
  the significant costs involved in connection with consummating the merger, the substantial management time and effort required to effectuate the merger and the related disruption to PHH's day-to-day operations during the pendency of the merger;

  •
  the potential negative effect of the pendency of the merger on PHH's business, including uncertainty about the effect of the proposed merger on PHH's employees, customers and other parties, which may impair PHH's ability to attract, retain and motivate key personnel, and could cause customers, suppliers and others to seek to change existing business relationships with PHH;

  •
  the fact that PHH's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of PHH's stockholders generally, as described under "The Merger Proposal—Interests of Our Directors and Executive Officers in the Merger" beginning on page 54;

  •
  the fact that dissenting stockholders do not have the right to seek appraisal of the fair value of PHH common stock under Maryland law; and

  •
  the risk that there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied on a timely basis and, as a result, it is possible that the merger may be delayed or may not be completed even if the merger agreement is adopted by PHH's stockholders.

        The factors listed above as supporting our board of directors' decisions were determined by our board of directors to outweigh the countervailing considerations and risks. The foregoing discussion of our board of directors' reasons for its recommendation is not meant to be exhaustive, but addresses the material factors considered by our board of directors in connection with its recommendation. In view of the wide variety of factors considered by our board of directors in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, our board of directors made its determination and recommendation based on the totality of the information presented to it, and the judgments of individual members of our board of directors may have been influenced to a greater or lesser degree by different factors. The factors, potential risks and uncertainties contained in this section contain information that is forward-looking in nature and should be read in conjunction with the factors discussed in "Special Note Regarding Forward-Looking Statements".

  Recommendation of our Board of Directors

        Our board of directors, at a special meeting held on February 27, 2018, after due consideration, unanimously (i) determined that the merger is advisable and in the best interests of the Company and its stockholders on the terms and conditions of the merger agreement, (ii) approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and (iii) directed that the merger on the terms and conditions of the merger agreement be submitted for consideration by our stockholders at the special meeting of stockholders. Our board of directors has approved the merger on the terms and conditions of the merger agreement and unanimously recommends that stockholders vote "FOR" the Merger Proposal.

  Unaudited Financial Projections

        As a matter of course, PHH does not develop or publicly disclose long-term projections or internal projections of its future performance and is especially wary of making projections for extended periods given the unpredictability of the underlying assumptions and estimates, although PHH in the past has provided investors with limited quarterly or full-year financial guidance covering discrete areas of its financial performance. However, in connection with the merger, our management prepared certain non-public, unaudited financial forecast for PHH, which we refer to as the "Financial Projections," and provided the projections to our board of directors to assist our board of directors in evaluating a possible transaction. The Financial Projections also were provided to Credit Suisse, which was directed to use and rely upon such projections in connection with its financial analyses and opinion as described in the section entitled "—Opinion of the Company's Financial Advisor."

        The Financial Projections reflect numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions and other future events, as well as matters specific to PHH, all of which are inherently uncertain, difficult to predict and many of which are beyond our control. These assumptions included assumptions about the subservicing market, business development initiatives, operational productivity and interest rates. In addition, certain assumptions were based on information derived from third parties. Our management believes the Financial Projections were prepared on a reasonable basis and reflected the best then-currently available estimates and judgments of our management when prepared. The Financial Projections are subjective in many respects and are subject to change based on actual experience and business developments. As such, Financial Projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted, including the various risks set forth in PHH's periodic reports. For additional information regarding these risks, please see the section of this proxy statement entitled "Special Note Regarding Forward-Looking Statements." There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The Financial Projections should not be considered necessarily reflective of actual future results. The Financial Projections cover multiple years and such information by its nature becomes less predictive with each successive year.

        The Financial Projections were based upon various assumptions which relate only to the periods presented. The Financial Projections do not take into account any circumstances or events occurring after the date they were prepared.

        The Financial Projections were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. All of the Financial Projections (excluding industry projections prepared by third parties) were estimates prepared by our management. In addition, the Financial Projections are unaudited and neither PHH's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Financial Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Financial Projections. Readers of this document are urged not to place undue reliance on the unaudited Financial Projections set forth below and PHH urges all stockholders to review PHH's SEC filings for PHH's actual financial results.

        The inclusion of the Financial Projections in this proxy statement is not deemed an admission or representation by PHH or any other person that it considered, or now considers, the Financial Projections as material information or necessarily predictive of actual future results or events. The Financial Projections are not included in this proxy statement in order to influence any stockholder of PHH with respect to the approval of the proposal to approve the merger agreement. PHH DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS INCLUDED IN THIS PROXY STATEMENT TO REFLECT CIRCUMSTANCES EXISTING SINCE ITS PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR, OR TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS.

        Set forth below is a summary of the Financial Projections:

	2018	2019	2020	2021	2022
Total Revenue	$171	$225	$261	$288	$307
Direct Expense	(145)	(152)	(170)	(187)	(200)
Direct Shared Service Expenses	(114)	(71)	(70)	(69)	(67)
EBIT	(88)	3	21	32	40
Net Income(1)	(106)	0	16	23	30
Adjusted Net Income(2)	(107)	(4)	10	18	24

(1)
Following adjustment for interest expense, one-time expenses and income tax benefit/expenses.

(2)
Following adjustment for loss in contract adjustment (gross).

  Opinion of the Company's Financial Advisor

        PHH has engaged Credit Suisse to act as its financial advisor in connection with the proposed merger. In connection with this engagement, the board of directors requested that Credit Suisse evaluate the fairness, from a financial point of view, of the merger consideration to be received by holders of PHH common stock pursuant to the merger agreement. On February 27, 2018, at a meeting of the board of directors held to evaluate the proposed merger, Credit Suisse rendered an oral opinion, confirmed by delivery of a written opinion dated February 27, 2018, to the board of directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the merger consideration to be received by holders of PHH common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of Credit Suisse's written opinion, dated February 27, 2018, to the board of directors, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Credit Suisse in connection with such opinion, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference in its entirety. The description of Credit Suisse's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Credit Suisse's opinion. Credit Suisse's opinion was provided to the board of directors (in its capacity as such) for its information in connection with its evaluation of the merger consideration from a financial point of view and did not address any other terms, aspects or implications of the proposed merger, the relative merits of the merger as compared to alternative transactions or strategies that might be available to PHH or the underlying business decision of the board of directors or PHH to proceed with the merger. Credit Suisse's opinion does not constitute advice or a recommendation to any securityholder as to how such securityholder should vote or act on any matter relating to the proposed merger or otherwise.

        In arriving at its opinion, Credit Suisse reviewed an execution version, provided to Credit Suisse on February 27, 2018, of the merger agreement and certain publicly available business and financial information relating to PHH. Credit Suisse also reviewed certain other information relating to PHH provided to or discussed with Credit Suisse by the management of PHH, including financial forecasts and estimates relating to PHH provided to or discussed with Credit Suisse by the management of PHH, and Credit Suisse met with the management of PHH to discuss the businesses and prospects of PHH. Credit Suisse also considered certain financial and stock market data of PHH, and Credit Suisse compared that data with similar data for companies with publicly traded equity securities in businesses Credit Suisse deemed relevant. Credit Suisse also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

        In connection with its review, Credit Suisse did not independently verify any of the foregoing information and, with PHH's consent, Credit Suisse assumed and relied upon such information being complete and accurate in all material respects. With respect to the financial forecasts and estimates for PHH (including, without limitation, as to PHH's projected net worth and available and distributable cash) that Credit Suisse was directed to utilize in its analyses, the management of PHH advised Credit Suisse, and Credit Suisse assumed, with PHH's consent, that such financial forecasts and estimates were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial performance of PHH and the other matters covered thereby and were appropriate for Credit Suisse's use and reliance for purposes of its analyses and opinion. Credit Suisse expressed no opinion as to any financial forecasts or estimates or the assumptions on which they were based. Credit Suisse relied, with PHH's consent and without independent verification, upon the assessments of the management of PHH as to, among other things, (i) the pending sale of PHH's mortgage servicing rights and other asset sales and dispositions, and the exiting of certain businesses, reorganizations, restructurings and other corporate transactions undertaken by PHH (collectively referred to in this section as the "disposition transactions"), including with respect to the timing thereof and expected amount of distributable cash therefrom, (ii) the potential impact on PHH of certain market, competitive, cyclical and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the residential mortgage and real estate markets and related credit and financial markets, including with respect to interest rates and conditions in the housing market, (iii) the annual portfolio growth and recapture rates of PHH and (iv) recent events and other aspects relating to PHH's key clients, vendors and other commercial relationships. Credit Suisse assumed, with PHH's consent, that there would be no developments with respect to any such matters or any adjustments to the merger consideration that would be meaningful in any respect to Credit Suisse's analyses or opinion.

        In connection with its opinion, Credit Suisse was not requested to make, and it did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of PHH or any other entity, nor was Credit Suisse furnished for purposes of its analyses or opinion with any such evaluations or appraisals, and Credit Suisse's analyses should not be construed as such. Credit Suisse is not an expert in the evaluation of, and Credit Suisse expressed no opinion with respect to, loan portfolios or individual credit files or the adequacy or sufficiency of allowances for credit losses with respect to loans or any other matters. Credit Suisse also was not requested to make, and it did not make, an evaluation of the solvency or fair value of PHH under any state, federal or other laws relating to bankruptcy, insolvency or similar matters or any potential or actual litigation, regulatory action or governmental investigation or possible unasserted claims or other contingent liabilities to which PHH or any other entity was or may have been a party or was or may have been subject or any reserves therefor, and Credit Suisse assumed, with PHH's consent, that the outcome of such matters would not be meaningful in any respect to Credit Suisse's analyses or opinion.

        Credit Suisse assumed, with PHH's consent, that, in the course of obtaining any regulatory or third-party consents, approvals, agreements or waivers in connection with the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed or occur that would have an adverse effect on PHH or the merger or that otherwise would be meaningful in any respect to Credit Suisse's analyses or opinion and that the merger would be consummated in accordance with the terms of the merger agreement and in compliance with all applicable laws, documents and other requirements without waiver, modification or amendment of any material term, condition or agreement thereof. Representatives of PHH advised Credit Suisse, and Credit Suisse also assumed, with PHH's consent, that the terms of the merger agreement, when executed, would conform in all material respects to the terms reflected in the execution version reviewed by Credit Suisse. Credit Suisse did not express any opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, any opinion with respect to changes in, or the impact of, tax laws, regulations and governmental and legislative policies on the merger, PHH or any other participant in the merger, Credit Suisse assumed that PHH had or would obtain such advice or opinions from appropriate professional sources, and Credit Suisse relied, with PHH's consent, upon the assessments of representatives of PHH as to such matters.

        Credit Suisse's opinion addressed only the fairness, from a financial point of view and as of its date, of the merger consideration (to the extent expressly specified in such opinion), without regard to individual circumstances of specific holders with respect to any rights or aspects which may distinguish such holders or the securities of PHH held by such holders, and did not address any other terms, aspects or implications of the merger, including, without limitation, the form or structure of the merger, any adjustments to the merger consideration, the financial or other terms or consequences of any disposition transaction or related distributions or any post-closing reorganizations or other agreement, arrangement or understanding to be entered into in connection with, related to or contemplated by the merger or otherwise. In addition, Credit Suisse's opinion did not address the fairness of the amount or nature of, or any other aspect relating to, any compensation or other consideration to any officers, directors, employees or securityholders of any party to the merger or any related entities, or class of such persons, relative to the merger consideration or otherwise. The issuance of Credit Suisse's opinion was approved by Credit Suisse's authorized internal committee.

        Credit Suisse's opinion was necessarily based upon information made available to Credit Suisse as of the date of Credit Suisse's opinion and financial, economic, market and other conditions as they existed and could be evaluated on that date. It should be understood that subsequent developments may affect Credit Suisse's opinion, and Credit Suisse does not have any obligation to update, revise, reaffirm or withdraw its opinion. Credit Suisse did not express any opinion as to the prices or range of prices at which PHH common stock or other securities would trade or be transferable at any time, including following announcement of the proposed merger. Credit Suisse's opinion did not address the relative merits of the merger as compared to alternative transactions or strategies that might be available to PHH, nor did it address the underlying business decision of the board of directors or PHH to proceed with the merger.

        In preparing its opinion to the board of directors, Credit Suisse performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse's analyses described below is not a complete description of the analyses underlying Credit Suisse's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Credit Suisse arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Credit Suisse considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PHH. No company or business used for comparative purposes in Credit Suisse's analyses is identical to PHH, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or businesses analyzed. The estimates contained in Credit Suisse's analyses and the implied reference ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Credit Suisse's analyses are inherently subject to substantial uncertainty.

        Credit Suisse was not requested to, and it did not, determine or recommend the merger consideration, which was determined through negotiations between PHH and Ocwen, and the decision to enter into the merger agreement was solely that of the board of directors. Credit Suisse's opinion and financial analyses were only one of many factors considered by the board of directors in its evaluation of the merger consideration and should not be viewed as determinative of the views of the board of directors or management with respect to the merger or the consideration payable in the merger.

  Financial Analyses

        The summary of the financial analyses described in this section entitled "—Financial Analyses" is a summary of the material financial analyses reviewed with the board of directors in connection with Credit Suisse's opinion dated February 27, 2018. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse's financial analyses.

        Selected Public Companies Analysis.    Credit Suisse reviewed certain financial and stock market information relating to PHH and the following two selected companies that Credit Suisse considered generally relevant as publicly traded companies with principal operations in the mortgage servicing and/or subservicing industry, collectively referred to as the selected companies:

  •
  Nationstar Mortgage Holdings Inc.

  •
  Ocwen Financial Corporation

        Credit Suisse reviewed, among other information, closing stock prices as of February 26, 2018 (or, in the case of Nationstar Mortgage Holdings Inc., February 12, 2018, which was the last trading day prior to public announcement of its proposed sale to WMIH Corp.) as a multiple of tangible book value per share as of September 30, 2017. Financial data of the selected companies were based on public filings and other publicly available information. Financial data of PHH was based on information provided by the management of PHH, public filings and other publicly available information.

        The overall low to high tangible book value per share (as of September 30, 2017) multiples observed for the selected companies were 0.79x to 1.08x (with a mean and a median of 0.93x). Credit Suisse noted that the tangible book value per share (as of September 30, 2017) multiple observed for PHH was 0.49x based on publicly available information. Credit Suisse then applied a selected range of tangible book value per share multiples of 0.50x to 0.80x to PHH's tangible book value as of December 31, 2017 based on information provided by the management of PHH. This analysis indicated the following approximate implied per share equity value reference range for PHH, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$8.49 - $13.56	$11.00

        Dividend Discount Analysis.    Credit Suisse performed a dividend discount analysis of PHH's consolidated operations (consisting of PHH's excess cash inclusive of the projected cash to be received from PHH's pending sale of its mortgage servicing rights to New Residential Mortgage LLC and PHH's continuing operations) to calculate the estimated present value of dividends that PHH forecasted would be payable during PHH's fiscal years ending December 31, 2018 through December 31, 2026 based on financial forecasts and estimates prepared by the management of PHH. The present value (as of December 31, 2017) of PHH's excess cash was calculated using a selected range of discount rates of 8.5% to 16.5%. The implied terminal values for PHH's continuing operations were derived by applying to PHH's estimated tangible book value as of December 31, 2026 a selected range of tangible book value multiples of 0.50x to 1.10x and the present values (as of December 31, 2017) of the distributable dividends and terminal values were then calculated using a selected range of discount rates of 13.5% to 21.0%. This analysis indicated the following overall approximate implied per share equity value reference range for PHH, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$10.23 - $11.98	$11.00

  Certain Additional Information

        Credit Suisse observed certain additional information that was not considered part of Credit Suisse's financial analyses with respect to its opinion but was noted for informational purposes, including the following:

  •
  stock price targets for PHH common stock as reflected in selected publicly available Wall Street research analysts' reports, which indicated an overall low to high target stock price range for PHH of $11.00 to $12.00 per share;

  •
  historical trading prices of PHH common stock during the 52-week period ended February 26, 2018, which indicated low and high intraday prices for PHH common stock during such period of approximately $8.01 and $15.00 per share, respectively; and

  •
  the approximate implied equity value reference range for PHH derived by the management of PHH assuming an orderly liquidation of PHH of $6.97 to $9.60 per share.

  Miscellaneous

        PHH selected Credit Suisse to act as financial advisor to PHH in connection with the merger based on Credit Suisse's qualifications, experience and reputation. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        PHH has agreed to pay Credit Suisse for its financial advisory services in connection with the proposed merger an aggregate fee of $5.25 million, of which a financial advisory fee of $2.25 million was previously paid in December 2017 and the remaining $3 million was payable upon delivery Credit Suisse's opinion. In addition, PHH has agreed to reimburse Credit Suisse for its expenses, including fees and expenses of legal counsel, and to indemnify Credit Suisse and certain related parties for certain liabilities and other items, including liabilities under the federal securities laws, arising out of or related to its engagement.

        As the board of directors was aware, Credit Suisse and its affiliates in the past have provided and currently are providing investment banking and other financial services to PHH unrelated to the merger for which Credit Suisse and its affiliates have received and would expect to receive compensation, including, during the two-year period prior to the date of Credit Suisse's opinion, having acted or acting as financial advisor to PHH in connection with a series of strategic alternative transactions, including certain asset sales or other disposition transactions, and as dealer manager for a share repurchase and a senior notes tender offer, for which services Credit Suisse and its affiliates received during such two-year period aggregate fees of approximately $14 million. As the board of directors also was aware, Credit Suisse and its affiliates in the past have provided and currently are providing investment banking and other financial services to Ocwen, for which Credit Suisse and its affiliates have received and would expect to receive compensation, including, during the two-year period prior to the date of Credit Suisse's opinion, having acted or acting as joint dealer manager for a bond exchange offer for Ocwen and as a joint bookrunner for certain financings, and as joint lead arranger, joint bookrunner and co-documentation agent for, and as a lender under, certain credit facilities, of Ocwen and certain of its affiliates, for which services Credit Suisse and its affiliates received during such two-year period aggregate fees of approximately $6.5 million. Credit Suisse and its affiliates may provide investment banking or other financial services to PHH, Ocwen and their respective affiliates in the future, for which Credit Suisse and its affiliates would expect to receive compensation.

        Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for Credit Suisse's and its affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of PHH, Ocwen or any other entity that may be involved in the merger and certain of their respective affiliates, as well as provide investment banking and other financial services to such entities.

  Required Regulatory Approvals

  Antitrust Approvals

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, referred to herein as the "HSR Act" and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the Department of Justice, or the "Antitrust Division," and the Federal Trade Commission, or the "FTC," and all statutory waiting period requirements have been satisfied. On March 26, 2018, both PHH and Ocwen filed their respective Notification and Report Forms with the Antitrust Division and the FTC. The merger may not be completed until the expiration of a 30 calendar day waiting period, which, unless earlier terminated by the Antitrust Division or the FTC, would have expired on April 25, 2018. The FTC granted early termination of this waiting period effective April 19, 2018 with respect to both PHH and Ocwen.

        At any time before or after the effective time of the merger, the Antitrust Division or the FTC could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of assets of PHH or Ocwen or subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

  Federal and State Regulatory Approvals

        The approvals and notices required to complete the merger on the terms and conditions of the merger agreement include (a) notices to, or approvals of, various state regulatory agencies of the change in control of PHH or its subsidiaries resulting from the transactions contemplated by the merger agreement in all U.S. state and commonwealth jurisdictions, and (b) notices to, and approvals of, Fannie Mae, Freddie Mac, Ginnie Mae, the Federal Housing Finance Agency, the Veterans Administration and the USDA Rural Development of the transactions contemplated by the merger agreement. We cannot assure you, however, that these consents, waivers, approvals, permits or authorizations will be obtained in a timely manner, or at all.

  Funding for the Merger

        Ocwen expects to fund the transactions contemplated by the merger agreement with a combination of PHH's available cash, Ocwen's available cash and/or Ocwen's available lines of credit. See "—The Merger Agreement—Material Adverse Effect" for additional information regarding the requirements for PHH to maintain a minimum amount of available cash under the merger agreement.

  Certain Federal Income Tax Consequences of the Merger

        The following discussion is a summary of the U.S. federal income tax consequences of the merger that are relevant to holders of shares of PHH common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (referred to as the "Code"), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (referred to as the "IRS"), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of PHH common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not describe any of the tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state, gift or alternative minimum tax or the Medicare net investment income surtax). For purposes of this discussion, a "holder" means either a U.S. Holder or a Non-U.S. Holder or both, as the context may require.

        This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, including:

  •
  holders who may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes, insurance companies, mutual funds, dealers in stocks and securities, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain expatriates or former long-term residents of the United States;

  •
  holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

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  holders that received their shares of PHH common stock in a compensatory transaction;

  •
  holders who own an equity interest, actually or constructively, in PHH or the surviving corporation; or

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  U.S. Holders whose "functional currency" is not the U.S. dollar.

        If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of PHH common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the shares of PHH common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

        We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

        THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR OTHER TAX LAWS.

  U.S. Holders

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of PHH common stock who or that is for U.S. federal income tax purposes:

  •
  An individual who is a citizen or resident of the United States;

  •
  A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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  An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The receipt of cash by a U.S. Holder in exchange for shares of PHH common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder's gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder's adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder's adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period in such shares is more than 1 year at the time of the consummation of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. There are limitations on the deductibility of capital losses.

  Non-U.S. Holders

        For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of shares of PHH common stock who or that is not a U.S. Holder or partnership for U.S. federal income tax purposes.

        Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment such as "controlled foreign corporations" or "passive foreign investment companies." Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

        Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty);

  •
  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

  •
  we are or have been a "United States real property holding corporation" (referred to as "USRPHC"), at some point during the applicable statutory period, and the Non-U.S. Holder's shares of PHH's common stock represent a "U.S. real property interest" (referred to as "USRPI"), under the Foreign Investment in Real Property Tax Act (referred to as "FIRPTA").

        Under FIRPTA, dispositions of a USRPI by a foreign person are generally subject to U.S. federal income taxation. If any class of stock in a USRPHC is regularly traded on an established securities market, stock of such class generally will be considered a USRPI with respect to a foreign person if such foreign person held, directly or constructively, at any time during the applicable test period, more than 5% of the value of the regularly traded class of stock.

        We believe that we have not been a USRPHC during the applicable statutory period.

  Information Reporting and Backup Withholding

        Payments made in exchange for shares of PHH common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding. To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return an IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a "United States person" (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding.

        A Non-U.S. Holder may be subject to information reporting and backup withholding on the cash received in exchange for shares of PHH common stock unless the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-U.S. status on an appropriate version of IRS Form W-8.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder's U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

  No Dissenters' Rights or Rights of Objecting Stockholders

        Under our charter and the MGCL, holders of our common stock are not entitled to dissenting stockholders' appraisal rights, rights of objecting stockholders or other similar rights in connection with the merger agreement or the transactions contemplated thereby, including the merger. Subject to the limited circumstances set forth in Section 3-202(d) of the MGCL, the MGCL does not provide for appraisal rights or other similar rights to stockholders of a corporation in connection with a merger of a corporation if the shares of the corporation are listed on the NYSE on the record date for determining stockholders entitled to vote on the transaction. The circumstances of the merger do not satisfy the conditions set forth in Section 3-202(d) of the MGCL that would trigger such appraisal rights or similar rights.

  Delisting and Deregistration of our Common Stock

        If the merger is consummated, following the effective time, our common stock will cease trading on the NYSE and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

  Effects on the Company if the Merger is not Completed

        If the Merger Proposal is not approved by our stockholders or if the merger is not consummated for any other reason, our stockholders will not receive any payment for their shares of PHH common stock. Instead, PHH will remain a public company, our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

        Furthermore, if the merger is not consummated, and depending on the circumstances that would have caused the merger not to be consummated, it is likely that the price of our common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. If the merger is not consummated, our board of directors will continue to evaluate and review our business operations, assets, operating results, financial condition, prospects and business strategy, among other things, and will make such changes as are deemed appropriate and will continue to evaluate all strategic options to seek to enhance stockholder value. If the Merger Proposal is not approved by our stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to PHH will be offered or that our business, prospects or results of operations will not be adversely impacted.

        In addition, under specified circumstances, we may be required to pay Ocwen a termination fee of $12,600,000 upon the termination of the merger agreement, as described under "The Merger Agreement—Termination Fee" beginning on page 82 of this proxy statement.

  Interests of our Directors and Executive Officers

        In considering the recommendation of our board of directors that you vote to approve the Merger Proposal, you should be aware that aside from their interests as stockholders of PHH, certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of the holders of our common stock. The members of our board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to our stockholders that the Merger Proposal be approved. PHH's stockholders should take these interests into account in deciding whether to vote "FOR" the proposal to adopt the merger agreement. These interests are described in more detail below, and certain of them are quantified within the narrative disclosure and the table below. The merger will constitute a "change in control," "change of control" or term of similar meaning for purposes of PHH's executive compensation and benefit plans described below.

  Certain Assumptions

        Except as otherwise specifically noted, for purposes of describing the potential payments and benefits in this section, the following assumptions were used:

  •
  The relevant price per share of shares of our common stock is $11.00, which is the per share merger consideration.

  •
  Solely for purposes of the disclosure in this section, the assumed date of the closing of the merger is April 3, 2018. Each executive officer of PHH employed as of April 3, 2018 experiences a qualifying termination, including a termination by PHH without "cause," resignation by the executive officer for "good reason," or resignation by the executive officer because his employment becomes "non-comparable employment," or term of similar meaning, as such terms are defined in the relevant PHH plans and agreements as in effect on the date hereof, immediately following the assumed closing on April 3, 2018.

  Severance

  Tier I Severance Plan

        PHH maintains an Amended and Restated Tier I Severance Pay Plan, effective May 19, 2016, which we refer to as the "Tier I Severance Plan," that sets forth the severance benefits to which our current executive officers (other than Mr. Stephen P. Staid), including Messrs. Robert B. Crowl, Michael R. Bogansky and Alberino J. Celini, Ms. Madeline Flanagan and Ms. Kathleen A. Williamson are entitled to, and to which our former executive officers Mr. Glen A. Messina, Ms. Kathryn M. Ruggieri, Mr. William F. Brown, and Mr. Leith M. Kaplan became entitled upon entering into Separation and General Release Agreements, subject to their compliance with certain restrictive covenants following their terminations of employment in 2017. The four former executive officers departed from the Company on June 28, 2017, June 30, 2017, December 31, 2017 and December 31, 2017, respectively.

        The severance benefits as set forth in the Tier I Severance Plan to which our current executive officers (other than Mr. Staid) are entitled and to which each of Mr. Messina, Ms. Ruggieri and Messrs. Brown and Kaplan became entitled include: salary continuation for one year (except for Mr. Messina who is entitled to receive salary continuation for two years), which runs concurrent with the duration of the non-compete and nonsolicitation provisions contained in restrictive covenant agreements executed as a condition of participation in PHH's long-term incentive plan; 100% of the target amount of the cash incentive bonus award granted to the participant under the Management Incentive Plan for the year in which the qualifying termination occurs, payable over the salary continuation period; outplacement assistance services in an amount not to exceed the annual limitation imposed under Section 402(g) of the Internal Revenue Code for the year of termination ($18,000 in 2017) to be used within 24 months of the termination; and payment of an amount equal to the cost of COBRA coverage for one year (except for Mr. Messina who is entitled to payment of an amount equal to the cost of COBRA coverage for two years).

  Employment Agreements

        Each of Mr. Robert C. Crowl, who was appointed Chief Executive Officer on June 28, 2017, and Mr. Michael R. Bogansky, who was appointed Chief Financial Officer on March 29, 2017, are party to an employment agreement that governs their respective rights to severance benefits. Each employment agreement provides the right to receive the same severance benefits described above under the Tier I Severance Plan (which, for each, is one year with respect to salary continuation and COBRA coverage) upon a termination by PHH without "cause" or a resignation by the executive for "good reason," in each case, subject to execution of a general release agreement and compliance with certain restrictive covenants.

  Tier II Severance Plan

        Mr. Staid's right to severance benefits is governed by the PHH Amended and Restated Tier II Severance Pay Plan, effective November 30, 2017, which we refer to as the "Tier II Severance Plan". Mr. Staid is our only current executive officer who is not entitled to the severance benefits set forth in the Tier I Severance Plan. Under the Tier II Severance Plan, Mr. Staid becomes entitled to certain severance benefits, subject to his execution of a release and compliance with certain restrictive covenants, upon an involuntary termination due to (1) a reduction in PHH's workforce, (2) elimination or discontinuation of his position provided that he is not offered a comparable position, or (3) other circumstances appropriate for the payment of severance as determined in the sole and absolute discretion of the Human Capital and Compensation Committee of our board of directors. The severance benefits to which Mr. Staid would become entitled under the Tier II Severance Plan consist of 26 weeks of salary. The severance benefits payable under the Tier II Severance Plan are not impacted by the merger.

  Quantification of Severance Payments Under the Tier I Severance Plan, Tier II Severance Plan and Employment Agreements

        See the section entitled "—Interests of Our Directors and Executive Officers—Quantification of Potential Payments and Benefits to Our Named Executive Officers in Connection with the Merger" for an estimate of the value of the severance benefits that would become payable to each of PHH's named executive officers upon a qualifying termination immediately following the merger. Since Mr. Messina, Ms. Ruggieri, Mr. Brown, and Mr. Kaplan incurred a qualifying termination prior to the assumed closing date of April 3, 2018, the merger will have no impact on the severance benefits that they are currently receiving, and no severance amounts are reflected for them. Although the merger will have no impact on Mr. Staid's right to receive severance under the Tier II Severance Plan, an estimate of the value of the severance benefits that would become payable to him under such plan upon a qualifying termination is reflected below. The estimated aggregate value of severance benefits that would become payable to PHH's six current executive officers as a group upon a qualifying termination immediately following the merger based on the assumptions described above under "—Certain Assumptions" is $3,472,354.

  Compensation Granted under PHH 2014 Equity and Incentive Plan

  Treatment of Stock Options

        All of the PHH stock options held by the executive officers were fully vested and exercisable as of April 3, 2018. Since all of the stock options have a per share exercise price greater than the merger consideration, all of the stock options will be cancelled at the effective time for no consideration or payment.

  Time-Based Restricted Stock Units and Time-Based Restricted Cash Units

        At the effective time of the merger, pursuant to the merger agreement, each PHH time-based restricted stock unit (whether cash settled or stock settled) and each PHH time-based restricted cash unit award that tracks the value of a share of PHH common stock, including each such award held by a director or executive officer of PHH, that is outstanding as of the effective time will accelerate in full and be cancelled in consideration for the right to receive a cash payment (without interest and less applicable withholding taxes) equal to the product of (1) the number of shares of our common stock subject to such unit and (2) the per share merger consideration. Certain of PHH's current executive officers (none of whom are named executive officers) hold time-based restricted cash units that represent the right to receive $1.00. Such awards will become vested upon a termination by PHH without "cause" or a resignation by the executive for "good reason," following the merger and must be settled within 60 days of such executive officer's termination or resignation.

  Performance-Based Restricted Stock Units

        At the effective time of the merger, pursuant to the merger agreement, each PHH performance-based restricted stock unit (whether cash settled or stock settled), including each such award held by an executive officer of PHH, that is outstanding as of the effective time will accelerate in full and be cancelled in consideration for the right to receive a cash payment (without interest and less applicable withholding taxes) equal to the product of (1) the number of shares of our common stock subject to such unit determined based on the actual level of achievement of the applicable performance goals through immediately prior to the effective time of the merger, as reasonably determined by the Human Capital and Compensation Committee of our board of directors, and (2) the per share merger consideration. Based on expected actual performance immediately prior to the effective time of the merger, which is based on the assumed stock price of $11.00, all of the outstanding performance-based restricted stock units will not vest and will be cancelled at the effective time for no consideration or payment.

  Restricted Shares

        At the effective time of the merger, pursuant to the merger agreement, each share of our common stock that is subject to vesting, repurchase, or other lapse restrictions, all of which are held by directors of PHH, will accelerate in full and be cancelled in consideration for the right to receive a cash payment (without interest and less applicable withholding taxes) equal to the per share merger consideration.

  Cash Performance Incentive Awards

        At the effective time of the merger, the applicable performance criteria for our executive officers' outstanding cash performance incentive awards granted in 2018 will be considered met. Upon the occurrence of either a termination by PHH without "cause" or the executive officer's resignation for "good reason" following the merger, such cash performance incentive awards (the applicable performance criteria of which will have been considered met in connection with the merger) must be settled within 60 days of such executive officer's termination or resignation.

  Quantification of Cash Performance Incentive Awards and Equity-Based Compensation Granted under PHH 2014 Equity and Incentive Plan

        See the section entitled "—Interests of Our Directors and Executive Officers—Quantification of Potential Payments and Benefits to Our Named Executive Officers in Connection with the Merger" for an estimate of the value of the unvested cash performance incentive awards and restricted stock units held by each of PHH's named executive officers that would become vested in connection with a qualifying termination of employment following the closing of the merger based on the assumptions described above under "—Certain Assumptions" and in the footnotes to the table below (including assumptions relating to the level of achievement of the applicable performance criteria). Such section will also include an estimate of payments to be made in connection with the merger to Mr. Messina, Ms. Ruggieri, Mr. Brown, and Mr. Kaplan, each of whom terminated employment with PHH prior to April 3, 2018, in cancellation of outstanding vested equity awards held by each of those former PHH named executive officers. Based on those assumptions, the estimated aggregate value of the unvested restricted stock units and shares of our common stock subject to vesting, repurchase, or other lapse restrictions held by PHH's six non-employee directors that would become vested in connection with the merger, is $147,873, assuming a per share price of $11.00. In addition, the estimated aggregate value of the restricted stock units held by PHH's six non-employee directors that are vested, but that would be cancelled and paid out in connection with the merger is $1,128,127, assuming a per share price of $11.00. None of PHH's six current executive officers, other than Messrs. Crowl and Bogansky, for whom the value of the vesting of such awards is reflected in the table below, hold outstanding unvested restricted stock units that would become vested in connection with the merger. The estimated aggregate value of the unvested cash performance incentive awards held by PHH's six current executive officers that would become vested in connection with a qualifying termination of employment immediately following the merger, based on the applicable performance criteria being deemed met in connection with the merger and based on the assumptions described above under "—Certain Assumptions," is $935,625. The estimated aggregate value of the unvested restricted cash units that represent the right to receive $1.00 held by PHH's six current executive officers (none of whom are named executive officers) that would become vested in connection with a qualifying termination of employment immediately following the merger is $157,150.

  Management Incentive Plan

        As part of PHH's annual compensation process, PHH grants cash incentive bonuses under the PHH 2018 Management Incentive Plan, which we refer to as the "MIP." Under the terms of the MIP and the 2018 awards, the applicable performance criteria will be deemed met at the target level upon the closing of the merger. If an executive officer is terminated without "cause" or resigns for "good reason" following the merger and before such bonuses are paid, then the cash incentive bonuses payable under this MIP will be paid within sixty (60) days of such termination or resignation. Such bonus will be pro-rated to the extent a qualifying termination occurs during the plan year. See the section entitled "—Interests of Our Directors and Executive Officers—Quantification of Potential Payments and Benefits to Our Named Executive Officers in Connection with the Merger" for an estimate of the value of 2018 MIP awards that could become payable to Messrs. Crowl, Bogansky, and Staid upon a qualifying termination immediately following the merger, which will trigger deemed achievement of the applicable performance criteria at target levels. The estimated aggregate value of 2018 MIP awards that could become payable to PHH's six current executive officers upon a qualifying termination immediately following the merger, based on achievement of the applicable performance criteria at target levels and based on the assumptions described above under "—Certain Assumptions," is $419,010. Mr. Messina, Ms. Ruggieri, Mr. Brown, and Mr. Kaplan did not receive 2018 MIP awards.

  Cash Retention Awards

        From time to time, PHH awards special cash retention awards to employees that vest based on continued employment with PHH through a specified date. Under the terms of Mr. Staid's 2017 cash retention award, such award will vest and must be settled within 30 days of his involuntary termination due to a job elimination, reduction in force, or group layoff. Mr. Staid's 2017 cash retention award is not impacted by the merger. With respect to cash retention awards granted in 2018, if an executive officer who has received such an award is terminated by PHH without "cause" or the executive officer resigns for "good reason" following the merger, such cash retention award will vest and must be settled within 60 days of such executive officer's termination or resignation. See the section entitled "—Interests of Our Directors and Executive Officers—Quantification of Potential Payments and Benefits to Our Named Executive Officers in Connection with the Merger" for an estimate of the value of cash retention awards that could become payable to Messrs. Crowl, Bogansky, and Staid upon a qualifying termination immediately following the merger. Although the merger will have no impact on the vesting of Mr. Staid's 2017 cash retention award, an estimate of the value of such award that would become payable to him upon a qualifying termination is reflected below. The estimated aggregate value of cash retention awards that could become payable to PHH's six current executive officers upon a qualifying termination immediately following the merger based on the assumptions described above under "—Certain Assumptions" is $1,168,500. Mr. Messina, Ms. Ruggieri, Mr. Brown, and Mr. Kaplan do not have any outstanding cash retention awards.

  Indemnification and Insurance

        Pursuant to the terms of the merger agreement, PHH's non-employee directors and executive officers will be entitled to certain ongoing indemnification and coverage under certain directors' and officers' liability insurance policies following the merger. Such indemnification and insurance coverage is further described in the section entitled "The Merger Agreement—Director and Officer Indemnification and Insurance."

  Quantification of Potential Payments and Benefits to Our Named Executive Officers in Connection with the Merger

        The information set forth in the table below is intended to comply with Item 402(t) of the SEC's Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of PHH that is based on, or otherwise relates to, the merger. The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the merger. For purposes of calculating such amounts, the following assumptions were used:

  •
  The relevant price per share of the shares of our common stock is $11.00, which is the per share merger consideration.

  •
  Solely for purposes of the disclosure in this section, the assumed date of the closing of the merger is April 3, 2018. Each named executive officer of PHH employed as of April 3, 2018 experiences a qualifying termination, including a termination by PHH without "cause," resignation by the named executive officer for "good reason," or resignation by the named executive officer because his employment becomes "non-comparable employment," or term of similar meaning, as such terms are defined in the relevant PHH plans and agreements as in effect on the date hereof, immediately following the assumed closing on April 3, 2018.

Named Executive Officer	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)
Robert B. Crowl, Chief Executive Officer	2,224,384	456,126	42,837	2,723,347
Glen A. Messina, former Chief Executive Officer(1)	—	2,368,421	—	2,368,421
Michael R. Bogansky, Chief Financial Officer	874,295	223,850	42,837	1,140,982
Stephen P. Staid, Senior Vice President, Servicing	825,093	—	—	825,093
William F. Brown, former General Counsel and Corporate Secretary(1)	—	277,189	—	277,189
Leith W. Kaplan, former Chief Risk and Compliance Officer(1)	—	495,429	—	495,429
Kathryn M. Ruggieri, former Chief Human Resources Officer(1)	—	298,936	—	298,936

(1)
Glen A. Messina, former Chief Executive Officer, William F. Brown, former General Counsel and Corporate Secretary, Leith W. Kaplan, former Chief Risk and Compliance Officer, and Kathryn M. Ruggieri, former Chief Human Resources Officer, terminated employment on June 28, 2017, December 31, 2017, December 31, 2017 and June 30, 2017, respectively. Since each is already receiving severance pursuant to the terms of his or her Separation and General Release Agreement, the only compensation impacted by the occurrence of the merger is the accelerated payment of outstanding equity awards. Although all of such former named executive officers' outstanding equity awards are fully vested, the table includes the value of payments made in cancellation of those outstanding vested equity awards under the PHH 2014 Equity and Incentive Plan in connection with the merger.

(2)
Cash. Includes for Messrs. Crowl and Bogansky (a) salary continuation for one year, (b) 100% of the target amount of the cash incentive bonus award granted to the named executive officer under the MIP, which would be payable over the salary continuation period, (c) pro-rated vesting of the 2018 MIP awards calculated with applicable performance criteria deemed to be achieved at target levels, which would be payable in a lump sum within 60 days of termination, (d) full vesting of the 2018 cash performance incentive awards granted under PHH's 2014 Equity and Incentive Plan, calculated with applicable performance criteria deemed to be achieved at target levels, which would be payable in a lump sum within 60 days of termination, and (e) full vesting of the 2018 cash retention awards, which would be payable in a lump sum within 60 days of termination. The 2018 cash retention award payments are "double-trigger" and vest prior to December 31, 2018 only upon a qualifying termination of employment during the 2018 calendar year following the merger. Includes for Mr. Staid (i) 26 weeks of salary continuation, (ii) pro-rated vesting of his 2018 MIP award calculated with applicable performance criteria deemed to be achieved as target levels, which would be payable in a lump sum within 60 days of termination, (iii) full vesting of his 2018 cash performance incentive award granted under PHH's 2014 Equity and Incentive Plan, calculated with applicable performance criteria deemed to be achieved at target levels, which would be payable in a lump sum within 60 days of termination, (iv) full vesting of the 2017 cash retention award, which would be payable in a lump sum within 30 days of termination, and (v) full vesting of the 2018 cash retention award, which would be payable in a lump sum within 60 days of termination. Although the merger itself will result in the 2018 MIP awards and the 2018 cash performance incentive awards being deemed achieved at target performance levels, such payments are "double-trigger" and vest early only upon a qualifying termination of employment following the merger. Although the merger will have no impact on Mr. Staid's right to receive severance under the Tier II Severance Plan or the vesting of his 2017 cash retention award, the amount of severance he would receive under such plan upon a qualifying termination and the value of his 2017 cash retention award that would vest and become payable upon a qualifying termination are included in the table below. The estimated cash compensation table below reflects no values for Mr. Messina, Ms. Ruggieri, Mr. Brown, and Mr. Kaplan because those individuals already incurred a qualifying termination prior to the merger, are receiving severance benefits consistent with the Tier I Severance Plan and pursuant to their individual Separation and General Release Agreements, and the merger will have no impact on the cash compensation provided thereunder. The estimated amount of each such payment that will vest under the assumptions described above is shown in the following table:

Named Executive Officer	Salary Severance ($)	Bonus Severance ($)	Pro-Rated 2018 MIP ($)	2018 Cash Performance Incentive Award ($)	Cash Retention Award(s) ($)	Total ($)
Robert B. Crowl	575,000	718,750	183,134	373,750	373,750	2,224,384
Glen A. Messina	—	—	—	—	—	—
Michael R. Bogansky	325,000	178,750	45,545	162,500	162,500	874,295
Stephen P. Staid	172,500	—	74,718	172,500	405,375	825,093
William F. Brown	—	—	—	—	—	—
Leith W. Kaplan	—	—	—	—	—	—
Kathryn M. Ruggieri	—	—	—	—	—	—
(3)
Equity. Includes, for each of Messrs. Crowl, Bogansky, and Staid, who hold unvested awards, the unvested PHH time-based restricted stock units and unvested PHH performance-based restricted stock units, in each case, that are outstanding as of the assumed closing date of April 3, 2018. The vesting of all such awards will accelerate in full and each award will be cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (x) the number of shares of our common stock subject to such unit (with respect to PHH performance-based restricted stock units, based on actual performance immediately prior to the effective time of the merger as determined by the Human Capital and Compensation Committee of our board of directors, which, based on the assumed stock price of $11.00, would result in all of the performance-based restricted stock units being valueless), multiplied by (y) the per share merger consideration. In addition, this figure includes the payments made in cancellation of outstanding vested equity awards under the PHH 2014 Equity and Incentive Plan, including those made to previously terminated executive officers, all of which are already vested. Pursuant to the terms of the merger agreement, such vesting and payments are "single-trigger" and will occur as a result of the merger itself. All of the PHH stock options held by the named executive officers were fully vested and exercisable as of April 3, 2018 with exercise prices that exceed the per share merger consideration. Therefore, the merger will have no impact on the vesting of the named executive officers' outstanding PHH stock options and no value is attributed to them. None of the named executive officers have any outstanding time-based restricted cash units that track the value of a share of PHH common stock and no value is attributed to them. The estimated value of the PHH restricted stock units that will vest or become payable under the assumptions described above is shown in the following table:

Named Executive Officer	Performance-Based Restricted Stock Units ($)	Time-Based Restricted Stock Units ($)	Total ($)
Robert B. Crowl	—	456,126	456,126
Glen A. Messina	—	2,368,421	2,368,421
Michael R. Bogansky	—	223,850	223,850
Stephen P. Staid	—	—	—
William F. Brown	—	277,189	277,189
Leith W. Kaplan	—	495,429	495,429
Kathryn Ruggieri	—	298,936	298,936
(4)
Perquisites/Benefits. Includes (a) outplacement assistance services valued at $18,500 to be used within 24 months of the qualifying termination and (b) payment of an amount equal to the cost of COBRA coverage during the duration of the one-year restricted covenants. Such benefits are "double trigger" and are payable only in connection with a qualifying termination of employment. The estimated perquisites/benefits compensation table below reflects no values for Mr. Messina, Ms. Ruggieri, Mr. Brown, and Mr. Kaplan because those individuals already incurred a qualifying termination prior to the merger, are receiving severance benefits consistent with the Tier I Severance Plan and pursuant to their individual Separation and General Release Agreements, and the merger will have no impact on the perquisites/benefits compensation provided thereunder. None of our named executive officers are entitled to tax reimbursements or gross-ups in connection with the merger. The estimated perquisites/benefits compensation table below reflects no value for Mr. Staid as his entitlement to severance benefits under the Tier II Severance Plan is limited to salary continuation. The estimated value of these benefits is shown in the following table:

Named Executive Officer	Outplacement ($)	COBRA Coverage ($)	Total ($)
Robert B. Crowl	18,500	24,337	42,837
Glen A. Messina	—	—	—
Michael R. Bogansky	18,500	24,337	42,837
Stephen P. Staid	—	—	—
William F. Brown	—	—	—
Leith W. Kaplan	—	—	—
Kathryn Ruggieri	—	—	—

Post-Signing Events

  Litigation

        On April 17, 2018, a putative class action captioned Lei v. PHH Corporation, et. al., Case No. 1:18-cv-07934 was filed on behalf of the Company's stockholders against the Company and its directors in the United States District Court for the District of New Jersey. The complaint alleges, among other things, that the Company's directors have breached their fiduciary duties by approving the sale of the Company to Ocwen at an inadequate price after an inadequate process. The complaint also alleges that the defendants have violated federal securities laws because the preliminary proxy statement for the merger was materially misleading and omitted certain material facts. The complaint seeks, among other things, an injunction preventing the consummation of the merger and damages in an unspecified amount.

        The outcome of this lawsuit is uncertain. The Company believes this lawsuit is without merit.

  Ocwen's New CEO Appointment

        On April 19, 2018, Ocwen announced that its board of directors has determined to appoint Glen Messina, who had served as the President and Chief Executive Officer of PHH and a director of PHH from January 2012 to June 2017, as the President and Chief Executive Officer of Ocwen, effective upon the consummation of the merger. Ocwen entered into an offer letter with Mr. Messina on April 17, 2018, which offer letter sets forth the terms and conditions of Mr. Messina's employment with Ocwen. Ocwen disclosed that, in the event the effective date of the merger does not occur, the offer letter with Mr. Messina will terminate.

THE MERGER AGREEMENT

        The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The description of the merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety because it is the primary contractual document that governs the merger.

        Additional information about PHH and Ocwen may be found elsewhere in this proxy statement and in other public reports and documents filed with the SEC. Please see the section of this proxy statement entitled "Where You Can Find More Information," beginning on page 90.

  Explanatory Note Regarding the Merger Agreement

        The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. The merger agreement is not intended to be a source of factual, business or operational information about PHH, Ocwen or Merger Sub, and the following summary of the merger agreement and the copy thereof attached hereto as Annex A are not intended to modify or supplement any factual disclosure about PHH in any documents it publicly files with the SEC. The representations, warranties and covenants made in the merger agreement by PHH, Ocwen and Merger Sub were made solely for the benefit of the parties to the merger agreement and are qualified and subject to important limitations agreed to by PHH, Ocwen and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts.

        The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information that may affect the accuracy of a representation or warranty may or may not be fully reflected in this proxy statement or PHH's public disclosures. Accordingly, you should not rely on the representations and warranties as being accurate or complete or characterizations of the actual state of facts as of any specified date.

  Effects of the Merger; Directors and Officers; Articles of Incorporation; Bylaws

        The merger agreement provides for the merger of Merger Sub with and into PHH upon the terms, and subject to the conditions, set forth in the merger agreement. As the surviving corporation, PHH will continue to exist following the merger as a direct, wholly-owned subsidiary of Ocwen.

        The parties have agreed under the merger agreement that, from and after the effective time, the board of directors of Merger Sub immediately prior to the effective time will become the initial directors of the surviving corporation, until their respective successors are duly appointed or until their earlier death, resignation or removal. From and after the effective time, the officers of PHH immediately prior to the effective time will become the initial officers of the surviving corporation, until their respective successors are duly appointed or until their earlier death, resignation or removal.

        The articles of incorporation of PHH will be amended and restated at the effective time to be in the form of the articles of incorporation of Merger Sub as in effect immediately prior to the effective time (with necessary changes to reflect the name, date of incorporation, registered office and registered agent of PHH), which will be the articles of incorporation of the surviving corporation until thereafter amended in accordance with their terms and applicable law (subject to compliance with requirements in the merger agreement regarding the inclusion of provisions providing for the exculpation and indemnification of and advancement of expenses to PHH's officers, directors and certain other individuals).

        At the effective time, the bylaws of PHH will be amended and restated in their entirety to be in the form of the bylaws of Merger Sub as in effect immediately prior to the effective time, and as so amended and restated will be the bylaws of the surviving corporation, until thereafter amended in accordance with their terms, the articles of incorporation of the surviving corporation and applicable law.

  Closing and Effective Time of the Merger

        Unless the parties otherwise agree, the closing of the merger, which we refer to as the "closing," will take place on the third business day following the first date on which the conditions to closing (described in the section of this proxy statement entitled "—Conditions to the Merger"), other than those conditions that by their nature are to be satisfied only at the closing (but subject to the fulfillment or waiver of those conditions at the closing), have been satisfied or waived.

        The merger will become effective at such time as the articles of merger are filed with the State Department of Assessments and Taxation of Maryland, or at such later time as Ocwen and PHH will agree and specify in the articles of merger.

  Merger Consideration and Conversion of PHH shares

        At the effective time, each share of PHH common stock issued and outstanding immediately prior to the effective time, other than shares owned by Ocwen or Merger Sub (excluding shares held by Ocwen and Merger Sub in mutual funds and the like or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties), will be converted into the right to receive $11.00 per share in cash, without interest, which we refer to as the "merger consideration," subject to adjustment (if any) as described in the next paragraph.

        If at any time during the period between the date of the merger agreement and the effective time, any change in the outstanding shares of PHH common stock occurs as a result of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend with a record date during such period, the merger consideration will be appropriately adjusted to reflect such change. In addition, if PHH pays any cash dividend (subject to Ocwen's prior consent) between the date of the merger agreement and the effective time, the merger consideration will be appropriately adjusted such that the aggregate amount of consideration payable in respect of PHH common stock and equity awards will be reduced by the aggregate amount of such cash dividend.

        At the effective time, each share of PHH common stock owned by Ocwen or Merger Sub (excluding shares held by Ocwen and Merger Sub in mutual funds and the like or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties) will be canceled without payment of any consideration.

  Exchange and Payment Procedures

        At or promptly after the effective time, Ocwen will deposit with a paying agent selected by Ocwen (subject to the consent of PHH), which we refer to as the "paying agent," cash in an amount sufficient to pay the aggregate merger consideration payable to holders of our common stock in accordance with the merger agreement. As soon as reasonably practicable after the effective time, the paying agent will mail to each holder of our shares a letter of transmittal in customary form and instructions for use in effecting the surrender of such holder's certificated or uncertificated shares in exchange for payment of the merger consideration. If you are a stockholder of record, you will not be entitled to receive the merger consideration until you have surrendered your stock certificates (or followed the procedures applicable to lost stock certificates) or transferred your uncertificated shares to the paying agent along with a duly executed letter of transmittal.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        Ocwen, Merger Sub, the surviving corporation (or any of their subsidiaries) and the paying agent will be entitled to deduct and withhold any applicable required taxes from the merger consideration. In the event any amount is deducted or withheld from the merger consideration otherwise payable to any holder of Our common stock (and is paid over to the applicable taxing authorities), that amount will be treated as having been paid to that holder.

        At the effective time, the stock transfer books of PHH will be closed and there will be no further registration of transfers of PHH stock in the stock transfer books. On or after the effective time, any certificated or uncertificated shares of PHH common stock presented to the paying agent or the surviving corporation will be cancelled and exchanged for the merger consideration in accordance with the procedures set forth in the merger agreement.

        The paying agent will invest the aggregate merger consideration deposited with it as directed by Ocwen in accordance with the terms of the merger agreement. Any interest and other income resulting from any such investments will be paid to the surviving corporation. To the extent that there are losses with respect to such investments or the fund diminishes for other reasons below the level required to make prompt payments of the merger consideration, Ocwen will promptly replace or restore the cash in the fund lost through such investments or other events to ensure that the fund is at all times maintained at a level sufficient to promptly pay the merger consideration.

        If any portion of the aggregate merger consideration deposited with the paying agent remains unclaimed by holders of PHH common stock twelve months after the effective time, if requested by Ocwen, the paying agent will deliver such amount to the surviving corporation. Holders of PHH common stock who have not exchanged their shares for the merger consideration will thereafter only look to the surviving corporation for payment of the merger consideration, subject to abandoned property, escheat or similar laws. None of Ocwen, the surviving corporation or the paying agent will be liable to holders of PHH common stock for any amount delivered to a public official pursuant to any abandoned property, escheat or similar laws.

  Lost Certificates

        If any certificate has been lost, stolen or destroyed, in order to be entitled to receive the merger consideration in respect of such certificate, the person claiming the certificate to be lost, stolen or destroyed must make an affidavit of that fact and, if required by Ocwen or the paying agent, post a bond, in an amount as Ocwen may direct, as indemnity against any claim that may be made against it with respect to such certificate.

  Treatment of Equity Awards

        At the effective time, any equity awards of PHH outstanding immediately prior to the effective time will be treated as follows:

  •
  Each stock option, whether vested or unvested, that is outstanding immediately prior to the effective time will be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the total number of shares of our common stock subject to such stock option immediately prior to the effective time multiplied by (y) the excess, if any, of $11.00 over the per share exercise price of the stock option, without interest, and subject to any applicable withholding taxes. Since all of the outstanding stock options have a per share exercise price greater than $11.00, all of the stock options will be cancelled at the effective time for no consideration or payment.

  •
  Each time-based restricted stock unit (whether cash settled or stock settled) and each time-based restricted cash unit that tracks the value of a share of our common stock, in each case, that is outstanding immediately prior to the effective time will accelerate in full and be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the number of shares of our common stock subject to such unit multiplied by (y) $11.00, without interest and subject to any applicable withholding taxes.

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  Each performance-based restricted stock unit (whether cash settled or stock settled) that is outstanding immediately prior to the effective time will accelerate in full and be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the number of shares of our common stock subject to such unit based on the actual performance through immediately prior to the effective time, as reasonably determined by the compensation committee of the board of directors of PHH, multiplied by (y) $11.00, without interest and subject to any applicable withholding taxes. Based on expected actual performance immediately prior to the effective time of the merger, which is based on the assumed stock price of $11.00 and will be determined by the Human Capital and Compensation Committee of our board of directors, all of the performance-based restricted stock units will be valueless and will be cancelled at the effective time for no consideration or payment.

  •
  Each share of PHH common stock granted under PHH's equity incentive plans that is subject to vesting, repurchase or other lapse restrictions will accelerate in full and be cancelled and converted into the right to receive the merger consideration, without interest and subject to any applicable withholding taxes.

  Conditions to the Merger

        The respective obligations of PHH, Ocwen and Merger Sub to effect the merger are subject to the satisfaction or waiver on or prior to the effective time of the following conditions:

  •
  the approval of the merger by the affirmative vote of the holders of a majority of the total number of shares of our common stock outstanding and entitled to vote on the matter;

  •
  the filing of notifications with, or the receipt of consents and approvals from certain governmental authorities or government-sponsored enterprises required for consummate the transactions contemplated by the merger agreement, a list of which is set forth in the confidential disclosure letter delivered by each party to the other party in connection with the merger agreement (we refer to such notifications, consents and approvals as "required governmental approvals"), in each case without the imposition of any "burdensome condition" (as defined below in "—Efforts to Obtain Regulatory Approvals");

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  the expiration or termination of the waiting period applicable to the consummation of the merger under the HSR Act (which termination has already occurred); and

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  the absence of (x) any order, injunction or judgment prohibiting, enjoining or otherwise preventing the consummation of the merger or any of the other transactions contemplated by the merger agreement and (y) any law prohibiting or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement.

        The obligations of Ocwen and Merger Sub to effect the merger are further subject to the satisfaction or waiver by Ocwen on or prior to the effective time of the following additional conditions:

  •
  (i) the representations and warranties of PHH that are qualified by PHH material adverse effect (as defined below in "—Material Adverse Effect") will be true and correct, (ii) all other representations and warranties of PHH set forth in the merger agreement will be true and correct except where any inaccuracies would not, individually or in the aggregate, constitute a PHH material adverse effect and (iii) notwithstanding anything to the contrary in the foregoing clauses (i) and (ii), (a) the representations and warranties of PHH regarding corporate existence, due authorization and binding effect of the merger agreement, brokers or finders will be true and correct in all material respects, (b) the representations and warranties of PHH regarding PHH's capitalization and the absence of certain changes since September 30, 2017 will be true and correct except for de minimis inaccuracies, (c) the representations and warranties of PHH regarding the absence of a PHH material adverse effect since January 1, 2017 will be true and correct in all respects, in each case of (a), (b) and (c) without giving effect to any qualification or limitation as to materiality or PHH material adverse effect, and in each case of (i) through (iii), both as of the date of the merger agreement and as of the closing date as if made on and as of the closing date (except to the extent any such representation or warranty, by its term, is expressly limited to a specific date, in which case such representation and warranty will be so true and correct as of such specific date);

  •
  PHH's performance in all material respects of its covenants and agreements in accordance with the merger agreement at or prior to the closing date;

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  the absence of a PHH material adverse effect since the date of the merger agreement;

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  the receipt by Ocwen of a certificate signed on behalf of PHH by an executive officer of PHH to the effect that the foregoing conditions have been satisfied;

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  the consummation of (i) the sale of certain assets of PHH Home Loans to GRA, and (ii) PHH's purchase of Realogy's interests in PHH Home Loans, which we refer to collectively as the "PHH Home Loans transactions," (both of these transactions have been completed); and

  •
  the completion of PHH's exit from its private label solutions business (the exit will be deemed complete for purposes of this condition if there are less than 100 loans remaining that are being originated by PHH and its subsidiaries for their private label solutions clients). As of the date of this proxy statement, fewer than 10 loans remain that are being originated by PHH and its subsidiaries for their private label solutions clients.

        The obligation of PHH to effect the merger is further subject to the satisfaction or waiver by PHH on or prior to the closing date of the following additional conditions:

  •
  the representations and warranties of Ocwen and Merger Sub set forth in the merger agreement are true and correct (without giving effect to any qualification or limitation as to materiality or Ocwen material adverse effect (as defined below in "—Material Adverse Effect"), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, constitute an Ocwen material adverse effect, in each case both as of the date of the merger agreement and as of the closing date as if made on and as of the closing date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, such representation and warranty will be so true and correct as of such specified date);

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  Ocwen's and Merger Sub's performance in all material respects of their covenants and agreements in accordance with the merger agreement at or prior to the closing date; and

  •
  the receipt by PHH of a certificate signed on behalf of Ocwen and Merger Sub by an executive officer of Ocwen to the effect that the foregoing conditions have been satisfied.

        None of Ocwen, Merger Sub or PHH may rely on the failure of any closing condition to be satisfied to excuse such party from its obligation to effect the merger if such party's breach of the merger agreement or failure to use its reasonable best efforts to consummate the merger or the other transactions contemplated by the merger agreement has been the primary cause of or resulted in the condition of such condition to be satisfied.

  Material Adverse Effect

        For purposes of the merger agreement, "PHH material adverse effect" means any change, effect, event, occurrence, state of facts or development that (i) has a material adverse effect on the business, financial condition or results of operations of PHH and its subsidiaries taken as a whole (excluding those assets, liabilities, businesses and employees that have been or will be sold, assigned or otherwise transferred to or assumed by the applicable purchasers as a result of the PHH Home Loans transactions or PHH's sale of its portfolio of mortgage servicing rights to New Residential Investment Corp., which we refer to as the "MSR sale") or (ii) materially impairs or delays beyond the outside date (as defined below in "—Termination of the Merger Agreement"), or would reasonably be expected to materially impair or materially delay beyond the outside date, PHH's ability to consummate the transactions contemplated by the merger agreement.

        Further, a PHH material adverse effect will be deemed to have occurred if PHH's adjusted net worth is more than $47.5 million below a prescribed amount (which prescribed amount ranges from approximately $393 million to approximately $489 million, depending on the date of measurement) or if PHH fails to maintain a minimum amount of available cash of a prescribed amount (ranging from approximately $293 million to approximately $367 million). The parties have agreed that certain changes in PHH's net worth or cash will be excluded from the determination of adjusted net worth and available cash. For example, if PHH makes any cash dividends or other capital distributions with Ocwen's consent after the date of the merger agreement, the amount of cash used for such capital distribution will not reduce PHH's adjusted net worth or available cash under the merger agreement. For purposes of determining whether the closing condition relating to minimum adjusted net worth or minimum available cash is satisfied, adjusted net worth and available cash will be measured the first day on which all of the closing conditions described above in "—Conditions to the Merger" (other than those conditions that by their nature are to be satisfied only on the closing date and conditions relating to the receipt of regulatory approvals that Ocwen has to obtain in order to consummate the merger) have been satisfied or, to the extent permitted under applicable law, waived. PHH will be required to deliver its estimates of adjusted net worth and available cash within two business days thereafter. Ocwen has the right to dispute PHH's calculation of the amount of adjusted net worth and available cash (excluding PHH's legal analysis in determining the amount of cash that is distributable under the applicable provisions of Maryland law) and, if PHH and Ocwen are unable to any such dispute, either party may submit the disputed item to a mutually acceptable independent accountant for resolution.

        In determining whether a PHH material adverse effect has occurred for purposes of prong (i) of the definition described above, the following changes and circumstances (and their effects) will be excluded:

  •
  any failure, in and of itself, by PHH and its subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the merger agreement (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a PHH material adverse effect, except to the extent otherwise excluded under the merger agreement);

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  the public announcement or consummation of the transactions contemplated by the merger agreement, including the impact thereof on the relationships (contractual or otherwise) of PHH or any of its subsidiaries with employees, customers, suppliers or partners, and any litigation arising from allegations of any breach of fiduciary duty or violation of law relating to the merger agreement or the transactions contemplated thereby;

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  any hurricane, tornado, flood, earthquake or other natural disaster;

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  any decline in the market price of PHH common stock;

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  any action or omission taken pursuant to the express terms of the merger agreement, with the express prior written consent of Ocwen or Merger Sub, or any action taken by Ocwen or Merger Sub after PHH's disclosure to Ocwen and Merger Sub of all material and relevant facts and information to the knowledge of PHH; or

  •
  certain matters set forth in the confidential disclosure letter delivered by PHH to Ocwen in connection with the merger agreement.

        In addition, the following changes and circumstances (and their effects) will be excluded in determining whether a PHH material adverse effect has occurred for purposes of prong (i) of the definition described above, unless any such change or circumstance has a disproportionate impact on PHH and its subsidiaries, taken as a whole, relative to other for-profit participants in the industries in which PHH and its subsidiaries conduct their businesses:

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  changes in general economic or political (including results of elections) conditions (including any outbreak or escalation of hostilities or war or any act of terrorism) or changes in the securities, credit or financial markets in general, including changes in interest rates or currency exchange rates;

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  changes after the date of the merger agreement that adversely and generally affect the industry in which PHH and its subsidiaries operate; or

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  the Tax Reform Act or changes after the date of the merger agreement in laws, statutes, rules or regulations of governmental entities, or interpretations thereof by governmental authorities, applicable to PHH and its subsidiaries, or in U.S. GAAP or applicable accounting regulations or principles.

        For purposes of the merger agreement, "Ocwen material adverse effect" means any change, effect, event, occurrence, state of facts or development that would, or would reasonably be expected to, prevent, materially delay beyond the outside date or materially impair the ability of Ocwen or Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement.

  Efforts to Obtain Regulatory Approvals

        The merger agreement requires each of the parties to use their respective reasonable best efforts to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper or advisable to consummate the merger as soon as practicable, including using reasonable best efforts (i) to obtain all consents, approvals, rulings or authorizations that are required to be obtained under applicable law, (ii) to obtain any consents required from third parties, (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by the merger agreement, and (iv) to effect as promptly as practicable all necessary registrations, filings and responses to requests (if any) for additional information or documentary material from any governmental authority.

        Without limiting the generality of the agreements in the preceding paragraph, Ocwen has agreed to use reasonable best efforts to take (or cause to be taken) all actions and do (or cause to be done) all things that any governmental authority indicates would be required in order to obtain any required governmental approvals or avoid any injunction or law that would enjoin, prevent or prohibit the consummation of the transactions contemplated by the merger agreement; provided, however, nothing in the merger agreement will be deemed to require Ocwen or Merger Sub or permit PHH to take any action, or commit to take any action or agree to any restraint, restriction, limitation, term, requirement, provision or condition that would, individually or in the aggregate, reasonably be expected to, impair in any material respect the business or financial condition of Ocwen and its subsidiaries (including the surviving corporation and its subsidiaries) , taken as a whole (we refer to each such restraint, restriction, limitation, term, requirement, provision or condition as a "burdensome condition"). In addition, nothing in the merger agreement will be construed to require any party to take any action in violation of applicable law or commence any litigation with any governmental authority to oppose any enforcement action by any governmental authority or remove any regulatory orders impeding the parties' ability to consummate the merger.

        Subject to applicable laws relating to the exchange of information, Ocwen will have the right to direct all matters with any governmental authority to the extent relating to the required governmental approvals consistent with its obligations under the merger agreement, and PHH may not make any registration, filing or response relating to the required governmental approvals without Ocwen's prior written consent (which will not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, PHH will be able to respond to questions, information requests and other inquiries from any governmental authority without Ocwen's prior written consent as long as such responses do not contain any commitments or agreements that would be binding upon Ocwen or the surviving corporation or is otherwise material to the transactions contemplated the merger agreement that Parent has not consented to previously.

  Representations and Warranties

        The merger agreement contains representations and warranties made by PHH, Ocwen and Merger Sub to each other. The statements embodied in those representations and warranties were made solely for purposes of the merger agreement and for the benefit of the parties to the merger agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement (including in the confidential disclosure letter delivered by PHH to Ocwen and the confidential disclosure letter delivered by Ocwen and Merger Sub to PHH, in each case in connection with the merger agreement). In addition, some of those representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters as facts.

        The representations and warranties made by PHH (including, in certain cases, with respect to its subsidiaries) to Ocwen and Merger Sub relate to, among other things, the following:

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  with respect to PHH and each of its subsidiaries, due incorporation, valid existence, good standing, corporate authority to carry on its business and compliance with organizational documents;

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  corporate authority to execute and deliver, to perform PHH's obligations under, and to consummate the transactions contemplated by, the merger agreement;

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  the absence of violations of, or conflicts with, organizational documents, applicable law and material contracts as a result of PHH's execution and performance of the merger agreement;

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  governmental consents, notifications, approvals, authorizations or registrations required in connection with PHH's execution or performance of the merger agreement;

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  due execution of the merger agreement by PHH and the enforceability of the merger agreement against PHH;

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  the absence of material legal proceedings, claims and governmental orders;

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  compliance with applicable laws, governmental orders and permits, and absence of noncompliance claims by any governmental authority or settlement agreements with governmental authorities;

  •
  capitalization of PHH, ownership of subsidiaries, and the absence of preemptive rights, repurchase, redemption or other rights to acquire equity interests of PHH or its subsidiaries;

  •
  PHH's SEC filings since January 1, 2015 and the financial statements included therein;

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  material contracts and the absence of material breach or default under any material contract;

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  the absence of any event or change that would reasonably be expected to have a PHH material adverse effect since January 1, 2017;

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  the payment of taxes, the filing of tax returns and other tax matters;

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  the absence of collective bargaining agreements, union organization activities and other labor matters;

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  employee compensation and benefit plans;

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  the absence of certain undisclosed liabilities;

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  intellectual property matters;

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  policies and procedures regarding protection of personal information;

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  compliance with environmental laws and other environmental matters;

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  maintenance of insurance policies;

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  establishment and maintenance of disclosure controls and procedures and internal controls over financial reporting;

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  neither PHH nor any of its subsidiaries being an "investment company" under the Investment Company Act of 1940;

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  title to personal property;

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  real property leased by PHH or its subsidiaries and the absence of owned real property;

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  compliance with applicable requirements relating to the servicing of mortgage loans and the absence of certain claims from agencies, investors or insurers;

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  the absence of termination notices from PHH's servicing or subservicing clients;

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  expected timing for the completion of PHH's previously announced asset sale transactions and its exit from the PLS business;

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  brokers and finders for the transaction;

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  the information in this proxy statement;

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  the PHH stockholder vote required for the approval of the merger agreement and the merger;

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  the inapplicability of state takeover statutes to the merger;

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  the receipt by our board of directors of an opinion from the Company's financial advisor; and

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  the absence of undisclosed related party transactions.

        The representations and warranties made by Ocwen and Merger Sub to PHH relate to, among other things, the following:

  •
  due incorporation, valid existence, good standing and corporate authority to carry on its business;

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  corporate authority to execute and deliver, to perform Ocwen's and Merger Sub's obligations under, and to consummate the transactions contemplated by, the merger agreement;

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  the absence of violations of, or conflicts with, organizational documents, applicable law and contractual obligations of Ocwen or Merger Sub as a result of their execution and performance of the merger agreement;

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  governmental consents, notifications, approvals, authorizations or registrations required in connection with Ocwen's and Merger Sub's execution of the merger agreement or consummation of the transactions contemplated by the merger agreement;

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  due execution of the merger agreement by Ocwen and Merger Sub and the enforceability of the merger agreement against Ocwen and Merger Sub;

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  the absence of material legal proceedings, claims and governmental orders;

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  Ocwen's ownership of Merger Sub and no prior activities of Merger Sub;

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  no ownership of shares of our common stock by Ocwen or Merger Sub, and no existing contract between Ocwen or Merger Sub with any member of PHH's management or directors that is related to PHH or the transactions contemplated by the merger agreement;

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  brokers and finders for the transaction;

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  sufficiency and availability of funds (taking into account available cash held by PHH) at the closing to pay the aggregate merger consideration and all other payment obligations in connection with the merger.

  •
  the information in this proxy statement supplied by Ocwen or Merger Sub specifically for inclusion or incorporation by reference into the proxy statement; and

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  the solvency of Ocwen and its subsidiaries (including the surviving corporation) following the consummation of the merger.

        Certain of the representations and warranties of each of PHH, Ocwen and Merger Sub are qualified as to, among other things, "materiality," "PHH material adverse effect" or "Ocwen material adverse effect," as applicable. None of the representations and warranties contained in the merger agreement will survive the effective time.

  Covenants Relating to the Conduct of Business

        Prior to the earlier of the effective time or the termination of the merger agreement in accordance with its terms, except as contemplated by the merger agreement, as Ocwen may otherwise consent in writing (which cannot be unreasonably withheld, conditioned or delayed), or as specified in the confidential disclosure letter delivered by PHH to Ocwen in connection with the merger agreement, PHH and its subsidiaries will conduct their operations in the ordinary course of business consistent with past practice and, subject to certain exceptions, PHH will not, and will cause each of its subsidiaries not to, among other things:

  •
  adopt or propose any change to its organizational documents, except as required by applicable law;

  •
  issue, reissue, sell, grant, pledge, dispose of, transfer, encumber, purchase or repurchase any capital stock (other than the issuance of shares of our common stock in respect of any equity awards outstanding on the date of the merger agreement) or any securities convertible into capital stock, or any rights, warrants or options to acquire such capital stock or securities;

  •
  except as required by any existing compensation or benefits plans or as required by applicable law, (i) increase the compensation or benefits of any director, officer or employee, except for increases in annual salary or wage rate for employees who are not officers in the ordinary course of business consistent with past practice that do not exceed 5% individually or 3% in the aggregate and, if applicable, the payment of annual bonuses for completed periods on a time frame consistent with the payment of annual bonuses with respect to 2016, based on actual performance and in the ordinary course of business consistent with past practice, (ii) establish, adopt, amend, or terminate any compensation or benefit plan, (iii) grant any new awards, or amend or modify the terms of any outstanding awards, under any compensation or benefit plan, (iv) accelerate the vesting or lapsing of restrictions or payment, or fund the payment, of any compensation or benefits, (v) change any actuarial or other assumptions used to calculate funding obligations with respect to any compensation or benefit plan or change the manner of contributions to such plans or the basis on which such contributions are determined, except as may be required by GAAP, (vi) forgive any loans or issue any loans to any director, officer or employee, (vii) hire any employee or engage any independent contractor with an annual compensation in excess of $200,000, (viii) terminate the employment of any executive officer other than for cause, or (ix) grant or amend any rights to indemnification, advancement of expenses or exculpation of liabilities in favor of any director, officer or employee, except for entry into such agreements with new hires or new directors on substantially the same terms and conditions as existing agreements for similarly situated individuals;

  •
  enter into, adopt, amend or terminate any collective bargaining agreement or other agreement with a labor union or similar organization;

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  except for transactions pursuant to existing contractual obligations listed in PHH's disclosure letter or in the ordinary course of business consistent with past practice, sell, lease, encumber, dispose of, transfer, license or mortgage any assets, properties or rights, in each case for consideration in excess of $500,000;

  •
  (i) declare, set aside or pay any dividends on, or make any other distributions in respect of any PHH capital stock, (ii) adjust, split, combine or reclassify any of PHH capital stock or issue any other securities or (iii) purchase, repurchase, redeem or otherwise acquire any capital stock of PHH or any of its subsidiaries or any other securities thereof (including bonds) or any rights, warrants, options to acquire any such shares or other securities, except for purchases, redemptions or other acquisitions of capital stock or other securities pursuant to an existing restricted stock purchase agreement with current or former employees;

  •
  except as required by applicable law or consistent with past practice, make, change or revoke any material tax election, file any material amended tax return, settle or compromise any material tax claim, proceeding or assessment, change any tax accounting method, enter into any closing agreement with respect to taxes, make or surrender any material tax refund claim, or consent to any extension or waiver of the limitations period applicable to any tax claim or assessment;

  •
  take any action or omit to take any action or enter into any transaction which, to PHH's knowledge, has, or would reasonably be expected to have, the effect of materially delaying or materially impeding or preventing the consummation of the PHH Home Loans transactions or the MSR sale;

  •
  (i) modify or amend any material contract in a manner adverse in any material respect to PHH's business, or terminate any material contract, (ii) enter into any successor agreement to an expiring material contract that changes the terms of the expiring contract in a manner adverse in any material respect to PHH's business or (iii) enter into any new material contract, except subservicing agreements entered into in the ordinary course on terms substantially consistent with existing agreements;

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  incur any indebtedness for borrowed money in excess of $1,000,000 in the aggregate or issue any debt securities or assume, guarantee or otherwise become responsible for or cancel, the indebtedness of any other person, or make or authorize any material loan to any person;

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  merge or consolidate with any other person or acquire a material amount of assets or equity of another person (other than immaterial acquisitions of assets in the ordinary course of business consistent with past practice);

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  except as required by applicable law, change any significant method of accounting or accounting principles or practices, except for such changes required by GAAP;

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  terminate, cancel, or materially amend or modify any material insurance policy which is not replaced by an amount of insurance coverage that PHH deems appropriate for its size and business;

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  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

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  abandon, allow to lapse, encumber, or grant a license, covenant not to assert or similar right with respect to any material intellectual property, in each case, other than in the ordinary course of business consistent with past practice;

  •
  except as required by applicable law, materially change any of the architecture or infrastructure of any network, information technology infrastructure systems or any material component thereof or any other IT assets currently used in and material to PHH's business, other than maintenance or upgrades in the ordinary course of business consistent with past practice;

  •
  institute, compromise, settle or agree to settle any litigation, dispute or other claim (i) involving amounts that exceed the reserve therefor on the date of the merger agreement by more than $7,500,000 in the aggregate or (ii) that would impose any non-monetary obligation on PHH or any of its subsidiaries that would continue after the effective time, other than any obligation to comply with applicable ;aw or refrain from violating applicable law; or

  •
  authorize or enter into any agreement or otherwise make any commitment to do any of the actions described above.

  No Solicitation by PHH

        PHH has agreed that, subject to certain exceptions described below, it will not, and will use reasonable best efforts to cause its subsidiaries and its or their respective officers, directors, employees and representatives not to, directly or indirectly:

  •
  solicit, initiate or knowingly encourage, induce or facilitate (including by way of providing information) any proposal or offer (whether or not in writing) with respect to, or any inquiry or proposal that would reasonably be expected to result in, any (i) merger, consolidation, share exchange, other business combination or similar transaction involving PHH or any of its subsidiaries representing 20% or more of the assets of PHH and its subsidiaries, taken as a whole, (ii) direct or indirect acquisition of more than 20% of the outstanding shares of PHH common stock or voting power of PHH, (iii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in PHH or any of its subsidiaries or otherwise) of any business or assets of PHH or any of its subsidiaries representing 20% or more of the consolidated revenues, net income or assets of PHH and its subsidiaries, taken as a whole, (iv) issuance, sale or other disposition, directly or indirectly, to any person (or the stockholders of any person) or group of persons securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of PHH, (v) any tender offer or exchange offer as a result of which any person or group will acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the voting power of PHH or (vi) any combination of the foregoing (in each case of (i) through (vi), other than the merger), which we refer to as a "takeover proposal";

  •
  participate in any discussions or negotiations with any person regarding, or furnish any information with respect to, or cooperate in any way with any person with respect to any takeover proposal or any inquiry or proposal that would reasonably be expected to result in a takeover proposal;

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  approve or recommend any takeover proposal;

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  approve, recommend, execute or enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, asset or share purchase or share exchange agreement, option agreement or other similar agreement related to any takeover proposal (each such letter, memorandum or agreement is referred to as an "acquisition agreement");

  •
  enter into any agreement or agreement in principle requiring PHH to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations thereunder; or

  •
  propose or agree to do any of the foregoing.

        In addition, PHH has agreed to, promptly after the execution of the merger agreement, immediately cease all existing discussions or negotiations with any person conducted heretofore with respect to any takeover proposal, and request the prompt return or destruction of all confidential information previously furnished to any such person or its representatives.

        Notwithstanding the restrictions described above, at any time prior to the approval of the merger by PHH's stockholders, in response to an unsolicited bona fide written takeover proposal that did not result from any material breach of the non-solicitation restrictions described above and certain other provisions of the merger agreement, PHH may (i) contact the person making such takeover proposal to clarify the terms and conditions of the takeover proposal and (ii) if our board of directors concludes in good faith, after consultation with its outside legal and financial advisors, that such takeover proposal constitutes or is reasonably likely to result in a "superior proposal" (as defined below), PHH may:

  •
  furnish information with respect to PHH and its subsidiaries to the person or group of persons who has made such takeover proposal pursuant to a confidentiality agreement that contains (x) confidentiality terms that are, as determined by PHH in good faith, no less favorable in the aggregate to PHH than those contained in the confidentiality agreement with Ocwen and (y) a customary standstill provision, as long as any material non-public information furnished to such person or group has previously been provided to Ocwen or is provided to Ocwen substantially concurrently with the provision of such information to such person or group; and

  •
  participate in discussions regarding the terms of such takeover proposal and the negotiation of such terms with the person making such takeover proposal.

        Under the merger agreement, the term "superior proposal" refers to any bona fide written takeover proposal made by a third party or group pursuant to which such third party (or, in a parent-to-parent merger involving such third party, the stockholders of such third party) or group would acquire, directly or indirectly, more than 50% of the voting power of PHH or substantially all of the assets of PHH and its subsidiaries, taken as a whole, on terms which our board of directors determines in good faith (after consultation with its legal and financial advisors) (i) to be superior to the holders of PHH common stock from a financial point of view than the transactions contemplated by the merger agreement with Ocwen (taking into account any changes proposed by Ocwen to the terms of the merger agreement) including the merger (including the merger consideration), taking into account all the terms and conditions of such proposal and the person making the proposal (including all financial, regulatory, legal conditions to consummation and other aspects of such proposal), (ii) is reasonably capable of being consummated on the terms proposed and (iii) for which financing, if a cash transaction (whether in whole or in part), is not a condition to closing.

        PHH has agreed to promptly notify Ocwen of the receipt of any takeover proposal, including the material terms and conditions thereof and the identity of the person making the proposal. In addition, PHH has agreed to keep Ocwen informed in all material respects and on a reasonably current basis of any change in the status or material terms of any takeover proposal, and provide to Ocwen (as soon as practicable after receipt or delivery thereof) copies of all material correspondence and other written material documentation between PHH or any of its subsidiaries and the person making the takeover proposal.

        PHH has agreed that any violation of the non-solicitation obligations by any representative of PHH or any of its subsidiaries who is (i) a director or officer of PHH or any of its subsidiaries, (ii) a senior-level employee (i.e., a managing director (or similar title) or more senior) of any financial advisor to PHH or any of its subsidiaries or (iii) a partner of any outside legal counsel to PHH or any of its subsidiaries will be deemed a breach by PHH.

  Adverse Recommendation Change; Fiduciary Termination

        PHH has agreed that, subject to certain exceptions as described below, neither our board of directors nor any committee thereof will (i) withdraw or propose to withdraw (or modify or propose to modify in any manner adverse to Ocwen) our board of directors' recommendation of the merger agreement and the transactions contemplated thereby to PHH's stockholders, (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any takeover proposal, (iii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow PHH or any of its subsidiaries to execute or enter into, any acquisition agreement, (iv) enter into any agreement, letter of intent, or agreement in principle requiring PHH to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations thereunder, (v) fail to recommend against any takeover proposal subject to federal tender offer rules in a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 business days after the commencement of such takeover proposal, (vi) fail to include our board of directors' recommendation of the merger agreement in this proxy statement or re-affirm such recommendation within 10 business days following Ocwen's written request (provided that Ocwen may not make such request more than twice in connection with any takeover proposal), or (vii) resolve or agree to do any of the actions in the foregoing clauses (i) through (vi) (we refer to any of the foregoing actions as an adverse recommendation change).

        Notwithstanding the foregoing restrictions, at any time prior to the approval of the merger by PHH's stockholders, subject to compliance with the requirements and procedures described below, our board of directors may, in response to an unsolicited bona fide written takeover proposal that did not result from any material breach of the non-solicitation restrictions described above under "—No Solicitation by PHH" and certain other provisions of the merger agreement, make an adverse recommendation change or terminate the merger agreement to enter into a definitive acquisition agreement with respect to such takeover proposal if our board of directors has determined, after consultation with its outside legal and financial advisors, that such takeover proposal constitutes a superior proposal and that, following consultation with outside legal counsel, the failure to make an adverse recommendation change or terminate the merger agreement is reasonably likely to violate our board of directors' fiduciary duties to PHH's stockholders under applicable law.

        In addition, at any time prior to the approval of the merger by PHH's stockholders, subject to compliance with the requirements and procedures described below, our board of directors may make an adverse recommendation change in response to an "intervening event" (as defined below) if our board of directors determines, after consultation with its outside legal counsel, that failure to make an adverse recommendation change is reasonably likely to violate our board of directors' fiduciary duties to PHH's stockholders under applicable law. For purposes of the merger agreement, an "intervening event" refers to any material development or change in circumstances relating to PHH or any of its subsidiaries occurring or arising after the date of the merger agreement that (i) was not known by nor reasonably foreseeable to our board of directors as of the date of the merger agreement, and (ii) does not relate to or involve any takeover proposal; provided, however, that in no event will any of the following be deemed, either alone or in combination, to constitute an interviewing event: (1) changes in the market price or trading volume of PHH common stock, in and of themselves, (2) the timing of any required governmental approval, (3) the dismissal or any other resolution of the CFPB litigation (as defined below under "—CFPB Litigation") or (4) the fact that, in and of itself, PHH exceeds internal or published projections.

        Prior to making any adverse recommendation change in response to a superior proposal or intervening event or terminating the merger agreement in order to accept a superior proposal, PHH is required to comply with the following requirements and procedures:

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  PHH must give Ocwen at least five business days' prior written notice of its intention to effect an adverse recommendation change or terminate the merger agreement, including (i) in the case of a superior proposal, the details of the terms and conditions of the superior proposal that is the basis of the proposed action, the identity of the person making the superior proposal, and a copy of the proposed transaction agreements and other material documents (in the event of any material change to the terms of the superior proposal, PHH is required to deliver to Ocwen an additional notice and the notice period will restart, except that the notice period will be at least three business days rather than at least five business days) or (ii) in the case of an intervening event, the material facts and circumstances of the intervening event;

  •
  during such notice period, to the extent Ocwen seeks to negotiate, PHH must negotiate, and must use reasonable best efforts to cause its financial and legal advisors to negotiate, with Ocwen in good faith to make such adjustments to the terms and conditions of the merger agreement so that it results in a transaction that is (i) in the case of a takeover proposal, no less favorable to PHH's stockholders than such takeover proposal or (ii) in the case of an intervening event, enables our board of directors to determine (after consultation with its legal counsel) that failure to make an adverse recommendation change is not reasonably likely to violate our board of directors' fiduciary duties to PHH's stockholders under applicable law; and

  •
  following the end of the last notice period, our board of directors is required to determine, (i) in the case of a superior proposal, after consultation with its outside legal and financial advisors, that the takeover proposal continues to constitute a superior proposal or (ii) in the case of an intervening event, after consultation with its outside legal counsel, that the failure to make an adverse recommendation change is still reasonably likely to violate our board of directors' fiduciary duties to PHH's stockholders under applicable law.

        Nothing in the merger agreement will prohibit PHH or our board of directors from complying with Rules 14a-9, 14d-9, 14e-2 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder or making any required disclosure to the PHH's stockholders.

  CFPB Litigation

        PHH is party to a pending litigation with the Consumer Financial Protection Bureau, which we refer to as the "CFPB," relating to an order issued by the CFPB against PHH and certain of its affiliates on June 4, 2015. We refer to this matter as the "CFPB litigation." PHH has agreed that, from the execution of the merger agreement until the effective time, it will (i) reasonably consult with Ocwen at regular intervals regarding the status of the CFPB litigation and in advance of any meeting with the CFPB with respect to the CFPB litigation, (ii) provide Ocwen with a reasonable opportunity to review and comment on material developments in the CFPB litigation, and (iii) consider in good faith all comments reasonably proposed by Ocwen with respect to the CFPB litigation. In addition, PHH has agreed that it will not, without Ocwen's prior consent (not to be unreasonably withheld, conditioned or delayed), (a) file or otherwise commence any appeal in connection with the CFPB litigation or (b) settle or agree to settle the CFPB litigation if such settlement (1) exceeds a specified amount, (2) imposes any restriction on Ocwen's ability to operate PHH's business (as conducted as of the date of the merger agreement) after the effective time (excluding existing restrictions and restrictions on the PLS business or any other business that PHH no longer owns or conducts), (3) imposes any monetary penalty or other obligation on Ocwen or its subsidiaries (excluding the surviving corporation and its subsidiaries) or (4) contains any admission of fault or any non-standard or unusual release language.

  Treatment of Existing Indebtedness

        In connection with the merger, Ocwen will assume through the surviving corporation PHH's 7.375% Senior Notes due 2019 and 6.375% Senior Notes due 2021, and either pay off or assume PHH's existing warehouse facilities and advance receivables facility. Prior to the effective time, Ocwen will execute and deliver any supplements, amendments or other instruments required for the assumption of the senior notes.

  Stockholders' Meeting

        PHH has agreed under the merger agreement to hold a special meeting of its stockholders to consider and take action upon approval of the merger as soon as reasonably practicable after this proxy statement is cleared by the SEC. PHH may only adjourn, postpone or recess the special meeting in order to obtain a quorum or solicit additional votes (so long as such meeting is not adjourned, postponed or recessed to a date on or after the outside date).

  Access to Information

        During the period prior to the effective time, upon reasonable request and notice by Ocwen and subject to applicable laws relating to exchange of information, PHH will, and will cause its subsidiaries to, afford to Ocwen's officers, employees, accountants, counsel and other representatives access to PHH's properties, books, certain contracts, commitments and records, and to PHH's officers, employees, accounts, counsel and other representatives, in each case in a manner not unreasonably disruptive to the operation of the business of PHH and its subsidiaries.

        Without limiting the generality of the foregoing, prior to the determination date for purposes of calculating PHH's adjusted net worth and available cash (see "—Material Adverse Effect" above), PHH will deliver to Ocwen, no later than the 15th day of each month, a report containing PHH's most current estimate of its adjusted net worth and available cash, in each case as of the last day of the full calendar month immediately preceding the date of such report. After the determination date for purposes of calculating PHH's adjusted net worth and available cash, PHH will deliver to Ocwen, no later than the Wednesday of each calendar week, a report containing PHH most current estimate of available cash as of the last day of the calendar week immediately preceding the date of such report.

  Director and Officer Indemnification and Insurance

        Under the merger agreement, Ocwen has agreed to indemnify, and to cause the surviving corporation to indemnify, for a period of six years after the closing and to the fullest extent permitted or required by applicable law, each individual who was a director or officer of PHH or any of its subsidiaries prior to the effective time or has served at the request of PHH as a director, officer, member, trustee or fiduciary of another entity prior to the effective time, which we refer to collectively as the "PHH indemnified parties," with respect to all claims and liabilities (including attorneys' fees and disbursements) incurred or arising in connection with any claim, action, investigation, suit or proceeding, including with respect to matters existing or occurring or alleged to have existed or occurred at or prior to the effective time (including the merger agreement and the transactions and actions contemplated thereby), arising out of or pertaining to the fact that the PHH indemnified party is or was an officer or director of PHH or any of its subsidiaries or is or was serving at the request of PHH or any of its subsidiaries as a director or officer of another person or any act or omission by such PHH indemnified party while serving in such capacity, whether asserted or claimed prior to, at or after the effective time.

        Ocwen has also agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time in favor of the current or former directors, officers or employees of PHH or any of its subsidiaries as provided in their respective organizational documents or in any indemnification, employment or other similar agreements will survive the merger and continue in full force and effect in accordance with their terms. For a period of six years after the closing, to the fullest extent permitted by applicable law, Ocwen will cause the organizational documents of the surviving corporation and its subsidiaries to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to the PHH indemnified parties than those set forth in the respective organizational documents as of the date of the merger agreement.

        In addition, for a period of six years after the effective time, Ocwen will either cause PHH's current directors' and officers' liability insurance and fiduciary liability insurance to be maintained, or provide substitute policies of not less than the existing coverage and containing terms and conditions that are no less favorable to the covered individuals than the policies currently maintained by PHH with respect to claims arising from facts or events occurring on or before the effective time. In lieu of the foregoing, PHH may, prior to the effective time and upon written notice to Ocwen, purchase a six-year prepaid "tail policy" for PHH's current and former directors and officers (and any individual who becomes an officer or director of PHH prior to the effective time) who are currently covered by directors' and officers' and fiduciary liability insurance coverage currently maintained by PHH. The merger agreement provides that in no event will the aggregate annual premium payments for any continuing coverage, substitute policies or "tail policies" exceed 250% of the annual premium paid by PHH for such insurance for the year ended December 31, 2017.

        The PHH indemnified parties are third-party beneficiaries of the provisions described above, and such individuals will have the right to enforce the provisions of the merger agreement summarized above.

  Employee Matters

        Ocwen has agreed that for a period from the effective time through December 31, 2018, it will provide to each continuing employee of PHH and its subsidiaries with (i) an annual base salary or base wage and target annual incentive compensation opportunities (excluding equity and long-term incentive compensation) that are, in each case, no less than those provided to such continuing employee immediately prior to the effective time and (ii) employee benefits that are substantially similar in the aggregate to the employee benefits provided to the continuing employees immediately prior to the effective time. In addition, Ocwen has agreed that from the effective time until the one year anniversary of the closing date of the merger, Ocwen will continue to maintain or cause to be maintained, without amendment, certain of PHH's severance plans and incentive plans with respect to the continuing employees in accordance with the terms thereof, and provide the payments and benefits specified therein.

        After the closing of the merger, Ocwen will use reasonable best efforts to cause any employee benefit plans sponsored or maintained by Ocwen or the surviving corporation or their subsidiaries in which the continuing employees are eligible to participate to (i) waive any pre-existing conditions or limitations and eligibility waiting periods under any such plans that are group health plans of Ocwen or its affiliates with respect to the continuing employees and their eligible dependents, (ii) give each continuing employee credit for the plan year in which the effective time occurs towards applicable co-payments, deductibles and annual out-of-pocket limits for medical expenses incurred prior to the effective time for which payment has been made, and (iii) give each continuing employee service credit for his or her employment with PHH and its subsidiaries for purposes of vesting, level of benefits and eligibility to participate under the applicable plan, as if such service had been performed with Ocwen (except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits, or to the extent it would result in a duplication of benefits). In addition, after the closing of the merger, Ocwen will provide credit to each continuing employee for accrued unused sick leave and/or accrued unused paid time off in the amount available to such continuing employee immediately prior to the effective time, in accordance and subject to the terms of the applicable policy of PHH.

        If requested in writing by Ocwen at least 10 business days prior to the effective time (to the extent permitted by applicable law and the terms of the applicable plan or arrangement), PHH will cause its 401(k) plans to be terminated immediately prior to the effective time. In such event, Ocwen will permit each eligible continuing employee to, as of the effective time, become a participant in an Ocwen 401(k) plan and make rollover contributions of "eligible rollover distributions" in cash or notes (in the case of participant loans and to the extent permitted by Ocwen's 401(k) plan) in an amount equal to the eligible rollover distribution portion of the account balance distributed to each such continuing employee from such PHH 401(k) plans to Ocwen's 401(k) plan.

  Other Covenants and Agreements

        The merger agreement contains additional agreements between PHH and Ocwen relating to, among other things, the following:

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  notifications of certain matters, including any material breach of any representation, warranty, covenant or agreement in the merger agreement;

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  preparation of this proxy statement;

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  ensuring exemption of certain transactions in connection with the merger under Rule 16b-3 under the Exchange Act;

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  ensuring inapplicability of state takeover statutes;

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  defense of litigation relating to the merger or other transactions contemplated by the merger agreement; and

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  assistance and cooperation with respect to integration planning and Ocwen's post-closing reorganization activities.

  Termination of the Merger Agreement

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time (notwithstanding any stockholder approval) in the following circumstances:

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  by mutual written consent of Ocwen and PHH;

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  by either Ocwen or PHH if:

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  the merger has not been consummated on or before September 27, 2018, which we refer to as the "outside date," provided that the outside date will be extended to December 27, 2018 if the closing condition relating to the receipt of the required governmental approvals has not been satisfied on September 27, 2018 but all other conditions described under "—Conditions to the Merger" have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the closing, capable of being satisfied on such date); provided, further, that this right to terminate the merger agreement will not be available to a party that has breached the merger agreement and such breach was the primary cause of the failure to consummate the merger by the outside date;

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  any permanent injunction prohibiting the merger or any of the transactions contemplated by the merger agreement has become effective, final and nonappealable, or any law prohibiting the merger or any of the transactions contemplated by the merger agreement has been enacted, promulgated or enforced by any governmental authority; provided, that the terminating party has complied in all material respects with its obligations described under "—Efforts to Obtain Regulatory Approvals"; or

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  the vote required to adopt the merger agreement is not obtained at the special meeting of PHH stockholders.

        In addition, PHH may terminate the merger agreement in the following circumstances:

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  prior to the approval of the merger by PHH's stockholders, in order to enter into a definitive acquisition agreement with respect to a superior proposal; provided that PHH has complied in all material respects with its obligations described under "—No Solicitation by PHH" and certain procedures described under "—Adverse Recommendation Change; Fiduciary Termination" above, and concurrently pays the termination fee to Ocwen as described under "–Termination Fee" below; or

  •
  there has been a material breach of any representation, warranty, covenant or agreement in the merger agreement by Ocwen or Merger Sub, which breach would give rise to the failure to satisfy a condition to PHH's obligation to consummate the merger, and such failure is not curable or has not been cured within the earlier of the outside date and 30 days following PHH's written notice to Ocwen of such breach; provided that PHH will not have this right to terminate the merger agreement if PHH is then in breach of any representation, warranty, covenant or agreement in the merger agreement that would give rise to the failure to satisfy a condition to Ocwen's and Merger Sub's obligation to consummate the merger.

        In addition, Ocwen may terminate the merger agreement in the following circumstances:

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  prior to the approval of the merger by PHH's stockholders, our board of directors has made an adverse recommendation change; or

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  there has been a material breach of any representation, warranty, covenant or agreement in the merger agreement by PHH, which breach would give rise to the failure to satisfy a condition to Ocwen's and Merger Sub's obligation to consummate the merger, and such failure is not curable or has not been cured within the earlier of the outside date and 30 days following Ocwen's written notice to PHH of such breach; provided that Ocwen will not have this right to terminate the merger agreement if Ocwen is then in breach of any representation, warranty, covenant or agreement in the merger agreement that would give rise to the failure to satisfy a condition to PHH's obligation to consummate the merger.

        If the merger agreement is terminated, it will become void and of no effect with no liability on the part of any party to another party; provided, however, that (i) certain provisions, including those relating to confidentiality, termination fee, governing law and jurisdiction will survive the termination and (ii) no party will be released from liabilities arising out of any willful breach of the merger agreement or fraud.

  Termination Fee

        PHH will be required to pay a termination fee of $12,600,000 to Ocwen under the following circumstances:

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  Ocwen terminates the merger agreement as a result of an adverse recommendation change by our board of directors;

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  PHH terminates the merger agreement in order to enter into a definitive acquisition agreement with respect to a superior proposal;

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  (i) a third party has publicly announced and not withdrawn a takeover proposal prior to the special meeting of PHH's stockholders to vote on the approval of the merger or the termination of the merger agreement, (ii) PHH or Ocwen terminates the merger agreement due to the failure to obtain the required PHH stockholder approval of the merger agreement or the failure to consummate the merger on or before the outside date, or Ocwen terminates the merger agreement due to a material breach by PHH, and (iii) within 12 months of such termination, PHH consummates a takeover proposal or enters into a definitive acquisition agreement with respect to a takeover proposal that is subsequently consummated (solely for purpose of this provision, any reference to 20% in the definition of takeover proposal will be deemed to refer to 50% instead); or

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  PHH or Ocwen terminates the merger agreement due to the failure to obtain the required PHH stockholder approval of the merger agreement but, at the time of such termination, Ocwen would also have been permitted to terminate the merger agreement as a result of an adverse recommendation change by our board of directors.

        In the event the termination fee is payable, from and after the payment of the termination fee by PHH to Ocwen, PHH will have no further liability of any kind.

  Remedies; Specific Enforcement

        The parties to the merger agreement have agreed that irreparable damage would occur in the event that the parties do not perform their obligations under the provisions of the merger agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties have agreed that the parties will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

  Amendment of the Merger Agreement

        At any time prior to the effective time, the merger agreement may be amended by PHH, Ocwen and Merger Sub by an instrument in writing signed on behalf of each of the parties; provided, however, that after the approval of the merger by PHH's stockholders, no amendment which requires further approval of PHH's stockholders under applicable law or the rules and regulations of the NYSE may be made without such further approval.

  Governing Law; Jurisdiction

        The merger agreement is governed and construed in accordance with the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws; provided, however, that the provisions of the merger agreement relating to the mechanics of the merger and the fiduciary duties of our board of directors will be governed by the laws of the State of Delaware.

        Each party to the merger agreement has agreed to irrevocably and unconditionally submit to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery is unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of the merger agreement or any transaction contemplated thereby.

PROPOSAL 2—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
(MERGER-RELATED COMPENSATION PROPOSAL)

  General

        As required by Regulation 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are providing our stockholders with a separate advisory (non-binding) vote to approve certain compensation that may be paid or become payable to our named executive officers that arise out of or are based upon the merger and the merger agreement, as described in the table entitled "Quantification of Potential Payments and Benefits to the Company's Named Executive Officers in Connection with the Merger" under "Proposal 1—The Approval of the Merger Proposal—Interests of Our Directors and Executive Officers," including the footnotes to the table and related narrative discussion, or the "Merger-Related Compensation Proposal".

        Our board of directors unanimously recommends that the stockholders of the Company approve the following resolution:

          "RESOLVED, that the compensation that may be paid or become payable to the Company's named executive officers in connection with the merger on the terms and conditions of the merger agreement, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section entitled "Proposal 1—The Approval of the Merger Proposal—Interests of Our Directors and Executive Officers—Quantification of Potential Payments and Benefits to Our Named Executive Officers in Connection with the Merger," including the footnotes to the table and the related narrative discussion, is hereby APPROVED."

        The vote on the Merger-Related Compensation Proposal is a vote separate and apart from the vote on the proposal to approve the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Merger-Related Compensation Proposal and vice versa. Because the vote on the Merger-Related Compensation Proposal is advisory only, it will not be binding on us or our board of directors. Accordingly, if the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of our stockholders. Although the Merger-Related Compensation Proposal is only advisory in nature and is not binding on us or our board of directors, we intend to review the voting results with our board of directors and the Human Capital and Compensation Committee of our board of directors so that such voting results may be taken into consideration in connection with executive compensation decisions related to the merger.

  Required Vote

        The above resolution approving the compensation of our named executive officers based on or that otherwise relates to the merger and the merger agreement on an advisory basis requires the affirmative vote of a majority of all votes cast at the special meeting, provided that a quorum is present. This means that, of the shares present in person or by proxy at the special meeting, a majority must vote in favor of the Merger-Related Compensation Proposal in order for the Merger-Related Compensation Proposal to be approved. Abstentions and broker non-votes will have no effect on the determination of this proposal.

  Recommendation of our Board of Directors

        Our board of directors unanimously recommends that the Company's stockholders vote "FOR" the Merger-Related Compensation Proposal.

 PROPOSAL 3—THE ADJOURNMENT PROPOSAL

  General

        If, at the special meeting, the number of shares of our common stock, present or represented by proxy at the special meeting and voting in favor of the approval of the Merger Proposal and/or the Merger-Related Compensation Proposal is insufficient to approve such proposal under our charter and Maryland law, we intend to move to adjourn the special meeting in order to enable our board of directors to solicit additional proxies in respect of approval of the Merger Proposal and/or the Merger-Related Compensation Proposal, which we refer to herein as, the "Adjournment Proposal". In that event, we will ask our stockholders to vote only upon the Adjournment Proposal, and not upon of the Merger Proposal or the Merger-Related Compensation Proposal.

        With respect to the Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the special meeting to another date, time and place for the purpose of soliciting additional proxies. If the stockholders approve the Adjournment Proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted.

  Required Vote

        The affirmative vote of a majority of all votes cast at the special meeting is required to approve the Adjournment Proposal, provided that a quorum is present. This means that, of the shares present in person or by proxy at the special meeting, a majority must vote in favor of the Adjournment Proposal in order for the Adjournment Proposal to be approved. Abstentions and broker non-votes will have no effect on the determination of this proposal.

  Recommendation of our Board of Directors

        Our board of directors believes that if the number of shares of our common stock present or represented by proxy at the special meeting and voting in favor of the approval of either of the Merger Approval and/or the Merger-Related Compensation Proposal, is insufficient to approve such proposals, it is in the best interests of our stockholders to enable us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the approval of both the Merger Proposal and Merger-Related Compensation Proposal to bring about the approval of the proposals. Our board of directors unanimously recommends that the Company's stockholders vote "FOR" the Adjournment Proposal.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our outstanding common stock by those persons who are known to us to be beneficial owners of 5% or more of our common stock, by each of our Named Executive Officers, by each of our current directors and by our current directors and our executive officers as a group. As of April 3, 2018, the record date for the special meeting, there were 32,557,494 shares of our common stock issued and outstanding.

Name and Address	Number of Shares Beneficially Owned(1)	Percent of Class
PRINCIPAL STOCKHOLDERS
Dimensional Fund Advisors LP(2)	3,736,189	11.48%
Building One, 6300 Bee Cave Road, Austin, TX 78746
The Vanguard Group(3)	2,710,695	8.33%
100 Vanguard Blvd, Malvern, PA 19355
Renaissance Technologies LLC(4)	2,587,400	7.95%
800 Third Avenue, New York, NY 10022
BlackRock, Inc.(5)	2,532,761	7.78%
55 East 52nd Street, New York, NY 10055
Silver Point Capital, L.P.(6)	1,761,994	5.41%
Two Greenwich Plaza, Greenwich, CT 06830
DIRECTORS AND NAMED EXECUTIVE OFFICERS
Robert B. Crowl(7)	174,135	*
Michael Bogansky(8)	17,300	*
William F. Brown(9)	107,115	*
Leith W. Kaplan(10)	30,964	*
Glen A. Messina(11)	722,540	2.18%
Kathryn Ruggieri(12)	28,244	*
Stephen Staid	—	—
Kathleen A. Williamson	—	—
Jane D. Carlin(13)(19)	32,068	*
James O. Egan(14)(19)	31,877	*
James C. Neuhauser(15)(19)	5,956	*
Charles P. Pizzi(16)(19)	25,893	*
Kevin Stein(17)(19)	5,467	*
Carroll R. Wetzel, Jr.(18)(19)	26,036	*
All Current Directors and Current Executive Officers as a Group (12 persons)	319,054	*

(1)
Based upon information furnished to us by the respective stockholders or contained in filings made by the respective stockholders with the SEC. For purposes of this table, if a person has or shares voting or investment power with respect to any of our common stock, then such common stock is considered beneficially owned by that person under SEC rules. Shares of our common stock beneficially owned by our executive officers and non-employee directors include direct and indirect ownership of shares issued and outstanding as of April 3, 2018, and shares as to which any such person has a right to acquire within 60 days of such date. Unless otherwise indicated in the table, the address of all listed stockholders is c/o PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018, Dimensional Fund Advisors LP ("DFA") reported aggregate beneficial ownership of 3,736,189 shares of our common stock, representing approximately 11.48% of our common stock outstanding as of April 3, 2018, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. DFA reported that it possessed sole voting power over 3,517,897 shares and sole dispositive power over 3,736,189. DFA also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018, The Vanguard Group reported aggregate beneficial ownership of 2,710,695 shares of our common stock, representing approximately 8.33% of our common stock outstanding as of April 3, 2018, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. The Vanguard Group reported that it possessed sole voting power over 34,812 shares and sole dispositive power over 2,673,590 shares. The Vanguard Group also reported that it possessed shared voting power over 4,993 shares and shared dispositive power over 37,105 shares.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018, Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation (collectively, "Renaissance") reported aggregate beneficial ownership of 2,587,400 shares of our common stock, representing approximately 7.95% of our common stock outstanding as of April 3, 2018, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Renaissance reported that it possessed sole voting power over 2,587,400 shares and sole dispositive power over 2,587,400 shares. Glenview also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(5)
Based solely on a Schedule 13G/A filed with the SEC on January 29, 2018, BlackRock, Inc.("BlackRock") reported aggregate beneficial ownership of 2,532,761 shares of our common stock, representing approximately 7.78% of our common stock outstanding as of April 3, 2018, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. BlackRock reported that they possessed sole voting power over 2,401,418 shares and sole dispositive power over 2,532,761 shares. BlackRock also reported that they did not possess shared voting or shared dispositive power over any shares beneficially owned.

(6)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018, Silver Point Capital, L.P. and certain of its affiliates (collectively, "Silver Point") reported aggregate beneficial ownership of 1,761,994 shares of our common stock, representing approximately 5.41% of our common stock outstanding as of April 3, 2018, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Silver Point reported that they possessed sole voting power over 1,761,994 shares and sole dispositive power over 1,761,994 shares. Silver Point also reported that they did not possess shared voting or shared dispositive power over any shares beneficially owned.

(7)
Represents 77,104 shares of our common stock held directly by Mr. Crowl, 76,298 shares of our common stock underlying stock options that are currently exercisable as of April 3, 2018, and 20,733 shares of our common stock underlying restricted stock units that vest within sixty days of April 3, 2018. Excludes 62,201 shares underlying performance-based restricted stock units that are subject to vesting to the extent performance criteria is met after June 4, 2018.

(8)
Represents 7,126 shares of our common stock held directly by Mr. Bogansky as of April 3, 2018 and 10,174 shares of our common stock underlying restricted stock units that vest within sixty days of April 3, 2018.

(9)
Represents 56,402 shares of our common stock held directly by Mr. Brown, 50,713 shares of common stock underlying stock options that are currently exercisable as of April 3, 2018. Excludes (a) 12,599 shares of our common stock underlying restricted stock units that vest within sixty days of April 3, 2018 and which became subject to settlement solely in cash following Mr. Brown's separation from the Company, and (b) 37,799 shares of our common stock that are subject to vesting to the extent performance criteria is met after June 4, 2018. Due to Mr. Brown's separation from the Company, the Company does not have access to Mr. Brown's current common stock holdings held directly, if any.

(10)
Represents 18,467 shares of our common stock held directly by Mr. Kaplan, and 12,497 shares of our common stock underlying stock options that are currently exercisable as of April 3, 2018. Excludes 22,519 shares of our common stock underlying time vested restricted stock units that vest within sixty days of April 3, 2018 and which became subject to settlement solely in cash following Mr. Kaplan's separation from the Company. Due to Mr. Kaplan's separation from the Company, the Company does not have access to Mr. Kaplan's current common stock holdings held directly, if any.

(11)
Represents 79,164 shares of our common stock held by Mr. Messina according to the Form 4 filed with the SEC on March 2, 2017, and 643,376 shares of our common stock underlying stock options that are currently exercisable by Mr. Messina as of April 3, 2018. Excludes (a) 107,655 shares of our common stock underlying time vested restricted stock units that vest within sixty days of April 3, 2018 and which became subject to settlement solely in cash following Mr. Messina's separation from the Company, and (b) 215,311 shares of our common stock that are subject to vesting to the extent performance criteria is met after June 4, 2018. Due to Mr. Messina's separation from the Company, the Company does not have access to Mr. Messina's current common stock holdings held directly, if any.

(12)
Represents 16,887 shares of our common stock held by Ms. Ruggieri according to the Form 4 filed with the SEC on May 22, 2017 and 11,357 shares of our common stock of underlying stock options that are currently exercisable by Ms. Ruggieri as of April 3, 2018. Excludes 13,588 shares of our common stock underlying time vested restricted stock units that vest within sixty days of April 3, 2018 and which became subject to settlement solely in cash following Ms. Ruggieri's separation from the Company. Due to Ms. Ruggieri's separation from the Company, the Company does not have access to her current common stock holdings held directly, if any.

(13)
Represents 8,508 shares of our common stock directly held by Ms. Carlin. Also includes 23,560 shares of our common stock underlying fully vested restricted stock units. Excludes 2,160 shares of our common stock underlying unvested restricted stock units that vest more than sixty days after April 3, 2018. See Footnote 21 below for further information.

(14)
Represents 31,877 shares of common stock underlying fully vested restricted stock units held by Mr. Egan. Excludes 2,991 shares of our common stock underlying unvested restricted stock units that vest more than sixty days after April 3, 2018. See Footnote 21 below for further information.

(15)
Represents 5,956 shares of our restricted common stock held by Mr. Neuhauser.

(16)
Represents 2,333 shares of our common stock directly held by Mr. Pizzi. Also includes 23,560 shares of our common stock underlying fully vested restricted stock units. Excludes 2,160 shares of our common stock underlying unvested restricted stock units that vest more than sixty days after April 3, 2018. See Footnote 21 below for further information.

(17)
Represents 5,467 shares of our restricted common stock held by Mr. Stein.

(18)
Represents 2,476 shares of our common stock directly held by Mr. Wetzel. Also includes 23,560 shares of our common stock underlying fully vested. Excludes 2,160 shares of our common stock underlying unvested restricted stock units that vest more than sixty days after April 3, 2018. See Footnote 21 below for further information.

(19)
All directors other than Messrs. Neuhauser and Stein elected to receive the equity portion of their 2017-2018 board of directors retainer in deferred restricted stock units, which vest quarterly, in arrears, and settle in shares of common stock upon the termination of service from our board of directors. These restricted stock units may not be sold or otherwise transferred for value, and directors have no right to acquire the shares underlying the restricted stock units prior to the date of their termination of service on our board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and any persons that beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. To our knowledge, based solely upon our review of Forms 3 and 4 that have been filed with the SEC and written representations from our executive officers and directors that no Form 5s were required, we believe that all of our executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2017.

MARKET PRICE OF OUR COMMON STOCK

        Shares of our common stock are listed on the NYSE under the symbol "PHH". The following table sets forth the high and low sales prices for our Common stock for the periods indicated as reported by the NYSE:

	Stock Price
	High	Low
For the 2018 Quarter Ended:
March 31, 2018	$10.62	$8.01
For the 2017 Quarters Ended:
March 31, 2017	$15.53	$11.76
June 30, 2017	$14.87	$9.73
September 30, 2017	$15.00	$12.85
December 31, 2017	$14.32	$10.09
For the 2016 Quarters Ended:
June 30, 2016	$14.87	$9.73
September 30, 2016	$16.80	$12.61
December 31, 2016	$15.70	$13.25

        As of April 3, 2018, the record date for the special meeting, there were 5,132 holders of record of our Common stock.

        The closing sale price of our common stock on the NYSE on February 26, 2018, the last trading day prior to the public announcement of the merger, was $8.84 per share. On April 26, 2018, the most recent practicable date before this proxy statement was made available to our stockholders, the closing sale price of our common stock on the NYSE was $10.68. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

  Dividends

        Pursuant to the merger agreement, we are not permitted to declare or pay dividends without the prior consent of Ocwen. We have not declared or paid cash dividends on our Common stock since we began operating as an independent, publicly traded company in 2005.

        The provisions of our debt arrangements, capital requirements of our operating subsidiaries and other legal requirements and regulatory constraints may restrict us from making such share-related payments in the future. Limitations and restrictions on our ability to make share-related payments include but are not limited to maintaining compliance with the financial covenants contained in certain subsidiaries' committed mortgage warehouse funding agreements, including but not limited to: (i) the maintenance of net worth of at least $150 million on the last day of each fiscal month beginning after December 31, 2017; and (ii) a ratio of unsecured indebtedness to tangible net worth of no greater than 1.25 to 1.

        In addition, we are limited in the amount of share-related payments that can be distributed due to capital that is required to be maintained at our subsidiaries. The amount of intercompany dividends, share-related payments and other fund transfers that certain of our subsidiaries can declare or distribute to us or to other consolidated subsidiaries (and ultimately to us) is limited due to provisions of our subsidiaries' debt arrangements, capital requirements, and other legal requirements and regulatory constraints. The aggregate restricted net assets that are required to be maintained at our subsidiaries totaled $102 million as of December 31, 2017.

EXPENSES OF SOLICITATION

        We will pay the cost of soliciting proxies on behalf of our board of directors. Our directors, officers and employees may solicit proxies on our behalf without compensation in person or by telephone, facsimile or electronically through the Internet, as described above. We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the special meeting. We have also engaged Broadridge Financial Solutions, Inc. to assist us in the distribution of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common stock as of the record date.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

        The following PHH filings with the SEC are incorporated by reference:

  •
  Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017, filed with the SEC on April 23, 2018; and

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 1, 2018.

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement and therefore is not incorporated by reference herein.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement and any of the documents incorporated by reference in this document or other information concerning us, without charge, by writing or telephoning us at the following address: 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, telephone (856) 917-1744, or from the SEC through the SEC's website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

SUBMISSION OF STOCKHOLDER PROPOSALS

        If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not consummated or if we are otherwise required to do so under applicable law, we would hold a 2018 annual meeting of stockholders. Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 of the Exchange Act, or "Rule 14a-8." If a 2018 annual meeting is held, we will provide all stockholders with the opportunity, under certain circumstances and consistent with our by-laws and the rules of the SEC, to participate in the governance of the Company by submitting stockholder proposals that they believe merit consideration at the 2018 annual meeting of stockholders. To enable management to analyze and respond to proposals that stockholders wish to have included in the proxy statement and proxy card for that meeting, our by-laws, consistent with Rule 14a-8, require that any such proposal be received by us in writing no later than the tenth day following the public announcement of the date of the 2018 annual meeting of stockholders. Any stockholder proposal submitted must also be in compliance with our by-laws and must contain specified information about each nominee or the proposed business and the stockholder making the nomination or proposal. Pursuant to our by-laws, any stockholder proposal or director nomination for that meeting that is submitted outside the processes of Rule 14a-8 will be considered "untimely" unless it is received by us no later than the tenth day following the public announcement of the date of the 2018 annual meeting of stockholders.

        Proxies solicited by our board of directors for the 2018 annual meeting of stockholders may confer discretionary authority to vote on any untimely stockholder proposals or director nominations without express direction from stockholders giving such proxies. All stockholder proposals and director nominations must be addressed to the attention of our Corporate Secretary at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. The chairman of our annual meeting of stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

        Stockholders that share the same address may not receive separate copies of proxy materials, unless we have received contrary instructions from such stockholders. This practice is known as "householding" and is intended to reduce the printing and postage costs associated with mailing duplicative sets of proxy materials to stockholders sharing the same address. If you are receiving multiple sets of our proxy materials and wish to receive only one set in the future, or if you are currently only receiving one set of our proxy materials and wish to receive separate sets of proxy materials for you and the other stockholders sharing your address, please notify us or your bank, broker or other nominee by indicating your preference on the enclosed proxy card or vote instruction form. We will deliver an additional copy of our proxy materials to you, without charge, upon written request sent to Investor Relations at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. Our proxy materials are also available on our website at http://www.phh.com.

 OTHER BUSINESS

        As of April 27, 2018, our Board is not aware of any other business to come before the special meeting. If, however, any additional matters are presented at the special meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

MISCELLANEOUS

        You should not send in your PHH stock certificates until you receive transmittal materials after the merger is consummated.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING.

        WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

        THIS PROXY STATEMENT IS DATED April 27, 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

        Your vote is very important.    Whether or not you plan to attend the special meeting, please vote your shares by telephone, electronically via the Internet or by completing and returning the enclosed proxy card or vote instruction form. Giving your proxy now will not affect your right to vote in person if you attend the special meeting.

        If you have questions about this proxy statement, the special meeting or the merger or the merger agreement, you should contact: MacKenzie Partners, Inc., our proxy solicitor, toll-free at +1-800-322-2885.

        If you have questions or need assistance in voting your shares, please call:

1407 Broadway, 27th Floor
New York, New York 10018
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or

Toll-Free (800) 322-2885

By Order of the Board of Directors:

Vice President, Deputy General Counsel and Corporate Secretary

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

OCWEN FINANCIAL CORPORATION,

POMS CORP

and

PHH CORPORATION

Dated as of February 27, 2018

A-ii

A-iii

A-iv

A-v

AGREEMENT AND PLAN OF MERGER

                        This AGREEMENT AND PLAN OF MERGER, dated as of February 27, 2018 (this "Agreement"), is by and among Ocwen Financial Corporation, a Florida corporation ("Parent"), POMS Corp, a Maryland corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub" and, together with Parent, the "Acquirer Parties"), and PHH Corporation, a Maryland corporation (the "Company" and together with Parent and Merger Sub, the "Parties" and each, a "Party").

W I T N E S S E T H:

                        WHEREAS, the Board of Directors of the Company (the "Company Board"), the Board of Directors of Parent and the Board of Directors of Merger Sub have each unanimously (i) approved this Agreement and the transactions contemplated by this Agreement, including the Merger (as defined herein), on the terms and subject to the conditions of this Agreement, and (ii) determined that the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions of this Agreement are advisable and in the best interests of the Company and the Acquirer Parties, respectively, and their respective equityholders;

                        WHEREAS, the Company Board has unanimously resolved to recommend that the holders of shares of Company Common Stock (as defined herein) adopt this Agreement in accordance with Section 3-105 of the MGCL;

                        WHEREAS, Parent, as the sole stockholder of Merger Sub, as of the date hereof, shall, immediately after the execution and delivery of this Agreement, deliver a written consent approving this Agreement and the transactions contemplated by this Agreement, including the Merger; and

                        WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger, in each case as set forth in this Agreement.

                        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

                        Section 1.1    Definitions.     As used in this Agreement the following terms have the meanings indicated:

                        "Acceptable Confidentiality Agreement" means a confidentiality agreement between the Company and a Person contemplating making a Company Takeover Proposal that contains (i) confidentiality terms that are, as determined by the Company in good faith, no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement and (ii) a customary standstill provision.

                        "Acquirer Disclosure Letter" means the disclosure letter of the Acquirer Parties, dated as of the date of this Agreement, and delivered by Parent to the Company concurrently with the execution of this Agreement.

                        "Acquirer SEC Documents" means all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC as required by the SEC to be filed by the Acquirer Parties since January 1, 2016, together with any documents filed during such period by the Acquirer Parties to the SEC on a voluntary basis on Form 8-K.

                        "Affiliate" means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls such Person.

                        "Agency" means any of the Federal Housing Administration, the United States Department of Housing and Urban Development, the United States Department of Agricultural Rural Development, the United States Department of Veterans Affairs or any applicable State Agency; provided that, solely for purposes of the representations and warranties in Section 4.6(c), Section 4.23(a) and Section 4.23(b), Agency shall also include the GSEs.

                        "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                        "Anti-Bribery Laws" means the U.S. Foreign Corrupt Practices Act of 1977 and all other applicable anti-bribery and anti-corruption Laws.

                        "Appeal" means any appeal of a resolution of the CFPB Litigation pursuant to a final judgment by a court of competent jurisdiction (including the en banc decision of the U.S. Court of Appeals for the D.C. Circuit dated January 31, 2018) by filing a petition for writ of certiorari to the U.S. Supreme Court, or any appeal of a determination by the CFPB after remand.

                        "Applicable Law" means any Law applicable to any of the Parties or any of their respective Affiliates, directors, officers, employees, properties or assets.

                        "Applicable Month End" means (a) the last day of the full calendar month immediately prior to the Determination Date or (b) if the Determination Date is within the first seven (7) days of a calendar month, the last day of the second to last full calendar month immediately prior to the Determination Date.

                        "Applicable Requirements" means, as of the time of reference, the Company's or any of its Subsidiaries' respective Contractual Obligations with respect to the origination, servicing, insuring, purchase, sale or filing of claims in connection with Loans.

                        "Asset" means any asset, property, right, Contract and claim, whether real, personal or mixed, tangible or intangible, of any kind, nature and description, whether accrued,

contingent or otherwise, and wheresoever situated and whether or not carried or reflected, or required to be carried or reflected, on the books of any Person.

                        "Asset Purchase Agreement" means that certain Asset Purchase Agreement, dated as of February 15, 2017, by and between Guaranteed Rate Affinity, LLC, the Company, PHH Home Loans, LLC, and RMR Financial, LLC.

                        "Asset Sale Transactions" means the transactions contemplated by the Asset Sale Transactions Agreements.

                        "Asset Sale Transactions Agreements" means the Asset Purchase Agreement, the MSR Purchase Agreement and the JV Interests Purchase Agreement.

                        "Available Cash" means unrestricted cash of the Company and its Subsidiaries, calculated in accordance with Schedule 1.1(AC) of the Company Disclosure Letter, that the Company has determined in good faith (as supported by reasonable documentary detail provided to Parent) is available to be distributed by the Company to Parent or the Paying Agent as of the Determination Date in accordance with the organizational documents of the Company and Applicable Law, including Section 2-311 and any other applicable provisions of the MGCL.

                        "Board of Directors" means the Board of Directors of Parent, Merger Sub, the Company or the Surviving Corporation, as the case may be.

                        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by Law or executive order to close.

                        "Capitalization Date" means 5:00 p.m., Eastern Time, on February 26, 2018.

                        "CFPB" means the Consumer Financial Protection Bureau.

                        "CFPB Litigation" means the pending litigation between the CFPB and the Company and certain of its affiliates relating to the CFPB's order dated June 4, 2015 (File #2014-CFPB-0002).

                        "Claim" means any action, claim, suit, proceeding, petition, appeal, demand, demand letter, lien, notice of non-compliance or violation, litigation, dispute, complaint, proceeding (including arbitral or other administrative), arbitration, investigation, consent order or consent agreement.

                        "Code" means the Internal Revenue Code of 1986, as amended.

                        "Company Business" means the business of the Company and its Subsidiaries, as will be conducted as of the consummation, in full, of the Asset Sale Transactions (other than the portion of the transactions contemplated by the MSR Purchase Agreement that have not been completed as of the date hereof).

                        "Company Capital Stock" means, collectively, Company Common Stock and Company Preferred Stock.

                        "Company Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

                        "Company Credit Facilities" means the facilities set forth on Schedule 1.1(CCF) of the Company Disclosure Letter.

                        "Company Disclosure Letter" means the disclosure letter of the Company, dated as of the date of this Agreement, and delivered by the Company to Parent concurrently with the execution of this Agreement.

                        "Company IP" means all Intellectual Property Rights that are owned or purported to be owned by, or exclusively licensed to, the Company or any of its Subsidiaries.

                        "Company Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that (a) has a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole (excluding the assets, liabilities, businesses and employees that have been or will be sold, assigned or otherwise transferred to or assumed by the applicable purchaser (or purchasers) pursuant to the Asset Sale Transactions Agreements); provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following (including the effect of any of the following) be taken into account in determining whether there has been or will be, a Company Material Adverse Effect for purposes of this clause (a): (i) changes in general economic or political (including results of elections) conditions (including any outbreak or escalation of hostilities or war or any act of terrorism) or changes in the securities, credit or financial markets in general, including changes in interest rates or currency exchange rates, (ii) changes after the date hereof adversely and generally affecting the industry in which the Company and its Subsidiaries operates, (iii) any failure, in and of itself, by the Company and its Subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect, except to the extent otherwise excluded hereunder), (iv) the Tax Reform Act or changes after the date hereof in Laws, statutes, rules or regulations of governmental entities, or interpretations thereof by Governmental Authorities, applicable to the Company and its Subsidiaries, or in U.S. GAAP or applicable accounting regulations or principles, (v) the public announcement or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships (contractual or otherwise) of the Company or any of its Subsidiaries with employees, customers, suppliers or partners, and any litigation arising from allegations of any breach of fiduciary duty or violation of Law relating to this Agreement or the transactions contemplated hereby, (vi) any hurricane, tornado, flood, earthquake or other natural disaster, (vii) any decline in the market price of the Company Common Stock, (viii) any action or omission taken pursuant to the express terms of this Agreement, with the express prior written consent of Parent or Merger Sub or any action taken by Parent or Merger Sub after disclosure to Parent and Merger Sub by the Company of all material and relevant facts and information to the Knowledge of the Company, or (ix) any matter set forth on Schedule 1.1(MAE) of the Company Disclosure Letter, except in the case of the foregoing clauses (i), (ii) or (iv), if such change has a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other for profit participants in the industry in which the Company and its Subsidiaries conduct their businesses or (b) materially impairs or delays beyond the Outside Date, or would reasonably be expected to materially impair or materially delay beyond the Outside Date, the Company's ability to consummate the transactions contemplated by this Agreement; provided, further, that a Company Material Adverse Effect will be deemed to have occurred if either (x) the Net Worth Shortfall determined in accordance with Section 3.1(b) is greater than $47,500,000 or (y) Available Cash determined in accordance with Section 3.1(b) is less than the Target Cash Amount.

                        "Company Net Worth" means the net worth of the Company as of the Applicable Month End, calculated based on the Company's unaudited consolidated balance sheet as of the Applicable Month End and in accordance with Schedule 1.1(CNW) of the Company Disclosure Letter.

                        "Company Notes" means, collectively, (a) the 7.375% Senior Unsecured Notes due 2019, and (b) the 6.375% Senior Unsecured Notes due 2021, each governed by the Company Notes Indenture.

                        "Company Notes Indenture" means the Indenture, as supplemented by (a) in the case of the 7.325% Senior Unsecured Notes due 2019, the Second Supplemental Indenture, dated as of August 23, 2012, and the Fourth Supplemental Indenture, dated as of July 3, 2017 and (b) in the case of the 6.375% Senior Unsecured Notes due 2021, the Third Supplemental Indenture, dated as of August 20, 2013, and the Fifth Supplemental Indenture, dated as of July 3, 2017, in each case, between the Company and The Bank of New York Mellon Trust Company, N.A.

                        "Company Preferred Stock" means the Company preferred stock, par value $0.01 per share.

                        "Company Required Governmental Approvals" means all notices to or consents or approvals from any Governmental Authority listed on Schedule 1.1(CRGA) of the Company Disclosure Letter.

                        "Company SEC Documents" means all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC as required by the SEC to be filed by the Company since January 1, 2015, together with any documents filed during such period by the Company to the SEC on a voluntary basis on Form 8-K.

                        "Company Software" means any Software developed by or on behalf of, or otherwise owned by, the Company or any of its Subsidiaries that is material to the conduct of the Company Business.

                        "Company Stock Plans" means the Company 2014 Equity and Incentive Plan and the Company Amended and Restated 2005 Equity and Incentive Plan.

                        "Contract" means any agreement, contract, obligation, promise or undertaking, whether written or oral, that is binding upon any Person or its property under Applicable Law.

                        "Contractual Obligation" means, as to any Person, any obligation of such Person under any Contract to which such Person is a party or by which it or any of its property is bound.

                        "Determination Date" means the first day on which all of the conditions to the obligations of the Parties set forth in ARTICLE VIII (other than (a) those conditions that, by their nature, are to be satisfied only at the Closing and (b) the Parent Required Governmental Approvals) have been satisfied or, to the extent permissible under Applicable Law, waived.

                        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                        "ERISA Affiliate" means any entity (whether or not incorporated) that, together with the Company or any of its Subsidiaries, would be treated as a "single employer" within the meaning of Section 4001 of ERISA or Section 414 of the Code.

                        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                        "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC, the CFPB, any Agency, all applicable stock exchanges and any other SROs having jurisdiction over the Company or Parent, any of their Subsidiaries and any Person controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                        "Government Official" means an employee, officer, or representative of, or any person otherwise acting in an official capacity for or on behalf of a Governmental Authority, whether elected or appointed, including an officer or employee of a state-owned or state-controlled enterprise, a political party, political party official or employee, candidate for public office, or an officer or employee of a public international organization (such as the World Bank, United Nations, International Monetary Fund, or Organization for Economic Cooperation and Development).

                        "GSEs" means the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association.

                        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                        "Indebtedness" means, as to any Person and without duplication, (a) all obligations of such Person for borrowed money (including, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable, accrued commercial or trade liabilities arising in the ordinary course of business (including repurchase agreements, fails to receive and pending trades, open derivative contracts and other payables to clearing organizations, brokers, dealers and customers), accrued compensation and other accrued liabilities (including taxes, legal reserves, asset retirement obligations and property provisions), (c) all capitalized lease obligations of such Person, (d) all guarantees and similar arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, (e) all obligations of such Person pursuant to securitization or factoring programs or arrangements, (f) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination) or (g) all outstanding reimbursement obligations of such Person or any Subsidiary thereof in respect of any amounts actually drawn under any letter of credit and bankers' acceptance or similar credit transaction; provided, that Indebtedness shall not include Trading Indebtedness.

                        "Indenture" means the Indenture, dated as of January 17, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, modified or supplemented in accordance with its terms.

                        "Information" means all information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, Contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys, memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, legal, employee or business information or data.

                        "Insurer" means any Person who insures or guarantees (a) all or any portion of the risk of loss upon the obligor's default on any Loan or (b) against hazard, flood, earthquake, title or other risk of loss, including a Governmental Authority, any certificate guarantee insurer, any provider of private mortgage insurance and any insurer or guarantor under any standard hazard insurance policy, any federal flood insurance policy, any title insurance policy, any earthquake insurance policy, or any other insurance policy applicable to a Loan and any successor thereto.

                        "Intellectual Property Rights" means, in any and all jurisdictions throughout the world, any rights in or to any of the following: (a) trademarks, service marks, brand names, certification marks, collective marks, Internet domain names and social media handles, logos, symbols, trade dress, trade names, corporate names, and other indicia of origin, all registrations and applications for registration of the foregoing, and the goodwill associated therewith and symbolized thereby, including all renewals of the same, (b) inventions, discoveries, ideas and improvements, whether patentable or not, and all patents, patent applications, registrations, invention disclosures and applications, including any divisions, revisions, supplementary protection certificates, continuations, continuations-in-part, renewals, extensions, re-issues and re-examinations, (c) Trade Secrets, (d) published and unpublished works of authorship whether or not copyrightable, including Software, other compilations of information, manual and other documentation, in each case whether or not registered or sought to be registered, copyrights in and to the foregoing, together with all common law rights and moral rights therein, and any applications and registrations therefor, including extensions, renewals, restorations, reversions, derivatives, translations, localizations, adaptations and combinations of the above, and (e) all other intellectual property, industrial or proprietary rights.

                        "Investor" means, with respect to each Loan serviced under a Servicing Agreement, any Person which owns such Loan serviced under a Servicing Agreement.

                        "IT Assets" means computers, Software, databases, hardware, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines and all other information technology equipment owned, licensed or otherwise used by the Company or its Subsidiaries.

                        "JV Interests Purchase Agreement" means that certain Joint Venture Interests Purchase Agreement, dated as of February 15, 2017, between Realogy Services Venture Partner LLC, PHH Broker Partner Corporation, and the Company.

                        "Knowledge of the Company" means the actual knowledge of the individuals listed on Schedule 1.1(K) of the Company Disclosure Letter following reasonable inquiry.

                        "Knowledge of Parent" means the actual knowledge of the individuals listed on Schedule 1.1(K) of the Acquirer Disclosure Letter following reasonable inquiry.

                        "Law" means any federal, state, local, municipal or foreign (including supranational) law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority.

                        "Liabilities" means any and all losses, obligations, claims, charges, debts, demands, actions, causes of action, suits, damages, fines, penalties, offsets and other liabilities, including all Contractual Obligations and those arising under or out of any Law, litigation or Order, whether absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising.

                        "Lien" means, whether arising under any Contract or otherwise, any security interests, liens, encumbrances, easements, covenants, encroachments or other survey defects, pledges, mortgages, retention agreements, hypothecations, rights of others, assessments, restrictions, voting trust agreements, leases, options, rights of first offer, proxies, title defects, and charges or other restrictions or limitations of any kind or nature whatsoever.

                        "Loan" means any residential mortgage loan.

                        "Merger Sub Common Stock" means the common stock, par value $0.10 per share, of Merger Sub.

                        "MGCL" means the Maryland General Corporation Law.

                        "MSR Purchase Agreement" means that certain Agreement for the Purchase and Sale of Servicing Rights, dated as of December 28, 2016, by and between New Residential Mortgage LLC, PHH Mortgage Corporation and, solely for the limited purposes set forth therein, the Company.

                          "Net Worth Shortfall" means the absolute value of the amount by which the Company Net Worth, as determined in accordance with Section 3.1(b), is less than the applicable Target Net Worth Amount as of the Determination Date.

                          "NYSE" means the New York Stock Exchange.

                          "Order" means any order, award, decision, injunction, judgment, ruling, decree, charge, writ, subpoena or verdict entered, issued, made or rendered by any Governmental Authority or arbitrator.

                          "Parent Required Governmental Approvals" means all notices to or consents or approvals from any Governmental Authority listed on Schedule 1.1(PRGA) of the Acquirer Disclosure Letter.

                          "Permitted Lien" means, with respect to any Person, any (a) Lien for Taxes not yet due and payable, or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with U.S. GAAP, (b) encumbrance or imperfection of title, if any, that is not, individually or in the aggregate, material in amount or does not, individually or in the aggregate, materially detract from the value, marketability or utility of the properties to which it relates and does not materially interfere with the present or proposed use of such properties or otherwise materially impair the operation or occupancy of such properties, (c) Lien imposed or promulgated by Laws with respect to real property and improvements, including zoning, planning, entitlement and other land use and environmental regulations promulgated by Governmental Authorities, (d) mechanics', carriers', workmen's, repairmen's and similar statutory or common law Liens incurred in the ordinary course of business for amounts not yet due and payable, or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with U.S. GAAP, (e) title of a lessor under a capital or operating lease, (f) pledges or deposits by such Person or any of its Subsidiaries under workmen's compensation Laws, unemployment insurance Laws, social security Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (g) non-exclusive licenses of Intellectual Property Rights granted to third parties in the ordinary course of business by such Person or any of its Subsidiaries, (h) Liens imposed by Applicable Law that relate to obligations that are not yet due and have arisen in the ordinary course of business, (i) any Liens specifically disclosed in any reports made available to Parent by the Company prior to the date hereof and (j) Liens discharged at or prior to the Effective Time.

                          "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                          "Personal Information" means (a) any information concerning an individual that would be considered nonpublic personal information or otherwise protected under any Applicable Laws concerning personal privacy, data breach notification or the collection, use, storage, processing, transfer, disclosure or protection of personal information, (b) an individual's financial information and (c) any information regarding an individual's medical history or treatment.

                          "Registered IP" means all Company IP issued by, registered or filed with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar anywhere in the world.

                          "Required Governmental Approvals" means the Company Required Governmental Approvals and the Parent Required Governmental Approvals.

                          "SEC" means the U.S. Securities and Exchange Commission.

                          "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                          "Servicing Agreement" means any Contract pursuant to which the Company or any Subsidiary is obligated to a third party to administer, collect and remit payments of principal and interest, to collect and forward payments of Taxes and insurance, to administer escrow accounts, and to foreclose, repossess or liquidate collateral after default, or serve as a servicer or subservicer.

                          "Servicing Rights" means, with respect to any Loan, the right and obligation to administer, collect and remit payments of principal and interest, to collect and forward payments of Taxes and insurance, to administer escrow accounts, to provide other services required with regard to such Loan, and to receive the contractually provided compensation for such services and to exercise any rights as a servicer or subservicer pursuant to any Servicing Agreement.

                          "Software" means any computer software programs, source code, object code, algorithms, models, data and documentation, including any computer software programs that incorporate and run Parent's pricing models, formulae and algorithms.

                          "SRO" shall mean any domestic or foreign securities, broker-dealer, investment adviser and insurance industry self-regulatory organization.

                          "State Agency" means any state agency or other Governmental Authority with authority to regulate the activities of the Company or any of its Subsidiaries relating to the origination or servicing of Loans or to determine the investment or servicing requirements with regard to Loan origination, purchasing, servicing, master servicing or certificate administration performed by the Company or any of its Subsidiaries.

                          "Subservicing Agreements" means the agreements set forth on Schedule 1.1(SA) of the Company Disclosure Letter.

                          "Subsidiary" of any Person means, as of the relevant date of determination, any other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is owned, directly or indirectly, by such first Person.

                          "Target Net Worth Amount" means the applicable amount set forth on Schedule 1.1(CNW).

                          "Target Cash Amount" means the applicable amount set forth on Schedule 1.1(AC).

                          "Tax Reform Act" means Public Law No. 115-97 (Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018).

                          "Taxes" means (a) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, accumulated earnings, personal holding company, net worth, net wealth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, alternative or add-on, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers' compensation, employment or unemployment, severance, social services, social security, education, or utility, and including surtaxes and customs, import and export duties; (b) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority on or in respect of amounts of the type described in clause (a) or this clause (b); (c) any liability for the payment of any amounts of the type described in clause (a) or (b) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (d) any liability for the payment of any amounts of the type described in clause (a) or (b) as a result of any obligation to indemnify any other Person by contract or as a result of being a transferee or successor in interest to any party.

                          "Tax Return" means any and all returns, reports, claims for refund, disclosures, declarations, elections, notices, forms, designations, filings, and statements (including estimated tax returns and reports, withholding tax returns and reports, and information returns and reports), and amendments thereto, filed, furnished or required to be filed or furnished in respect of Taxes, including any schedule or attachment thereto or amendment thereof.

                          "Trade Secrets" means, collectively, trade secrets and other intellectual property or proprietary rights in formulae, know-how, confidential or proprietary information, methods, processes, protocols, specifications, techniques, research in progress, algorithms, source code, data, designs, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, testing procedures and testing results, and other forms of technology (whether or not embodied in any tangible form).

                          "Trading Indebtedness" means, with respect to any Person, any margin facility or other margin-related indebtedness of such Person for borrowed money or any other such indebtedness incurred exclusively to finance the securities, derivatives, commodities or futures trading positions and related assets and liabilities of such Person and its Subsidiaries, including collateralized loan, any obligations under any securities lending and/or borrowing facility and any day loans and overnight loans with settlement banks and prime brokers to finance securities, derivatives, commodities or futures trading positions and margin loans, including any unsecured guarantee by such Person or any of its Subsidiaries (excluding a broker dealer Subsidiary guarantee of such indebtedness of a non-broker dealer Subsidiary (other than any of its Subsidiaries that are consolidated with it for regulatory capital purposes)).

                          "U.S. GAAP" means U.S. generally accepted accounting principles in effect from time to time.

                          "Willful Breach" means, with respect to any representation, warranty, agreement or covenant set forth in this Agreement, an intentional action or omission by a Party that both (a) causes such Party to be in breach of such representation, warranty, agreement or covenant and (b) such Party knows at the time of such intentional action or omission is or would constitute a breach, or would reasonably be expected to result in a breach, of such representation, warranty, agreement or covenant.

                          Section 1.2    Other Capitalized Terms.     The following terms shall have the meanings specified in the indicated section of this Agreement:

Term	Section
Acquirer Material Adverse Effect	5.1
Acquirer Parties	Preamble
Acquirer Related Parties	9.3(d)
Acquisition Agreement	7.4(a)
Agreement	Preamble
Articles of Merger	2.3
Burdensome Condition	7.2(a)
Certificates	3.4(a)
CFPB	7.11
CFPB Litigation	7.11
Closing	2.2
Closing Date	2.2
Company	Preamble
Company 401(k) Plan	7.16(c)
Company Adverse Recommendation Change	7.4(c)
Company Board	Recitals
Company Board Recommendation	7.1(c)
Company Compensation Committee	3.3(c)
Company Equity Awards	3.3(e)
Company Indemnified Parties	7.7(a)
Company Intervening Event	7.4(i)
Company Lease	4.22(b)

Term	Section
Company Leased Facility	4.22(b)
Company Material Contract	4.9(a)
Company Notice of Intervening Event	7.4(e)
Company Notice of Superior Proposal	7.4(d)
Company Performance-Based RSU	3.3(c)
Company Plan	4.13(a)
Company Privacy Policy	4.16
Company Related Parties	9.3(d)
Company Restricted Share	3.3(e)
Company RSU	3.3(c)
Company Securities	4.7(b)
Company Stock Option	3.3(a)
Company Stockholder Approval	4.2
Company Stockholder Meeting	7.1(a)
Company Stockholders	7.1(a)
Company Takeover Proposal	7.4(i)
Company Termination Fee	9.3(b)
Company Time-Based RCU	3.3(d)
Company Time-Based RSU	3.3(b)
Company Year-End Balance Sheet	4.14
Confidentiality Agreement	7.3(b)
Continuation Period	7.16(a)
Continuing Employees	7.16(a)
Credit Suisse	4.29
Effective Time	2.3
Environmental Laws	4.17
ERISA Plans	4.13(a)
Expenses	10.10
Fund	3.4(a)
Injunction	8.1(c)
Intervening Event Notice Period	7.4(e)
Independent Accountant	3.1(b)
IRS	4.13(b)
Losses	7.7(a)
Maximum Amount	7.7(c)
Material Claim or Order	4.5(b)
Merger	2.1
Merger Consideration	3.1(a)
Merger Sub	Preamble
Non-Recourse Party	10.11
Open Source License	4.15(f)
Outside Date	9.1(b)(i)
Parent	Preamble
Parent 401(k) Plan	7.16(c)
Parties	Preamble

Term	Section
Party	Preamble
Paying Agent	3.4(a)
PBGC	4.13(e)
Permits	4.6(b)
PLS	4.24(b)
PLS Exit	4.24(b)
Post-Closing Plans	7.16(a)
Proxy Statement	7.1(a)
PTO	7.16(d)
Representatives	7.4(a)
Resolution Period	3.1(b)
Rights Agent	Recitals
Sarbanes-Oxley Act	4.8
SDAT	2.3
Superior Company Proposal	7.4(i)
Superior Proposal Notice Period	7.4(d)
Surviving Articles of Incorporation	2.4
Surviving Corporation	2.1
Surviving Organizational Documents	2.4
Uncertificated Shares	3.4(a)

                          Section 1.3    Other Definitions.     Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:

                          (a)        the word "or" is not exclusive unless the context clearly requires otherwise;

                          (b)        the word "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Contract or otherwise;

                          (c)        the words "including," "includes," "included" and "include" are deemed to be followed by the words "without limitation";

                          (d)        the terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

                          (e)        the terms "Dollars" and "$" mean U.S. Dollars;

                          (f)        all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement; and

                          (g)        references to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any Section of any statute or regulation include any successor to such section.

                          Section 1.4    Absence of Presumption.     This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

                          Section 1.5    Headings.     The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections, Articles or Schedules contained herein mean Sections, Articles or Schedules of this Agreement unless otherwise stated.

ARTICLE II

THE MERGER

                          Section 2.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement at the Effective Time, Merger Sub shall merge with and into the Company (the "Merger"), and the separate existence of Merger Sub shall cease. The Company shall continue as the surviving entity in the Merger (the "Surviving Corporation") and shall continue its existence under the Laws of the State of Maryland, with all its rights, privileges, immunities, powers and franchises. The Merger shall have the effects set forth in the MGCL.

                          Section 2.2    Closing.     The closing of the Merger (the "Closing") shall take place by the electronic or physical exchange of documents (a) at 10:00 a.m., New York City time on the third Business Day following the first day on which there is satisfaction or waiver in writing of all of the conditions to the obligations of the Parties set forth in Article VIII (other than those conditions that, by their nature, are to be satisfied only at the Closing, but subject to the waiver or fulfillment of those conditions) or (b) at such other time and date or at such other place as Parent and the Company may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

                          Section 2.3    Effective Time.     As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VIII, on the Closing Date, Merger Sub and the Company shall duly execute and file articles of merger (the "Articles of Merger") with the State Department of Assessments and Taxation of Maryland (the "SDAT") in accordance with, and shall make all other filings or recording and take all such other action required with respect to, the Merger under relevant provisions of the MGCL. The Merger will become effective when the Articles of Merger are filed in the office of the SDAT or at such later date or time as Parent and the Company specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

                          Section 2.4    Constituent Documents of the Surviving Corporation.

                          (a)        At the Effective Time and without any further action on the part of the Company and Merger Sub, the articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated as of the Effective Time to be in the form of the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that (i) all references to the name, date of incorporation, registered office and registered agent of Merger Sub therein may be changed to refer to the name, date of incorporation, registered office and registered agent, respectively, of the Company and (ii) any references naming the incorporator(s), original board of directors or original subscribers for shares of Merger Sub may be omitted) and, as so amended and restated, will be the articles of incorporation of the Surviving Corporation (the "Surviving Articles of Incorporation") until thereafter amended in accordance with their terms and Applicable Law (but subject to Section 7.7).

                          (b)        The Parties shall take all necessary action such that the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of the by-laws of Merger Sub as in effect immediately prior to the Effective Time and, as so amended and restated, will be the by-laws of the Surviving Corporation (together with the Surviving Articles of Incorporation, the "Surviving Organizational Documents") until thereafter amended in accordance with its terms, the articles of incorporation of the Surviving Corporation and Applicable Law (but subject to Section 7.7).

                          Section 2.5    Directors and Officers.

                          (a)        The members of the Board of Directors of Merger Sub immediately prior to the Effective Time shall be the members of the Board of Directors of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the Surviving Organizational Documents, until their respective successors are duly appointed, or their earlier death, resignation or removal.

                          (b)        The officers of the Company immediately prior to the Effective Time shall be the officers of Merger Sub as of the Effective Time, each to hold office in accordance with the Surviving Organizational Documents, until their respective successors are duly appointed, or their earlier death, resignation or removal.

ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

                          Section 3.1    Merger Consideration.

                          (a)        Except as otherwise provided in Section 3.1(d), at the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Merger Sub Common Stock or of any Company Capital Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an amount in cash equal to $11.00, without interest (such amount, the "Merger Consideration").

                          (b)        No later than the second Business Day after the Determination Date, the Company will deliver to Parent its estimates of the Company Net Worth and Available Cash. In the event Parent disagrees with the Company's calculation of either of such estimates, the Company and Parent will cooperate in good faith to resolve such dispute as promptly as practicable (and in any event no later than two Business Days (the "Resolution Period")) following the Company's delivery of its estimates and agree on the amount of the Company Net Worth and/or Available Cash, which shall be treated as such for purposes of this Agreement; provided, however, that Parent will not have the right to dispute the Company's legal analysis in determining the amount of cash that is distributable in accordance with Section 2-311 or any other applicable provisions of the MGCL, including whether or not any specific cash is available for distribution; and provided, further, that for the avoidance of doubt Parent and Merger Sub may dispute the actual calculation of Available Cash. In the event the Parties are unable to resolve any dispute regarding the Company Net Worth and/or Available Cash within the Resolution Period, the Parties shall promptly (and in any event within two Business Days) after the end of the Resolution Period submit the disputed items to Ernst & Young LLP or, if such firm is not available, a mutually acceptable nationally recognized accounting firm that has not provided material services to either the Company or Parent or any of their respective Affiliates in the preceding three years (the "Independent Accountant"). The Parties shall instruct the Independent Accountant to render a decision to the disputed items as soon as practicable (and in any event within 10 days) after the submission to it of the disputed items. Each of the Company and Parent shall make available to the Independent Accountant all information, records, data and working papers as may be reasonably requested by the Independent Accountant in connection with the resolution of the disputed items; provided that if the estimates of the Company Net Worth and/or Available Cash delivered by the Company in accordance with the first sentence of this Section 3.1(b) was calculated as of the date in clause (b) of the definition of Applicable Month End, the Company will update such calculation to reflect the more recent date in clause (a) of such definition and deliver such updated calculation to Parent and to the Independent Accountant as promptly as practicable, and the determination of the Independent Accountant hereunder shall be made with respect to such updated calculation (unless Parent agrees with such updated calculation, in which case a determination by the Independent Accountant shall not be required). The Independent Accountant shall act as an expert and not as an arbitrator to calculate, based solely on the written submissions of the Company, on the one hand, and Parent, on the other hand, and not by independent investigation, regarding the disputed items and shall be instructed that its calculation (i) must be made in accordance with the requirements of this Agreement and (ii) with respect to each item in dispute, must be within the range of values established for such amount as determined by reference to the value assigned to such amount by the Company and by Parent. Except for any dispute to the extent relating to any interpretation of Law or terms of this Agreement, the determination of the Independent Accountant concerning any item in dispute shall be final, conclusive and binding on the Parties without further right of appeal. The cost of the Independent Accountant in connection with its services pursuant to this Section 3.1(b) shall be shared equally by the Company and Parent.

                          (c)         The Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.10 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. At the Effective Time, all certificates representing common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

                          (d)        At the Effective Time, each share of Company Capital Stock held by the Company as treasury stock (other than shares in a Company Plan) or owned by Parent or Merger Sub (other than shares held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties) immediately prior to the Effective Time shall be cancelled, and no payment shall be made with respect thereto.

                          Section 3.2    Cancellation of Company Common Stock.     At the Effective Time, all of the outstanding shares of Company Common Stock, upon conversion pursuant to Section 3.1(a), shall no longer be outstanding and shall automatically be cancelled and shall cease to exist. Certificates representing such shares of Company Common Stock, if any, prior to the Effective Time shall be deemed for all purposes to represent the Merger Consideration into which such shares of Company Common Stock were converted in the Merger pursuant to Section 3.1(a). Holders of Company Common Stock (excluding those shares subject to Section 3.1(d)) as of immediately prior to the Effective Time will, as of the Effective Time, cease to be, and will have no rights as, stockholders of the Company, other than rights to receive the Merger Consideration provided under this Article III.

                          Section 3.3    Company Equity Awards.

                          (a)    Treatment of Options.     At the Effective Time, each then-outstanding option to purchase Company Common Stock granted under the Company Stock Plans (each, a "Company Stock Option"), whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company Stock Option to receive (without interest), as soon as practicable after the Effective Time, an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, multiplied by (y) the excess, if any, of the Merger Consideration (over the exercise price per share of Company Common Stock subject to such Company Stock Option, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Company Stock Option that has an exercise price per share of Company Common Stock that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.

                          (b)    Company Time-Based RSUs.     At the Effective Time (i) any vesting conditions applicable to each outstanding restricted stock unit (whether cash-settled or equity-settled) subject to only time-based or service-based vesting requirements under the Company Stock Plans (a "Company Time-Based RSU") shall, automatically and without any required action on the part of the holder thereof, accelerate in full, and (ii) each Company Time-Based RSU shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company Time-Based RSU to receive (without interest), as soon as reasonably practicable after the Effective Time, an amount in cash equal to the product of (x) the number of shares of Company Common Stock subject to such Company Time-Based RSU immediately prior to the Effective Time multiplied by the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided, that, with respect to any Company Time-Based RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Company Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

                          (c)    Company Performance-Based RSUs.     At the Effective Time (i) any vesting conditions applicable to each outstanding restricted stock unit (whether cash-settled or equity-settled) subject to performance-based or market-based vesting requirements under the Company Stock Plans (a "Company Performance-Based RSU" and, together with the Company Time-Based RSUs, the "Company RSUs"), whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, accelerate, and (ii) each Company Performance-Based RSU shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company Performance-Based RSU to receive (without interest), as soon as reasonably practicable after the Effective Time, an amount in cash equal to the product of (x) the number of shares of Company Common Stock subject to such Company Performance-Based RSU immediately prior to the Effective Time based on actual performance through immediately prior to the Effective Time, as reasonably determined by the compensation committee of the Company Board (the "Company Compensation Committee") multiplied by (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided, that, with respect to any Company Performance-Based RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Company Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

                          (d)    Company Time-Based RCUs.     At the Effective Time (i) any vesting conditions applicable to each outstanding restricted cash unit that tracks the value of a share of Company Common Stock under the Company Stock Plans (a "Company Time-Based RCU") shall, automatically and without any required action on the part of the holder thereof, accelerate in full, and (ii) each Company Time-Based RCU shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company Time-Based RCU to receive (without interest), as soon as reasonably practicable after the Effective Time, an amount in cash equal to the product of (x) the number of shares of Company Common Stock subject to such Company Time-Based RCU immediately prior to the Effective Time multiplied by (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided, that, with respect to any Company Time-Based RCUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Company Stock Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

                          (e)    Company Restricted Shares.     At the Effective Time (i) any vesting conditions applicable to each share of Company Common Stock subject to vesting, repurchase or other lapse restrictions pursuant to an award granted under the Company Stock Plans (a "Company Restricted Share") shall, automatically and without any required action on the part of the holder thereof, accelerate in full and (ii) each Company Restricted Share shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted automatically, in accordance with the procedures set forth in this Agreement, into the right of the holder to receive the Merger Consideration, less applicable Taxes required to be withheld with respect thereto.

                          (f)    Company Actions.     At or prior to the Effective Time, the Company, Company Board and the Company Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of Company Stock Options, Company RSUs, Company Time-Based RCUs and Company Restricted Shares (collectively, the "Company Equity Awards") pursuant to this Section 3.3. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver shares of Company Common Stock or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards.

                          Section 3.4    Surrender and Payment.

                          (a)        At or promptly after the Effective Time (but in any event within one Business Day), the Parent shall deposit, or shall cause to be deposited (i) with a paying agent selected by Parent (subject to the consent, not to be unreasonably withheld, conditioned or delayed, of the Company) (the "Paying Agent"), for the benefit of the holders of (A) certificates that immediately prior to the Effective Time evidenced shares of Company Common Stock (the "Certificates") and (B) uncertificated shares of Company Common Stock (the "Uncertificated Shares"), for exchange in accordance with this Article III, cash in an amount equal to the aggregate amount payable as Merger Consideration under Section 3.1(a) (the "Fund"). As soon as reasonably practicable after the Effective Time and in any event not later than the third (3rd) Business Day following the Effective Time, the Paying Agent shall mail to each holder of shares of Company Common Stock at the Effective Time a letter of transmittal in customary form and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Paying Agent) for use in connection with such exchange. Upon proper surrender of a Certificate for exchange and cancellation or transfer of Uncertificated Shares to the Paying Agent, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate or Uncertificated Shares shall be entitled to receive in exchange therefor the Merger Consideration in respect of the shares of Company Common Stock formerly represented by any such Certificate or Uncertificated Shares, and such Certificate so surrendered and any such Uncertificated Shares so transferred shall forthwith be cancelled.

                          (b)         Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Paying Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an "agent's message" by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, Merger Consideration in respect of the Company Common Stock formerly represented by such holder's Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

                          (c)        If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the reasonable satisfaction of the Paying Agent that such Taxes have been paid or are not payable.

                          (d)        At and after the Effective Time, there shall be no further transfers on the stock transfer books of Company Capital Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with, the procedures set forth in this Article III.

                          (e)        Any portion of the Merger Consideration made available to the Paying Agent pursuant to (a) that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall, at the request of Parent, be delivered to the Surviving Corporation, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 3.4 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained herein, none of the Acquirer Parties, the Company, the Paying Agent or any other Person shall be liable to any holder or former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

                          (f)        The Paying Agent will invest all cash included in the Fund as directed by Parent; provided, however, that any investment of such cash will be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States of America in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and, in any such case, no such instrument will have a maturity exceeding three months, and that no such investment or loss thereon will affect the amounts payable to holders of Certificates or Uncertificated Shares pursuant to this Article III. Any interest and other income resulting from such investments will be paid to the Surviving Corporation pursuant to Section 3.4(e). To the extent that there are losses with respect to such investments, or the Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent will promptly replace or restore the portion of the Fund lost through investments or other events so as to ensure that the Fund is, at all times, maintained at a level sufficient to make such payments. The Fund will not be used for any purpose other than the foregoing.

                          Section 3.5    Adjustments.

                          (a)        If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock shall occur as a result of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period (for the avoidance of doubt, excluding any change that results from any exercise of options outstanding as of the date hereof to purchase shares of Company Common Stock granted under the Company's stock option or compensation plans or arrangements), the Merger Consideration shall be appropriately adjusted.

                          (b)        If, during the period between the date of this Agreement and the Effective Time, the Company pays any cash dividend (subject to Parent's consent right pursuant to Section 6.1 of this Agreement, if any), the Merger Consideration shall be appropriately adjusted such that the aggregate amount of consideration payable in respect of Company Common Stock, Company Stock Options, Company RSUs, Company Time-Based RCUs and Company Restricted Shares pursuant to this Article III will be reduced by the aggregate amount of such cash dividend paid to holders of Company Common Stock.

                          Section 3.6    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect thereof pursuant to this Agreement.

                          Section 3.7    Withholding.     Merger Sub, Parent, the Surviving Corporation or any of their Subsidiaries, the Paying Agent, and the Rights Agent (without duplication) shall be entitled to deduct and withhold from any payment otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to such payment under all applicable Tax Laws. To the extent that amounts are so deducted or withheld, such withheld amounts (i) shall be paid over to the appropriate Governmental Authority and (ii) shall be treated for all purposes of this Agreement as having been paid to the recipient of the payment in respect of which such deduction and withholding was made.

                          Section 3.8    Dissenter's Rights.     In accordance with Section 3-202(c)(1) of the MGCL and the Articles of Incorporation of the Company, no dissenters' or appraisal rights will be available to stockholders with respect to the Merger.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                          Except as disclosed in the Company Disclosure Letter (with specific reference to the Section or subsection of this Agreement to which the information stated in such Company Disclosure Letter relates; provided, that any item on the Company Disclosure Letter in any one or more sections of the Company Disclosure Letter shall be deemed disclosed with respect to other sections of this Agreement and all other sections or subsections of the Company Disclosure Letter to the extent that the relevance of such disclosure is reasonably apparent on its face (without the need to examine or understand any underlying document or information) notwithstanding the absence of a specific cross reference) or in the Company SEC Documents filed after January 1, 2017 and prior to the date hereof to the extent that the relevance of such disclosure is readily apparent on its face (without the need to examine or understand any underlying document or information) (but excluding, in each case, any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included in such Company SEC Documents solely to the extent that they are cautionary, predictive or forward looking in nature, whether or not appearing in such sections), the Company hereby represents and warrants to Parent as follows:

                          Section 4.1    Corporate Existence and Power.     Each of the Company and its Subsidiaries (a) is duly incorporated or formed and validly existing and, except as would not reasonably be expected to have a material impact on the Company or its Subsidiaries or their respective operations, taken as a whole, is in good standing (in jurisdictions where applicable) under the Laws of the jurisdiction of its incorporation or formation, (b) has all requisite power (corporate, company or limited partnership, as the case may be) and authority to own and operate its property, assets or rights, to lease the property, assets or rights it operates as lessee and to conduct the business in which it is currently engaged in all material respects and (c) is duly qualified to do business and in good standing (in jurisdictions where applicable) under the Laws of each jurisdiction in which its ownership, lease or operation of property, assets or rights or the conduct of its business requires such qualification, except, in each case of (b) and (c), where the failure to have such power or authority or to be so qualified would not reasonably be expected to have a Company Material Adverse Effect.

                          Section 4.2    Authorization; No Contravention.     The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby have been duly authorized and approved by the Company, and no corporate, company, limited partnership, stockholder or other action on the part of the Company is necessary other than the receipt of the affirmative vote of a majority of the votes entitled to be cast by the holders of Company Common Stock (the "Company Stockholder Approval"). Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Article V of this Agreement, the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, assuming that the consents, approvals and filings referred to in Section 4.3 are duly obtained and/or made, (a) do not and will not violate in any material respect, materially conflict with or result in any event of default or material breach or contravention of (or with due notice or lapse of time or both would result in any event of default or material breach or contravention of), or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or the creation of any material Lien under, (i) any Company Material Contract, (ii) any organizational document of the Company or any of its Subsidiaries or (iii) any Law applicable to the Company or its Subsidiaries and (b) except for expiration or early termination, as the case may be, of all applicable waiting periods under the HSR Act, do not and will not, violate in any material respect any Orders of any Governmental Authority against, or binding upon, the Company or its Subsidiaries.

                          Section 4.3    Governmental Approvals.     Except for (a) such filings and notifications as may be required by the HSR Act, (b) any required consent, notification, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority set forth on Schedule 4.3 of the Company Disclosure Letter, (c) the filing of the Proxy Statement with the SEC, (d) receipt of the Company Stockholder Approval, (e) the filing of the Articles of Merger with the SDAT and (f) filings required under the Exchange Act, the Securities Act, "blue sky" Laws or the rules of the NYSE, no approval, consent, exemption or authorization by, or notice to, or filing with, any applicable Governmental Authority having jurisdiction or supervision over the Company or any of its Subsidiaries, and no lapse of a waiting period under Applicable Law, is necessary or required in connection with the execution, delivery or performance by the Company of this Agreement (including, effectiveness of the Surviving Organizational Documents and the Merger) or the transactions contemplated hereby, except for any such approval, consent, exemption, authorization, notice or filing the failure of which to make or obtain would not would reasonably be expected to materially impair or materially delay beyond the Outside Date the Company's ability to consummate the transactions contemplated by this Agreement.

                          Section 4.4    Binding Effect.     This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by the Acquirer Parties, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar Laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at Law or in equity).

                          Section 4.5    Litigation.

                          (a)        There are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or, to the Knowledge of the Company, investigations, which, individually or in the aggregate, would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, pending or, to the Knowledge of the Company, threatened, at Law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries, other than actions, suits, proceedings, claims, complaints, disputes or arbitrations arising in the ordinary course of business (including foreclosure proceedings, indemnification claims, claims relating to breaches of representations and warranties) for which the total amount claimed does not on its face, or would not, based on the Company's good faith estimate, reasonably be expected to exceed $5,000,000.

                          (b)         Schedule 4.5(b) of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of each Claim and Order that within the last three years, (i) resulted in any criminal sanctions to the Company or any of its Subsidiaries or any officer or director of any of them in their capacity as such, (ii) resulted in an Order requiring payments in excess of $1,500,000 (including by way of penalty, fine, customer reimbursement or disgorgement), in each case by or against the Company or any of its Subsidiaries or, in their capacity as such, any of their respective officers or directors, (iii) resulted in any injunctive relief with respect to, or that has required the Company or any of its Subsidiaries to alter, in any material respect, its business practices, other than any injunctive relief that requires the Company and/or its Subsidiaries to comply with Applicable Law or prohibits the Company and/or its Subsidiaries from violating Applicable Law (but only to the extent that such relief does not cause the Company or any of its Subsidiaries to alter, in any material respect, its business practices), or (iv) imposed any non-monetary obligations on the Company or any of its Subsidiaries that would continue after the date hereof, including pursuant to any memorandum of understanding, consent order or similar agreement with a Governmental Authority, other than any such obligations that are not material to the Company or its Subsidiaries or the Company Business, taken as a whole (clauses (i) through (iv), a "Material Claim or Order").

                          (c)        This Section 4.5 does not relate to intellectual property matters, environmental matters or Tax matters.

                          Section 4.6    Compliance with Laws.

                          (a)        Each of the Company and its Subsidiaries have been since December 31, 2015 and are in compliance in all material respects with all Applicable Laws and all Orders of any Governmental Authority applicable to the Company or its Subsidiaries, except as would not be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole.

                          (b)        (i) The Company and each of its Subsidiaries hold all material authorizations, licenses, permits, certificates, easements, exemptions, orders, consents, registrations, clearances and approvals of any Governmental Authority (collectively, "Permits") that are necessary for ownership, leasing, and operation of their properties and assets and the conduct of their businesses as each such business is being conducted as of the date hereof and (ii) the Company and each of its Subsidiaries are in compliance in all material respects with the terms of all such Permits.

                          (c)        Since December 31, 2015, (i) except for indemnification, repurchase and make whole demands made by GSEs in the ordinary course of business, none of the Company or any of its Subsidiaries has received any written notice from any Governmental Authority that (x) alleges any noncompliance (or that the Company or any of its Subsidiaries is under investigation or the subject of an inquiry by any such Governmental Authority for such alleged noncompliance) with any Applicable Law, (y) asserts any deficiency in required legal capital or (z) would be reasonably likely to result in a fine, assessment or cease and desist order, or the suspension, revocation or material limitation or restriction of any Permit, in each of cases (x), (y) and (z), that is material to the Company or its Subsidiaries, taken as a whole, and (ii) none of the Company or any of its Subsidiaries has entered into any written agreement or written settlement with any U.S. federal Governmental Authority, any U.S. state Governmental

Authority (excluding (A) indemnification agreements entered into with GSEs in the ordinary course of business and (B) regular exam close-out letters and comparable documents that are not material to the Company and its Subsidiaries, taken as a whole) or any other Governmental Authority that is material to the Company and its Subsidiaries, taken as a whole, with respect to its non-compliance with, or violation of, any Applicable Law.

                          (d)        Since December 31, 2014, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their directors, officers, employees, agents, representatives (in each case in their capacity as such) has knowingly offered, given, paid, promised, or authorized the giving of anything of value to any Government Official or any other Person in order to obtain, retain, or direct business or to secure an improper advantage for the Company or any of its Subsidiaries, or otherwise knowingly violated the Anti-Bribery Laws in any material respect. Each of the Company and its Subsidiaries has instituted and maintains policies and procedures reasonably designed to ensure compliance with the Anti-Bribery Laws, including maintaining accurate books and records as required under applicable Anti-Bribery Laws. To the Knowledge of the Company, since December 31, 2014, there has not been any internal investigation, third-party investigation (including by any Governmental Authority or any state owned or controlled entity), internal or external audit, or internal or external report that involves any allegation or information concerning possible violations of the Anti-Bribery Laws related to the Company or any of its Subsidiaries, or any of their directors, officers, employees, agents or representatives (in each case in their capacity as such).

                          Section 4.7    Capitalization.

                          (a)        As of the Capitalization Date, the authorized capital stock of the Company consists solely of (i) 273,910,000 shares of Company Common Stock, of which 32,551,759 shares were issued and outstanding, and (ii) 1,090,000 shares of Company Preferred Stock, none of which were issued and outstanding. As of the Capitalization Date, (i) an aggregate of 901,310 shares of Company Common Stock were subject to or otherwise deliverable in connection with the exercise of outstanding Company Stock Options, (ii) an aggregate of 394,952 shares of Company Common Stock were subject to or otherwise deliverable in connection with outstanding Company Performance-Based RSUs, of which 332,751 shares are cash-settled and 62,201 shares are stock-settled, (iii) an aggregate of 607,042 shares of Company Common Stock were subject to or otherwise deliverable in connection with outstanding Company Time-Based RSUs, of which 412,005 shares are cash-settled and 195,037 shares are stock-settled, (iv) an aggregate of 310 shares of Company Common Stock were subject to or otherwise deliverable in connection with outstanding Company Time-Based RCUs, all of which are cash-settled, and (v) an aggregate of 7,944 Company Restricted Shares were issued and outstanding. Schedule 4.7(a)(i) of the Company Disclosure Letter sets forth, as of the Capitalization Date, a correct and complete listing of all outstanding Company Equity Awards, setting forth (i) the number of shares of Company Common Stock subject to each Company Equity Award, (ii) the date on which the Company Equity Award was granted, (iii) the number of shares of Company Common Stock subject to each Company Equity Award that are vested and unvested as of such date, (iv) the exercise price of each Company Equity Award, if applicable, and (v) the expiration date of each Company Equity Award, if applicable. From the Capitalization Date until the date of this Agreement, no options to purchase shares of Company Common Stock or awards that may be settled in shares of Company Common Stock have been granted and no shares of Company

Common Stock have been issued, except for shares of Company Common Stock issued pursuant to the exercise or vesting of Company Stock Options or the vesting of Company RSUs, Company Time-Based RCUs or Company Restricted Shares, in each case in accordance with the terms of the Company Stock Plans. All of the issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable. Each Company Stock Option (i) was granted in compliance with all Applicable Laws and all of the terms and conditions of the Company Stock Plan pursuant to which it was issued, (ii) has an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of Company Common Stock on the date of such grant, (iii) has a grant date identical to the date on which the Company Board or Company Compensation Committee actually awarded such Company Stock Option, as applicable, (iv) qualifies for the Tax and accounting treatment afforded to such Company Stock Option, as applicable, in the Company's Tax Returns and the Company reports, respectively, and (v) does not trigger any liability for the holder thereof under Section 409A of the Code.

                          (b)        Except as set forth in Section 4.7(a), as of the date hereof, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). As of the date hereof, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. To the Knowledge of the Company, no shares of Company Capital Stock are held by any Subsidiary of the Company.

                          (c)        Schedule 4.7(c)(i) of the Company Disclosure Letter sets forth for each of the Company's Subsidiaries, as the case may be, a list of the jurisdiction of organization of such Subsidiary and the capitalization of such Subsidiary of the Company. All of the outstanding interests in such Subsidiaries are duly authorized, validly issued, fully paid and non-assessable (if applicable), and are owned free and clear of all Liens, except for Permitted Liens. There are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding issued or granted by the Company or any of its Subsidiaries to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries of the Company, and there is no outstanding security of any kind issued or granted by the Company or any of its Subsidiaries convertible into or exchangeable for such shares or proprietary interest in any such entity. Schedule 4.7(c)(iii) of the Company Disclosure Letter sets forth a list of any entity (other than a Subsidiary) in which the Company or any of its Subsidiaries own a greater than 5% equity or membership interest.

                          Section 4.8    Company SEC Documents.     The Company has timely filed all Company SEC Documents. As of their respective filing dates, the Company SEC Documents complied in all material respects with, to the extent in effect at the time of filing, the requirements of the Securities Act, the Exchange Act and the Sarbanes Oxley Act of 2002 (the "Sarbanes-Oxley Act") (including the rules and regulations promulgated thereunder) applicable to such Company SEC Documents. Except to the extent that information contained in any

Company SEC Document has been revised, amended, supplemented or superseded by a later-filed Company SEC Document that has been filed prior to the date of this Agreement, as of their respective filing dates, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, which individually or in the aggregate would require an amendment, supplement or correction to such Company SEC Documents. Each of the financial statements (including the related notes) of the Company included in the Company SEC Documents complied at the time it was filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing, had been prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). None of the Subsidiaries of the Company are, or have at any time since January 1, 2014 been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

                          Section 4.9    Material Contracts.

                          (a)        Schedule 4.9(a) of the Company Disclosure Letter sets forth a list as of the date of this Agreement of all Contracts (excluding any Company Plan), in any case, of the following types, which have not been fully performed and pursuant to which the Company or any of its Subsidiaries has any continuing rights, obligations or liabilities (to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective Assets is bound) (each Contract, together with any such Contract entered into after the date hereof that would be a Company Material Contract if entered into as of the date hereof, a "Company Material Contract" and collectively, the "Company Material Contracts"):

                                        (i)        any Contract containing a covenant restricting in any material respect the ability of the Company or any of its Subsidiaries (or that, following the Closing, would restrict the ability of the Surviving Corporation or its Subsidiaries) to compete in any business or with any Person or in any geographic area;

                                        (ii)        (A) any joint venture, partnership, strategic alliance or other similar Contract (including any franchising agreement but in any event excluding introducing broker agreements and contracts related to PHH Home Loans, LLC or its Subsidiary), and (B) any Contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete and would reasonably be expected to result in a payment by or to the Company in excess of $10,000,000;

                                        (iii)        any Contract pursuant to which the Company or any of its Subsidiaries is granted a right to use information technology that is material to the Company Business and requiring payments in excess of $2,000,000 annually;

                                        (iv)        any Contract with any Governmental Authority (other than Contracts with any Governmental Authority as a client or customer entered into in the ordinary course of business) that imposes any material obligation or restriction on the Company or any of its Subsidiaries;

                                        (v)        the Company Credit Facilities and any other Contract relating to Indebtedness for borrowed money, Trading Indebtedness, letters of credit, capital lease obligations, or interest rate or currency hedging agreements (including guarantees in respect of any of the foregoing but in any event excluding trade payables, securities transactions, brokerage agreements and other Contracts arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for telephones, copy machines, facsimile machines and other office equipment), in any case involving an amount in excess of $2,000,000 as of the date of this Agreement;

                                        (vi)        (A) any Contract containing a so-called "most-favored nation" provision or any similar provision requiring the Company or any of its Subsidiaries to offer a third party terms or concessions at least as favorable as those offered to one or more other parties or (B) any settlement, non-prosecution or similar agreements involving payments by the Company or its Subsidiaries in excess of $2,000,000 or involving material future performance or restraints on action by the Company or any of its Subsidiaries;

                                        (vii)        the Subservicing Agreements;

                                        (viii)        any other Contract required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

                                        (ix)        any Contract pursuant to which the Company or any of its Subsidiaries grants or receives any license, sublicense, covenant not to assert or similar rights with respect to any Intellectual Property Rights that are material to the Company Business, other than non-exclusive license agreements granting the Company or its Subsidiaries rights in Software that is generally commercially available on standardized terms and requiring payments of no more than $500,000 annually; and

                                        (x)        any Contract requiring the consent or approval of a third party in connection the Company's entry into this Agreement or the consummation of the transactions contemplated hereby that, were such consent or approval not to be received, would (x) have a material impact on the operations of the Company or any of its Subsidiaries, taken as a whole, or (y) require (or would reasonably be expected to result in) a payment by the Company or any of its Subsidiaries of a financial penalty, termination penalty, or cash collateral deposit in any individual case in excess of $1,000,000.

                          (b)        Prior to the date hereof, the Company has made available to Parent a true and correct copy of each Company Material Contract in effect as of the date hereof, including any material amendments thereto.

                          (c)        Except as has not materially impaired or would not reasonably be expected to materially impair, either individually or in the aggregate, the business of the Company and its Subsidiaries, taken as a whole, (i) each Company Material Contract is a valid and binding obligation of the Company or its Subsidiary that is a party thereto and, to the Knowledge of the Company, the other parties thereto, and is in full force and effect and enforceable against the Company or its Subsidiary that is a party thereto and, to the Knowledge of the Company, the other parties thereto, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at Law), (ii) none of the Company or any of its Subsidiaries is in violation or breach of or default, under (or, to the Knowledge of the Company, is alleged to be in default or breach in any material respect under) any Company Material Contract nor, to the Knowledge of the Company, is any other party to any such Company Material Contract and (iii) to the Knowledge of the Company, no event or circumstances has occurred that, with notice or lapse of time or both, would constitute an event of default under or result in the termination of a Company Material Contract or would cause or permit the acceleration of any right or obligation or the loss of any benefit to the Company or its Subsidiaries.

                          Section 4.10    No Material Adverse Change.     (i) Since January 1, 2017 through the date hereof, there has not been any change, event or occurrence that, individually or in the aggregate, has resulted in or would reasonably be expected to have a Company Material Adverse Effect and (ii) since September 30, 2017, there has not been any action taken or omitted to be taken by the Company or any Subsidiary thereof that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Sections 6.1(e), (g), (j), (k), (l), (n) or (p).

                          Section 4.11    Taxes.

                          (a)        The Company and each of its Subsidiaries (i) have prepared in good faith and timely filed, taking into account any extension of time within which to file, all material Tax Returns required to be filed (or such Tax Returns have been filed on their behalf) with the appropriate Governmental Authority and all such Tax Returns are complete and accurate in all material respects, (ii) have paid all Taxes required to have been paid by them other than Taxes that are not yet due or that are being contested in good faith in appropriate proceedings and have been adequately reserved in accordance with U.S. GAAP, and (iii) have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, independent contractor or other third party;

                          (b)        neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency and there has been no request by a Governmental Authority to execute such a waiver or extension;

                          (c)        to the Knowledge of the Company, no deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, and there are no pending or threatened in writing disputes, claims, audits, examinations or other proceedings regarding Taxes of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries;

                          (d)        there are no Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries, other than Permitted Liens;

                          (e)        the Company has made available to Parent copies of all U.S. federal consolidated income and other material Tax Returns filed by the Company and its Subsidiaries for all open taxable years;

                          (f)        no claim has ever been made (that has not been resolved) by a Governmental Authority in any jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by such jurisdiction;

                          (g)        neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or such an agreement or arrangement entered into in the ordinary course of business and not relating primarily to Taxes);

                          (h)        neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law), as a transferee or successor or by contract or otherwise;

                          (i)        the Company has made available to Parent copies of any material private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six years;

                          (j)        neither the Company nor any of its Subsidiaries has participated in any "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(1) or any other transaction requiring disclosure under analogous provisions of Tax Law;

                          (k)        neither the Company nor any of its Subsidiaries has been, within the past two years, or otherwise as part of a "plan (or series of related transactions)" within the meaning of Section 355(e) of the Code of which this Merger is also a part, a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify in whole or in part for tax-free treatment under Section 355 of the Code;

                          (l)        neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting under Section 481 of the Code (or any similar provision of state, local or foreign Law), or change in the basis for determining any item referred to in Section 807(c) of the Code, for a taxable period ending on or prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date outside of the ordinary course of business, or (iv) any election under Section 108(i) of the Code; and

                          (m)        no amount payable pursuant to this Agreement is subject to withholding under Section 1445 of the Code.

                          Section 4.12    Labor Relations.

                          (a)        As of the date hereof, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union or like organization, and, to the Knowledge of the Company, there are no activities or proceedings by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any employees of the Company or any of its Subsidiaries.

                          (b)        As of the date hereof, (i) there is no strike, slowdown, lockout, work stoppage, job action, picketing, unfair labor practice or other labor dispute pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; (ii) there is no unfair labor practice charge against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any comparable labor relations authority, and (iii) there is no pending or, to the Knowledge of the Company, threatened arbitration or grievance, charge, complaint, audit or investigation by or before any Governmental Authority with respect to any current or former employees of the Company or any of its Subsidiaries.

                          (c)        Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health.

                          (d)        As of the date of this Agreement, neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law that remains unsatisfied.

                          Section 4.13    Employee Benefit Plans.

                          (a)        Schedule 4.13(a) of the Company Disclosure Letter sets forth a complete list of each material Company Plan. For purposes of this Agreement, a "Company Plan" means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by the Company or any of its Subsidiaries. Company Plans include, but are not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA ("ERISA Plans"); employment, consulting, retirement, profits sharing, severance, retention, termination or change in control plans, programs, policies or agreements; and deferred compensation, equity-based compensation, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, dental, vision, life, disability or other welfare, fringe or other benefits or remuneration of any kind.

                          (b)        With respect to each material Company Plan, the Company has made available to Parent accurate and correct copies of (to the extent applicable) (i) the Company Plan document, including any amendments thereto, and all related trust documents, insurance contracts or other funding vehicles; (ii) a written description of such Company Plan if such plan is not set forth in a written document; (iii) the most recently prepared actuarial report, and (iv) all material correspondence to or from any Governmental Authority received in the last three years with respect to such Company Plan. In addition, with respect to each ERISA Plan, the Company has made available to Parent, to the extent applicable, accurate and complete copies of (i) the most recent summary plan description together with any summaries of all material modifications thereto, (ii) the most recent Internal Revenue Service ("IRS") determination or opinion letter, and (iii) the two most recent annual reports (Form 5500 or 990 series and all schedules and financial statements attached thereto).

                          (c)        (i) Each Company Plan (including any related trusts) has been established, operated and administered in compliance with its terms and Applicable Laws, including, without limitation, ERISA and the Code, (ii) all contributions or other amounts payable by the Company or a Subsidiary of the Company under each Company Plan in respect of current or prior plan years have been paid or accrued in accordance with U.S. GAAP, and (iii) there are no pending or, to the Knowledge of the Company, threatened claims (other than routine claims for benefits) or proceedings by a Governmental Authority by, on behalf of or against any Company Plan or any trust related thereto, in each case, which could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

                          (d)        Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code received a favorable determination or opinion letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS and, to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification or tax exemption of any such Company Plan. With respect to any ERISA Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

                          (e)        Neither the Company nor any of its Subsidiaries has or is expected to incur any material liability under subtitles C or D of Title IV of ERISA with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them or any ERISA Affiliate. With respect to any Company Plan subject to the minimum funding requirements of Section 412 of the Code or Title IV of ERISA, (i) no such plan is, or is expected to be, in "at-risk" status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code), (ii) as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA did not exceed the then current value of assets of such Company Plan or, if such liabilities did exceed such assets, the amount thereof was properly reflected on the financial statements of the Company or its applicable Subsidiary previously filed with the SEC, (iii) no unsatisfied liability (other than for premiums to the Pension Benefit Guaranty Corporation (the "PBGC")) under Title IV of ERISA has been, or is expected to be, incurred by the Company or any of its Subsidiaries, (iv) the PBGC has not instituted proceedings to terminate any such Company Plan and (v) no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred, nor has any event described in Sections 4062, 4063 or 4041 of ERISA occurred during the last six years.

                          (f)        Neither the Company nor any ERISA Affiliate has maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under, any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or "multiple employer plan" (within the meaning of Section 4063 or 4064 of ERISA) in the last six years. No Company Plan is a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA).

                          (g)        Except as required by Applicable Law, including, but not limited to, Section 4980B of the Code, no Company Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the Company or any of its Subsidiaries has any obligation to provide such benefits. To the extent that the Company or any of its Subsidiaries sponsors such plans, the Company or the applicable Subsidiary has reserved the right to amend, terminate or modify at any time each Company Plan that provides retiree or post-employment disability, life insurance or other welfare benefits to any Person.

                          (h)        Each Company Plan that is a "nonqualified deferred compensation plan" (within the meaning of Section 409A of the Code) is in documentary compliance with, and has been operated and administered in all material respects in compliance with, Section 409A of the Code and the guidance issued by the IRS provided thereunder.

                          (i)        Neither the execution nor delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event (i) entitle any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay; (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Plan, (iv) otherwise give rise to any material liability under any Company Plan, or (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Plan on or following the Effective Time.

                          (j)        Neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, result in the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment" as defined in Section 280G(b)(1) of the Code.

                          (k)        Neither the Company nor any Subsidiary has any obligation to provide, and no Company Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under of Section 280G of the Code.

                          Section 4.14    No Undisclosed Liabilities.     Neither the Company nor any of its Subsidiaries has any direct or indirect Liabilities, other than (a) Liabilities fully and adequately reflected in or reserved against on the audited consolidated statement of financial condition of the Company and its Subsidiaries as of December 31, 2016 for the year then ended (the "Company Year-End Balance Sheet"), (b) Liabilities incurred since December 31, 2016 in the ordinary course of business, (c) Liabilities that are permitted by this Agreement in accordance with the terms hereof, (d) Liabilities that have been discharged or paid off, (e) Liabilities with respect to any Contractual Obligation entered into by the Company or any of its Subsidiaries (other than any Liabilities for breach of any Contractual Obligation, breach of warranty, tort or infringement by the Company) and (f) Liabilities that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

                          Section 4.15    Intellectual Property.

                          (a)        Schedule 4.15(a) of the Company Disclosure Letter sets forth a true and complete list of all Registered IP, indicating for each item the registration or application number, the registration or application date, and the applicable filing jurisdiction.

                          (b)        All Company IP material to the Company Business is owned exclusively by, or exclusively licensed to, the Company or one of its Subsidiaries, free and clear of any Liens (other than Permitted Liens). Each item of Registered IP is subsisting and, to the Knowledge of the Company, valid and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company's or its Subsidiaries' ownership or use of, or rights in or to, any such Intellectual Property Rights.

                          (c)        Except as is not and would not reasonably be expected to be material to the Company Business, (i) each of the Company and its Subsidiaries owns or has a valid right to use all Intellectual Property Rights that are used in and material to the Company Business, all of which rights shall survive the consummation of the transactions contemplated under this Agreement substantially unchanged; (ii) to the Knowledge of the Company, the conduct of the Company Business, including the development, manufacture, use, sale, commercialization or other exploitation of the products and services provided by the Company and its Subsidiaries, does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated in the past three years, any Intellectual Property Rights of any third party; and (iii) to the Knowledge of the Company, no third party is infringing any Company IP.

                          (d)        Except as is not and would not reasonably be expected to be material to the Company Business, within the past three years, neither the Company nor any of its Subsidiaries has received any written claim, notice or invitation to receive a license which has not since been resolved (i) alleging or suggesting that the Company, any of its Subsidiaries or the conduct of the Company Business infringes, misappropriates or otherwise violates the Intellectual Property Rights of any Person, or (ii) challenging the validity, enforceability or ownership of any Company IP.

                          (e)        The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality and value of all Trade Secrets (including any source code included in any Company Software) that are owned, used or held by the Company or any of its

Subsidiaries and material to the operation of the Company Business. Except as is not and would not reasonably be expected to be material to the Company Business, no Trade Secrets (including any such source code) have been disclosed to any Person, or, to the Knowledge of the Company, otherwise discovered or accessed by any Person, in each case, except pursuant to written, valid agreements containing appropriate terms of confidentiality and non-disclosure which, to the Knowledge of the Company, have not been breached.

                          (f)        Except as is not and would not reasonably be expected to be material to the Company Business, none of the Company Software sold, licensed, conveyed or distributed by the Company or any of its Subsidiaries is subject to any obligation or condition under any license identified as an open source license by the Open Source Initiative (www.opensource.org) (each, an "Open Source License") that conditions the distribution of such Software on (i) the disclosure, licensing or distribution of any source code for any portion of such Software, (ii) the granting to other Persons of the right to make derivative works or other modifications to such Software, (iii) the licensing under terms that permit other Persons, other than by operation of Law, to reverse engineer, reverse assemble or disassemble such Software or portions thereof or interfaces therefor or (iv) the redistribution of such Software without payment. Except as is not and would not reasonably be expected to be material to the Company Business, neither the Company nor any of its Subsidiaries is in breach of any Open Source License.

                          (g)        Except as is not and would not reasonably be expected to be material to the Company Business, the IT Assets used in the operation of the Company Business (i) operate and perform as required by the Company and its Subsidiaries as presently conducted, (ii) have not materially malfunctioned or failed within the past three years, (iii) to the Knowledge of the Company, do not contain or make available any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement or destruction of, software, data or other materials, (iv) to the Knowledge of the Company, are otherwise free from any material bugs or defects, and (v) to the Knowledge of the Company, have not been subject to unauthorized use or access by any Person during the past three years.

                          (h)        Each of the Company and its Subsidiaries has implemented (i) commercially reasonable measures to protect the confidentiality, integrity and security of its IT Assets and the information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by third Persons, and (ii) reasonable backup and disaster recovery technology processes that are substantially consistent with industry standards.

                          Section 4.16    Privacy of Personal Information.     Each of the Company and its Subsidiaries has implemented commercially reasonable policies and procedures governing the collection, use, storage, processing, transfer, disclosure, and protection of Personal Information, true, correct and complete copies of which have been provided to Parent (each, a "Company Privacy Policy"). Except as is not and would not reasonably be expected to be material to the Company Business, for the past three years, each of the Company and its Subsidiaries has abided by their respective Company Privacy Policies and all Applicable Laws and contractual obligations with respect to any Personal Information. Except as is not and would not reasonably be expected to be material to the Company Business, the execution, delivery and performance of this Agreement and the consummation of the Merger do not violate any Company Privacy Policy as it currently exists or as it existed at any time during which any Personal Information was collected or obtained by the Company or any of its Subsidiaries and, upon the Closing, the Surviving Corporation will own and continue to have the right to use all such Personal Information on substantially the same terms and conditions as the Company and its Subsidiaries enjoyed immediately prior to the Closing. Except as is not and would not reasonably be expected to be material to the Company Business, no Claims are pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries relating to the collection, use, storage, processing, transfer, disclosure, or protection of Personal Information.

                          Section 4.17    Environmental Matters.     The Company and each of its Subsidiaries are in compliance with each Applicable Law relating to: (i) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages and (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance (collectively, "Environmental Laws"), except where the failure to be in compliance would not reasonably be expected to have a Company Material Adverse Effect. There is no Claim pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries pursuant to Environmental Laws which would reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, there are no present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which would reasonably be expected to give rise to a Company Material Adverse Effect, under, the Environmental Laws.

                          Section 4.18    Insurance.     The Company and each of its Subsidiaries maintains insurance coverage against such risks and in such amounts as the Company reasonably believes to be customary for companies of similar size, in similar geographic regions and in the respective businesses in which the Company and its Subsidiaries operate. As of the date of this Agreement, such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect, except as would not be material to the Company and its Subsidiaries, taken as a whole. There are no pending indemnification, breach or insurance claims that are material to the Company and its Subsidiaries, taken a whole.

                          Section 4.19    Controls.     The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed (a) to provide reasonable assurance that material information required to be disclosed in the Company's periodic reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents, and (b) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of the Company has disclosed to the Company's independent registered public accounting firm and the audit committee of the Company Board (i) any "significant deficiencies" or "material weaknesses" (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company's internal controls over financial reporting which would, individually or in the aggregate, reasonably be expected to adversely affect in any material respect the Company's ability to report financial data or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting and each such deficiency, weakness or fraud disclosed to auditors, if any, has been disclosed to Parent prior to the date hereof.

                          Section 4.20    Investment Company.     None of the Company or any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                          Section 4.21    Title to Property.     Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have valid title to, or a valid leasehold interest in, all of the material personal property that is reflected on the Company Year-End Balance Sheet or that has been acquired or leased since the date of the Company Year-End Balance Sheet, free and clear of all Liens on such personal property other than Permitted Liens, except for assets disposed of, accounts receivable collected, prepaid expenses realized and Contracts fully performed, expired or terminated in the ordinary course of business since the date of the Company Year-End Balance Sheet.

                          Section 4.22    Real Property.

                          (a)        None of the Company or any of its Subsidiaries own any real property.

                          (b)        Schedule 4.22(b) of the Company Disclosure Letter sets forth each lease, sublease or license with an aggregate annual payment obligation in excess of $100,000, pursuant to which the Company or any of its Subsidiaries occupies real property as of the date of this Agreement (each, a "Company Lease" and the real property covered by each such lease, a "Company Leased Facility"). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Company Lease is valid, binding and enforceable against the Company or its applicable Subsidiary in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles) and is in full force and effect with respect to the Company or its applicable Subsidiary and, to the Knowledge of the Company, with respect to the other parties thereto; (ii) none of the Company or its Subsidiaries is in breach or violation of, or in default under, any Company Lease, (iii) none of the Company or its Subsidiaries has received any written notice of default under any Company Lease and (iv) the Company and its Subsidiaries have a valid leasehold interest in all of the Company Leased Facilities free and clear of all Liens other than Permitted Liens.

                          Section 4.23    Servicing Matters.

                          (a)        The Company and its Subsidiaries have been during the last three years, and are, in compliance in all material respects with all Applicable Requirements applicable to it, its assets and its conduct of the Company Business. Each of the Company and its Subsidiaries

have timely filed, or will have timely filed by the Closing Date, all material reports that any Insurer, Agency or Governmental Authority that it file with respect to the Company Business. Schedule 4.23(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each outstanding Servicing Agreement pursuant to which the Company or any of its Subsidiaries (i) acts as servicer and involving the servicing of mortgage loans with an aggregate unpaid principal balance in excess of $20,000,000 as of the date of this Agreement or (ii) acts as subservicer and involving the subservicing of at least 1,000 Loans as of the date of this Agreement. The Company has provided to Parent true and correct copies of each Servicing Agreement set forth in Schedule 4.23(a) of the Company Disclosure Letter, including all amendments and supplements thereto, except as set forth on such Schedule 4.23(a).

                          (b)        No Agency, Investor or Insurer has (i) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied in any material respect with the representations and warranties applicable with respect to any Loan originated or purchased by the Company or any of its Subsidiaries and subsequently sold, or with respect to any sale of Servicing Rights or (ii) imposed material restrictions on the activities of the Company or any of its Subsidiaries. No Agency and, to the Knowledge of the Company, no Investor or Insurer has indicated to the Company or any of its Subsidiaries in writing that it has terminated, or intends to terminate, its relationship with the Company or any of its Subsidiaries for performance, loan quality or concern with respect to the Company's or any of its Subsidiaries' compliance with Applicable Laws or Applicable Requirements or that the Company or any of its Subsidiaries is in material default with respect to any Applicable Laws or Applicable Requirements.

                          (c)        No counterparty to any Servicing Agreement or Subservicing Agreement set forth in Schedule 4.23(a) of the Company Disclosure Letter has provided a written notice of termination or, to the Knowledge of the Company, otherwise indicated that it intends to terminate the applicable Servicing Agreement or Subservicing Agreement.

                          Section 4.24    Exit and Sale Transactions.

                          (a)        All Closings (as the term "Closing" or "Closings" is defined the Asset Sale Transactions Agreements) of the Asset Sale Transactions (other than the portion of the transactions contemplated by MSR Purchase Agreement that are described on Schedule 4.24(a) of the Company Disclosure Letter and the transactions contemplated by the JV Interests Purchase Agreement) were consummated prior to December 31, 2017.

                          (b)        As of the date hereof, the Company expects that the Company's exit from its private label solutions ("PLS") business (the "PLS Exit") will be substantially completed on or prior to March 31, 2018 (subject only to the transition arrangements described on Schedule 4.24(b) of the Company Disclosure Letter), and is not aware of any reason that the PLS Exit will not be completed by such date.

                          Section 4.25    Broker's, Finder's or Similar Fees.     Except for Credit Suisse, neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any brokerage commissions, finder's fees or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                          Section 4.26    Information Supplied.     None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement or any amendment or supplement thereto is first mailed to the Company's stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by any Acquirer Party for inclusion or incorporation by reference therein.

                          Section 4.27    Required Stockholder Vote.     The Company Stockholder Approval will be the only vote of the holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement, the Merger and the transactions contemplated by this Agreement. No other vote of the holders of any class or series of Company Capital Stock is necessary to approve and adopt this Agreement, the Merger and the transactions contemplated by this Agreement.

                          Section 4.28    Anti-Takeover Provisions.     Assuming that the representations and warranties in Section 5.7 are true, the Company Board has adopted such resolutions as are necessary to render inapplicable to this Agreement and the Merger the restrictions on "business combinations" (as defined in Section 3-601 of the MGCL) as set forth in Section 3-603 of the MGCL. The Company Board has taken all necessary action so that any takeover, anti-takeover, moratorium, "fair price," "control share" or other similar Law enacted under any Law applicable to the Company does not, and will not, apply to this Agreement, the Merger or the other transactions contemplated hereby. There is no stockholder rights plan, "poison pill" antitakeover plan or similar device in effect to which the Company or any of its Subsidiaries is subject, party to or otherwise bound.

                          Section 4.29    Opinion of Financial Advisor.     Prior to the execution of this Agreement, the Company Board has received the opinion of Credit Suisse Securities (USA) LLC ("Credit Suisse") to the effect that, as of the date of such opinion and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be received by holders of Company Common Stock is fair, from a financial point of view, to such holders. The Company shall make available to Parent a copy of such opinion for informational purposes only reasonably promptly following receipt thereof by the Company Board; provided, that it is agreed and understood that such opinion is for the benefit of the Company Board and may not be relied on by Parent or Merger Sub. Prior to the date hereof, the Company has made available to Parent a true and correct copy of its engagement letter with Credit Suisse.

                          Section 4.30    Related Party Transactions.

                          (a)        Except as set forth on Schedule 4.30(a) of the Company Disclosure Letter and except for compensation, benefits and advances received in the ordinary course of business by employees, directors or consultants of the Company or any of its Subsidiaries, as of the date of this Agreement, there are no agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any "related person" (as such term is defined under Item 404(a) of Regulation S-K under the Securities Act) of the Company, on the other hand, that are of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act but has not been disclosed in the Company SEC Documents.

                          (b)        Schedule 4.30(b) of the Company Disclosure Letter contains a true and complete list of any indemnification, employment or other similar agreements of the Company or any of its Subsidiaries in effect as of the date hereof that provides for indemnification, advancement of expenses and exculpation from liabilities for acts or omissions in favor of the current or former directors, officers or employees of the Company or any of its Subsidiaries.

                          Section 4.31    No Other Representations or Warranties.     The Company agrees that, except for the representations or warranties expressly set forth in Article V, no Acquirer Party nor any of their Affiliates nor any other person on behalf of any Acquirer Party has made any representation or warranty, expressed or implied, with respect to any Acquirer Party, their respective businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any information regarding any Acquirer Party or any of their Affiliates, and neither the Company nor any of its Affiliates nor any other person on behalf of the Company has relied on any representation or warranty except for those expressly set forth in Article V.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER PARTIES

                          Except as disclosed in the Acquirer Disclosure Letter (with specific reference to the Section or subsection of this Agreement to which the information stated in such Acquirer Disclosure Letter relates; provided, that any item on the Acquirer Disclosure Letter in any one or more sections of the Acquirer Disclosure Letter shall be deemed disclosed with respect to other sections of this Agreement and all other sections or subsections of the Acquirer Disclosure Letter to the extent that the relevance of such disclosure is reasonably apparent on its face (without the need to examine or understand any underlying document or information) notwithstanding the absence of a specific cross reference) or in the Acquirer SEC Documents filed after January 1, 2017 and prior to the date hereof to the extent that the relevance of such disclosure is readily apparent on its face (without the need to examine or understand any underlying document or information) (but excluding, in each case, any disclosures set forth in any risk factor section, in any section relating to forward-looking statements and any other disclosures included in the Acquirer SEC Documents solely to the extent that they are cautionary, predictive or forward looking in nature, whether or not appearing in such sections), the Acquirer Parties hereby represent and warrant to the Company as follows:

                          Section 5.1    Organizational Existence and Power.     Each of the Acquirer Parties (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (b) has all requisite power (corporate, company, or limited partnership, as the case may be) and authority to own and operate its property, assets or rights, to lease the property, assets or rights it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified to do business and in good standing (in jurisdictions where applicable) under the Laws of each jurisdiction in which its ownership, lease or operation of property, assets or rights or the conduct of its business requires such qualification, except where the failure to be so qualified would not, or would not reasonably be expected to, prevent or materially delay beyond the Outside Date or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement (an "Acquirer Material Adverse Effect"). Parent has made available to the Company complete and correct copies of the certificate of formation (or comparable organizational documents) of Parent and Merger Sub, in each case as amended to the date of this Agreement.

                          Section 5.2    Authorization; No Contravention.     Each Acquirer Party has all requisite organizational power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by each Acquirer Party of this Agreement and the transactions contemplated hereby have been duly authorized and approved by such Party, and no corporate, company, limited partnership or other action on its part is necessary. Assuming the accuracy of the representations and warranties of the Company in Article IV, the execution, delivery and performance by each Acquirer Party of this Agreement and the transactions contemplated hereby, assuming that the consents, approvals and filings referred to in Section 5.3 are duly obtained and/or made, (a) do not and will not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or the creation of any material Lien under, (i) any Contractual Obligation of any Acquirer Party, (ii) any organizational document thereof or (iii) any Applicable Law, and (b) except for expiration or early termination, as the case may be, of all applicable waiting periods under the HSR Act, do not and will not violate any Orders of any Governmental Authority against, or binding upon, Parent or any of its Subsidiaries, other than, in the case of clauses (a) and (b) (excluding subclause (ii) of clause (a)), any such violation, conflict, breach, default, contravention, termination, cancellation or acceleration that would not reasonably be expected to have, individually or in the aggregate, an Acquirer Material Adverse Effect.

                          Section 5.3    Governmental Approvals.     Except for (a) such filings and notifications as may be required by the HSR Act, (b) the filing of the Articles of Merger with the SDAT, and (c) any approval, consent, authorization or filing that if not obtained would not be material to the Acquirer Parties, taken as a whole, and (d) as set forth in Schedule 5.3 of the Acquirer Disclosure Letter, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any applicable Governmental Authority having jurisdiction or supervision over Parent or any of its Subsidiaries, no consent or approval of any Governmental Authority and no lapse of a waiting period under Applicable Law, is necessary or required in connection with the execution, delivery or performance by the Acquirer Parties of this Agreement or the transactions contemplated hereby, except for any such consent, approval, order, authorization, registration, declaration or filing the failure of which to make or obtain would not reasonably be expected to have an Acquirer Material Adverse Effect.

                          Section 5.4    Binding Effect.     This Agreement has been duly executed by the Acquirer Parties and, assuming due and valid authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of each Acquirer Party, enforceable against such Acquirer Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar Laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at Law or in equity).

                          Section 5.5    Litigation.     As of the date hereof, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or, to the Knowledge of Parent, investigations, pending, or, to the Knowledge of Parent, threatened at Law, in equity, in arbitration or before any Governmental Authority against any Acquirer Party, and no Order has been issued by any court or other Governmental Authority against any Acquirer Party or to which any of their respective assets or properties is subject or bound, in each case that would reasonably be expected to have, individually or in the aggregate, an Acquirer Material Adverse Effect.

                          Section 5.6    Capitalization.     As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, par value $0.10 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not conducted or engaged in any business activities prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those assets, liabilities and obligations incident to its formation and those assets, liabilities and obligations pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

                          Section 5.7    Ownership of Company Common Stock.     As of the date hereof, none of Parent, Merger Sub or their respective Affiliates owns (directly or indirectly, beneficially or of record) any shares of Company Common Stock and none of Parent, Merger Sub or their respective Affiliates holds any rights to acquire or vote any shares of Company Common Stock, except pursuant to this Agreement. None of Parent, Merger Sub or any of their "affiliates" or "associates" is or has been, within three years of the date hereof, an "interested stockholder" of the Company, as those terms are defined in Section 3-601 of the MGCL, or has taken any action that would cause any anti-takeover statute under the MGCL to be applicable to this Agreement or any of the transactions contemplated hereby. There are no contracts between Parent or Merger Sub, on the one hand, and any member of the Company's management or directors, on the other hand, that relate in any way to the Company or the transactions contemplated hereby.

                          Section 5.8    Broker's, Finder's or Similar Fees.     Neither Parent nor any of its Subsidiaries or Affiliates has employed any broker or finder or incurred any liability for any brokerage commissions, finder's fees or similar fees or commissions payable by any Acquirer Party in connection with the transactions contemplated by this Agreement.

                          Section 5.9    Financing.     Assuming the accuracy of the representations and warranties of the Company set out in Article IV, the performance by the Company of its obligations under this Agreement, and the satisfaction of the closing conditions set forth in Article VIII (including Section 8.3(c)), upon the Closing, Parent will, taking into account the amount of Available Cash at the Company, have sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Merger Consideration at the Closing and to satisfy the other obligations of Parent, the Company and their respective subsidiaries due and payable upon the Closing. In no event will the receipt of any funds or financings by Parent or any of its Affiliates be a condition to any of Parent's or Merger Sub's obligations hereunder, including the consummation of the transactions contemplated hereby.

                          Section 5.10    Information Supplied.     None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by the Company for inclusion or incorporation by reference therein.

                          Section 5.11    Solvency.     Assuming that the conditions to the obligation of Parent and Merger Sub to consummate the Merger have been satisfied or waived, then immediately following the Effective Time and after giving effect to all of the transactions contemplated hereby, the payment of the Merger Consideration, funding any obligations of the Surviving Corporation or its Subsidiaries which become due or payable by the Surviving Corporation and its Subsidiaries in connection with, or as a result of the Merger, any required refinancings or repayments of existing Indebtedness of the Company or any of its Subsidiaries and payment of all related fees and expenses, none of Parent or any of its Subsidiaries (including the Surviving Corporation) will be insolvent (either because its financial condition is such that the sum of its debts, including contingent and other liabilities, is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts, including contingent and other liabilities, as the mature).

                          Section 5.12    No Other Representations or Warranties.     The Acquirer Parties agree that, except for the representations or warranties expressly set forth in Article IV, neither the Company nor any of its Affiliates nor any other person on behalf of the Company has made any representation or warranty, expressed or implied, with respect to the Company, its respective businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any information regarding the Company, and neither the Acquirer Parties nor any of their Affiliates nor any other person on behalf of the Acquirer Parties has relied on any representation or warranty except for those expressly set forth in Article IV.

ARTICLE VI

COVENANTS

                          Section 6.1    Conduct of Business of the Company.

                          During the period from the date of this Agreement to the earlier of the Effective Time or termination of this Agreement in accordance with its terms, and except (i) as expressly contemplated or required by this Agreement, (ii) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed) or (iii) as set forth on Schedule 6.1 of the Company Disclosure Letter, (A) the Company will (and will cause each of its Subsidiaries to) conduct its and its Subsidiaries' operations only in the ordinary course of business consistent with past practice and will (and will cause each of its Subsidiaries to) use its reasonable best efforts to preserve intact the business organization of the Company and its Subsidiaries and to preserve the goodwill of customers, suppliers and all other Persons having business relationships with the Company and its Subsidiaries and (B) the Company will not (and will cause each of its Subsidiaries not to) do any of the following without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed):

                          (a)        except as required by Applicable Law, adopt or propose any change in its organizational documents;

                          (b)        issue, reissue, sell, grant, pledge, dispose of, transfer, otherwise encumber, purchase or repurchase or authorize the issuance, reissuance, sale, grant, pledge, disposition, transfer, other encumbrance, purchase or repurchase of shares of Company Capital Stock (other than the issuance of shares in respect of Company Equity Awards outstanding as of the date of this Agreement in accordance with their terms and, as applicable, the Company Stock Plans as in effect on the date of this Agreement), or securities convertible into capital stock of any class of the Company, or any rights, warrants or options to acquire any convertible securities or capital stock of the Company;

                          (c)        except as required pursuant to the terms of any Company Plan in effect as of the date hereof, or as otherwise required by Applicable Law, (i) increase in any manner the compensation or consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any director, officer or employee of the Company or any of its Subsidiaries, except for (1) with respect to employees who are not officers, increases in annual salary or wage rate in the ordinary course of business consistent with past practice that do not exceed 5% individually or 3% in the aggregate and (2) if applicable, the payment of annual bonuses for completed periods on a time frame consistent with the payment of annual bonuses with respect to 2016, based on actual performance and in the ordinary course of business consistent with past practice, (ii) become a party to, establish, adopt, amend, commence participation in or terminate any Company Plan or any arrangement that would have been a Company Plan had it been entered into prior to this Agreement, (iii) grant any new awards, or amend or modify the terms of any outstanding awards, under any Company Plan, (iv) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Plan, (v) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Plan that is required by Applicable Law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by U.S. GAAP, (vi) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course of business) to any director, officer or employee of the Company or any of its Subsidiaries, (vii) hire any employee or engage any independent contractor (who is a natural person) with an annual salary or wage rate or consulting fees and target cash bonus opportunity in excess of $200,000, (viii) terminate the employment of any executive officer other than for cause, or (ix) grant or amend any rights to indemnification, advancement of expenses or exculpation of liabilities in favor of any director, officer or employee of the Company or any of its Subsidiaries, except for entry by new directors, officers or employees into indemnification, employment or other similar agreements on substantially the same terms and conditions as agreements that are in effect as of the date hereof for similarly situated directors, officers or employees.

                          (d)        become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

                          (e)        except for transactions (i) pursuant to Contractual Obligations existing as of the date hereof and listed on Schedule 6.1(e) of the Company Disclosure Letter or (ii) in the ordinary course of business consistent with past practice, sell, lease, encumber or otherwise surrender, dispose of, transfer, or license, mortgage any Assets, properties or rights (including the capital stock of its Subsidiaries) to any Person (excluding the Company or any Subsidiary of the Company), in each case for consideration in excess of $500,000;

                          (f)        (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company Capital Stock, (ii) adjust, split, combine or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities (including options, warrants, or any similar security exercisable for or convertible into, such other security) in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, repurchase, redeem or otherwise acquire any shares of its capital stock or the capital stock of any of its Subsidiaries or any other securities thereof (including the Company Notes) or any rights, warrants, options to acquire any such shares or other securities (including the Company Securities), except for purchases, redemptions or other acquisitions of capital stock or other securities pursuant to an existing restricted stock purchase agreement with current or former employees;

                          (g)        except as required by Applicable Law, make, change or revoke any material Tax election, file any material amended Tax Return, settle or compromise any material claim, action, proceeding or assessment for Taxes, change any method of Tax accounting, enter into any closing agreement with respect to Taxes, make or surrender any material claim for a refund of Taxes, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, in each case except as is consistent with past practice;

                          (h)        take any action or omit to take any action or enter into any transaction which, to the Knowledge of the Company, has, or would reasonably be expected to have, the effect of materially delaying or materially impeding or preventing the consummation of the transactions contemplated by any of the Asset Sale Transaction Agreements pursuant to the terms existing on the date of this Agreement;

                          (i)        (i) modify or amend any Company Material Contract in a manner adverse in any material respect to the Company Business, or terminate any Company Material Contract, (ii) enter into any successor agreement to an expiring Company Material Contract that changes the terms of the expiring Company Material Contract in a manner adverse in any material respect to the Company Business or (iii) enter into any new agreement that would have been considered a Company Material Contract if it were entered into at or prior to the date hereof, other than Subservicing Agreements entered into in the ordinary course on terms substantially consistent with existing agreements;

                          (j)        incur any Indebtedness for borrowed money in excess of $1,000,000 in the aggregate or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for or cancel, the Indebtedness of any Person (other than the Company or any of the Company's Subsidiaries) or make or authorize any material loan to any Person (in each case other than loans or advances made to the Company or by the Company or any of its Subsidiaries);

                          (k)        merge or consolidate with any other Person or acquire a material amount of assets or equity of another Person (other than immaterial acquisitions of assets in the ordinary course of business consistent with past practice);

                          (l)        except as required by Applicable Law, change any significant method of accounting or accounting principles or practices by the Company or any of its Subsidiaries, except for such changes required by U.S. GAAP;

                          (m)        terminate, cancel, or materially amend or modify any material insurance policies maintained by it covering the Company or any of its Subsidiaries or their respective properties which is not replaced by an amount of insurance coverage that the Company deems appropriate for its size and business;

                          (n)        adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

                          (o)        abandon, allow to lapse, encumber, or grant a license, covenant not to assert or similar right with respect to any material Company IP, in each case, other than in the ordinary course of business consistent with past practice;

                          (p)        except as required by Applicable Law, materially change any of the architecture or infrastructure of the Company's or any of its Subsidiaries' network or information technology infrastructure systems or any material component thereof or any other IT Assets currently used in and material to the Company Business, other than maintenance or upgrades to any product provided by any existing vendor of the Company or such Subsidiary or otherwise in the ordinary course of business consistent with past practice;

                          (q)        subject to Section 7.11, institute, compromise, settle or agree to settle any Claim (i) involving amounts that exceed the Company's reserve therefor on the date hereof by more than $7,500,000 in the aggregate or (ii) that would impose any non-monetary obligation on the Company or any of its Subsidiaries that would continue after the Effective Time, other than any obligation to comply with Applicable Law or refrain from violating Applicable Law; or

                          (r)        authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

                          Nothing contained in this Agreement gives, or is intended to give the Acquirer Parties, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' operations.

ARTICLE VII

ADDITIONAL AGREEMENTS

                          Section 7.1    Preparation of the Proxy Statement; Stockholders Meeting.

                          (a)        As promptly as reasonably practicable, and in any event within 30 Business Days following the date of this Agreement, the Company will prepare and cause to be filed with the SEC a preliminary proxy statement (together with any amendments or supplements thereto, the "Proxy Statement") to be sent to holders of shares of Company Common Stock (the "Company Stockholders") relating to the meeting of Company Stockholders (the "Company Stockholder Meeting") to be held for the purpose of considering and taking action on the adoption of this Agreement. The Acquirer Parties will furnish all information concerning the Acquirer Parties and their Affiliates to the Company, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company will promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and will provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. The Company will use its reasonable best efforts to resolve as promptly as reasonably practicable any comments from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company will (i) provide Parent with a reasonable opportunity to review and comment on the Proxy Statement or response (including the proposed final version of the Proxy Statement or response), (ii) consider in good faith all comments reasonably proposed by Parent, and (iii) except in connection with any Company Adverse Recommendation Change, not file or mail such document or respond to the SEC prior to receiving the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed.

                          (b)        If prior to the Effective Time, any event occurs with respect to Parent, or any change occurs with respect to other information supplied by the Acquirer Parties for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent will promptly notify the Company of such event, and the Company and the Acquirer Parties will cooperate in the prompt filing by the Company with the SEC of any necessary amendment or supplement to the Proxy Statement and, if required by Law, in disseminating the information contained in such amendment or supplement to the Company's stockholders.

                          (c)        If prior to the Effective Time, any event occurs with respect to the Company, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company will promptly notify Parent of such event, and the Company and the Acquirer Parties will cooperate in the prompt filing by the Company with the SEC of any necessary amendment or supplement to the Proxy Statement and, if required by Law, in disseminating the information contained in such amendment or supplement to the Company's stockholders.

                          (d)        The Company will, as soon as reasonably practicable after the date of this Agreement, duly call, give notice of, convene and hold the Company Stockholder Meeting for the purpose of seeking the Company Stockholder Approval. The Company will use its reasonable best efforts to (i) cause the Proxy Statement to be mailed to the Company Stockholders and to hold the Company Stockholder Meeting as promptly as reasonably practicable and (ii) subject to Section 7.4, solicit the Company Stockholder Approval. The Company will, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval (the "Company Board Recommendation") and will include such Company Board Recommendation in the Proxy Statement. The Company may only adjourn, postpone or recess the Company Stockholder Meeting in order to obtain a quorum or solicit additional votes (so long as such meeting is not adjourned, postponed or recessed to a date on or after the Outside Date).

                          Section 7.2    Regulatory Actions; Reasonable Best Efforts.

                          (a)        Subject to the terms and conditions of this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, including the Merger, and to cooperate with the other in connection with the foregoing, including using its reasonable best efforts, in each case in connection with the consummation of the transactions contemplated by this Agreement, (i) to obtain all consents, approvals, rulings or authorizations that are required to be obtained under any Applicable Law (including any Required Governmental Approvals), (ii) to obtain any consents required from third parties, (iii) to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the Parties hereto to consummate the transactions contemplated hereby, including the Merger, and (iv) to effect as promptly as practicable all necessary registrations, filings and responses to requests for additional Information or documentary material from a Governmental Authority, if any; provided, that the Company shall not make any such registration, filing or response relating to the Required Governmental Approvals without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), it being agreed that, if Parent has not responded to a request for consent within 3 Business Days, such consent will be deemed granted. Notwithstanding the foregoing, the Company shall be able to respond to questions, information requests and other inquiries from any Governmental Authority without Parent's prior written consent as long as such responses do not contain any commitments or agreements that would be binding upon Parent or the Surviving Corporation or is otherwise material to the transactions contemplated hereby that Parent has not consented to previously. Without limiting the generality of the foregoing, Parent will use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things that any Governmental Authority indicates would be required in order to obtain any Required Governmental Approvals or avoid any Injunction or Law with the effect referred to in Section 8.1(c) of this Agreement; provided that, nothing contained in this Agreement shall be deemed to require any of the Acquirer Parties or permit the Company to take any action, or commit to take any action or agree to any restraint, restriction, limitation, term, requirement, provision or condition that would, individually or in the aggregate, reasonably be expected to, impair in any material respect the business or financial condition of Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken as a whole (each, a "Burdensome Condition"); provided, further, that nothing contained in this Agreement shall be construed to require any Party to take any action in violation of Applicable Law or commence any litigation with any Governmental Authority to oppose any enforcement action by any Governmental Authority or remove any regulatory Orders impeding the Parties' ability to consummate the Merger.

                          (b)        Further, and subject to Applicable Laws relating to the exchange of information, Parent shall have the right to direct all matters with any Governmental Authority to the extent relating to the Required Governmental Approvals consistent with its obligations hereunder; provided that, without limiting the generality of the rest of this Section 7.2, each of the Parties will promptly (i) furnish to the other such necessary Information and reasonable assistance as the other Party may request in connection with the foregoing, (ii) inform the other of any material communication from any Governmental Authority regarding any of the transactions contemplated hereby, and (iii) subject to Applicable Laws relating to the exchange of information, provide counsel for the other Party with copies of all material filings made by such Party, and all material correspondence between such Party (and its advisors) with any Governmental Authority and any other material Information supplied by such Party and such Party's Subsidiaries to a Governmental Authority or received from such a Governmental Authority in connection with the transactions contemplated hereby and as necessary to comply with contractual arrangements. Notwithstanding the foregoing, the Company shall be able to make filings, responses and other submissions to any Governmental Authority in accordance with Section 7.2(a). Except with the prior written consent of Parent, the Company shall not commence, or publicly announce the intent to commence, any litigation with any Governmental Authority to oppose any enforcement action by any Governmental Authority or remove any regulatory Orders impeding the Parties' ability to consummate the Merger and, if Parent consents to do so or if the Parties mutually agree to do so, the Parties will reasonably assist each other in litigating or otherwise contesting any objections to or proceedings or other actions challenging the consummation of the Merger and the other transactions contemplated by this Agreement.

                          (c)        At Parent's request and expense, the Company agrees to take all actions Parent reasonably deems prudent in order to obtain or assist Parent in obtaining any actions, consents, undertakings, approvals or waivers by or from any Person for or in connection with the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 7.2(c) will obligate the Company to take any action that is not (i) conditioned on the consummation of the Merger and the other transactions contemplated by this Agreement and/or (ii) at the expense of Parent.

                          Section 7.3    Access to Information; Confidentiality.

                          (a)        Upon reasonable notice and subject to Applicable Laws relating to the exchange of information, the Company will, and will cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Acquirer Parties access, during normal business hours during the period prior to the Effective Time or the termination of this Agreement, to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives, in each case in a manner not unreasonably disruptive to the operation of the business of the Company and its Subsidiaries as Parent may reasonably request. During the period prior to the Effective Time, the Company shall deliver to Parent (i) if prior to the Determination Date, no later than the 15th day of each month, a report containing the Company's most current estimate of the Company Net Worth and the Available Cash, in each case as of the last day of the full calendar month immediately preceding the date of such report, and (ii) if following the Determination Date, no later than the Wednesday of each calendar week, a report containing the Company's most current estimate of the Available Cash as of the last day of the calendar week immediately preceding the date of such report. Neither the Company nor any of its Subsidiaries will be required to provide access to or to disclose information where such access or disclosure would jeopardize any attorney-client privilege, violate any contract or agreement or contravene any Law; and in any such event, the Parties hereto will make appropriate substitute disclosure arrangements.

                          (b)        All information and materials provided pursuant to this Agreement will be subject to the provisions of the letter agreement entered into between the Company and Parent, dated as of April 28, 2016 (the "Confidentiality Agreement").

                          (c)        No investigation by any of the Parties or their respective representatives shall constitute a waiver of or otherwise affect the representations, warranties, covenants or agreements of the others set forth herein.

                          Section 7.4    No Solicitation by the Company; the Company Board Recommendation.

                          (a)        Except as otherwise contemplated by this Section 7.4, the Company shall not, and shall use reasonable best efforts to cause its Subsidiaries or any of its or their respective officers, directors, employees, agents, controlled Affiliates and representatives (including any investment bankers, attorneys or accountants retained by it or any of its Affiliates) (collectively, "Representatives") not to, directly or indirectly, (i) solicit or initiate, or knowingly encourage, knowingly induce or knowingly facilitate (including by way of providing information) any Company Takeover Proposal or any inquiry or proposal that constitutes or would reasonably be expected to result in a Company Takeover Proposal, (ii) participate in any discussions or negotiations with any Person regarding, or furnish to any Person any information with respect to, or cooperate in any way with any Person (whether or not a Person making a Company Takeover Proposal) with respect to any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to result in a Company Takeover Proposal, (iii) approve or recommend any Company Takeover Proposal, (iv) approve or recommend, or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, merger agreement, asset or share purchase or share exchange agreement, option agreement or other similar agreement related to any Company Takeover Proposal (an "Acquisition Agreement"), (v) enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or (vi) propose or agree to do any of the foregoing. The Company shall, and shall cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Company Takeover Proposal, or any inquiry or proposal that would reasonably be expected to result in a Company Takeover Proposal, request the prompt return or destruction of all confidential information previously furnished and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives.

                          (b)        Notwithstanding the foregoing, in response to an unsolicited bona fide written Company Takeover Proposal, which did not result from any material breach of this Section 7.4, the Company may, subject to compliance with Section 7.4(g), prior to (but not after) the adoption of this Agreement by the holders of shares of Company Common Stock in accordance with Section 3-105 of the MGCL, contact the Person making such Company Takeover Proposal to ascertain facts and/or clarify terms for the sole purpose of understanding such Company Takeover Proposal, and, to the extent that the Company Board concludes in good faith (and following consultation with its outside legal and financial advisors) that such Company Takeover Proposal constitutes or is reasonably likely to result in a Superior Company Proposal, take any action described in clauses (x) and (y) below: (x) furnish information with respect to the Company and any of its Subsidiaries to the Person making such Company Takeover Proposal (and its Representatives and any financing sources) pursuant to an Acceptable Confidentiality Agreement, so long as any material non-public information provided under this clause has previously been provided to the Acquirer Parties or is provided to the Acquirer Parties substantially concurrently with the time it is provided to such Person, and (y) participate in discussions regarding the terms of such Company Takeover Proposal and the negotiation of such terms with the Person making such Company Takeover Proposal (and such Person's Representatives and any financing sources); provided, that the Company shall within 24 hours provide Parent with any information with respect to the Company and any of its Subsidiaries provided to such Person which was not previously provided to Parent (or its representatives). The Company agrees that neither it nor any of its Subsidiaries shall terminate, waive, amend, modify or fail to enforce any existing standstill or confidentiality obligations owed by any Person to the Company or any of its Subsidiaries, in each case except to the extent necessary to permit the Company to take an action it is otherwise permitted to take under this Section 7.4(b) in full compliance with such provision; provided, that the Company (on behalf of itself and any of its Subsidiaries) shall have the right to waive any such standstill obligation to the extent necessary to permit a Person otherwise covered by such standstill to submit a confidential unsolicited bona fide written Company Takeover Proposal to the Company Board. For purposes of clarification, the taking of any of the actions contemplated by clause (x) or (y) of this Section 7.4(b) shall not be deemed to be a Company Adverse Recommendation Change.

                          (c)        Except as set forth in Section 7.4(d), neither the Company Board nor any committee thereof shall (i) (A) withdraw (or modify in any manner adverse to Parent), or propose to withdraw (or modify in any manner adverse to Parent), the Company Board Recommendation, (B) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Company Takeover Proposal, (C) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company or any of its Subsidiaries to execute or enter into, any Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (D) enter into any agreement, letter of intent, or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, (E) subject to Section 7.4(h), fail to recommend against any Company Takeover Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within 10 Business Days after the commencement of such Company Takeover Proposal, (F) fail to include the Company Board Recommendation in the Proxy Statement or re-affirm such Company Board Recommendation within 10 Business Days following Parent's written request (provided that Parent may not make such request more than twice in connection with any Company Takeover Proposal) or (ii) resolve or agree to do any of the foregoing (each being referred to as a "Company Adverse Recommendation Change").

                          (d)        Notwithstanding the foregoing provisions, the Company Board may (subject to the requirements of Section 7.4(f)), prior to (but not after) the adoption of this Agreement by the holders of shares of Company Common Stock in accordance with Section 3-105 of the MGCL, make a Company Adverse Recommendation Change and/or, to the extent provided and subject to the conditions contained in Section 9.1(f), terminate this Agreement in response to an unsolicited bona fide written Company Takeover Proposal, if the Company Board determines (after consultation with its outside legal and financial advisors) that such unsolicited bona fide written Company Takeover Proposal constitutes a Superior Company Proposal and following consultation with outside legal counsel, that failure to make a Company Adverse Recommendation Change or terminate this Agreement is reasonably likely to violate its fiduciary duties to the stockholders of the Company under Applicable Law; provided, however, that the Company shall not be entitled to exercise its right to make such Company Adverse Recommendation Change or terminate this Agreement until after the fifth Business Day (the "Superior Proposal Notice Period") following Parent's receipt of written notice (a "Company Notice of Superior Proposal") from the Company advising Parent that the Company Board intends to take such action, including the details of the terms and conditions of any Superior Company Proposal that is the basis of the proposed action by the Company Board and the identity of the party making such Superior Company Proposal, and, if applicable, shall have contemporaneously provided a copy of all of the relevant proposed transaction agreements and any other material documents provided by, or material correspondence with, the party making such Superior Company Proposal, including the then-current form of the definitive agreements with respect to such Superior Company Proposal (it being understood and agreed that any amendment to any material term of such Superior Company Proposal shall require a new Company Notice of Superior Proposal and trigger a new Superior Proposal Notice Period, except that any such new Superior Proposal Notice Period shall be three Business Days instead of five Business Days). The Company Board may not make a Company Adverse Recommendation Change in respect of a Superior Company Proposal if any such Superior Company Proposal resulted from a breach by the Company of this Section 7.4.

                          (e)         In addition, notwithstanding anything in this Agreement to the contrary, the Company Board may (subject to the requirements of Section 7.4(f)), prior to (but not after) the adoption of this Agreement by the holders of shares of Company Common Stock in accordance with Section 3-105 of the MGCL, make a Company Adverse Recommendation Change in response to a Company Intervening Event if the Company Board determines (after consultation with its outside legal counsel) that failure to make a Company Adverse Recommendation Change is reasonably likely to violate its fiduciary duties to the stockholders of the Company under Applicable Law; provided, however, that the Company shall not be entitled to exercise its right to make such Company Adverse Recommendation Change until after the fifth Business Day (the "Intervening Event Notice Period") following Parent's receipt of written notice (a "Company Notice of Intervening Event") from the Company advising Parent that the Company Board intends to take such action, including the material facts and circumstances of the Company Intervening Event.

                          (f)        Notwithstanding the foregoing provisions, the Company Board may not (i) make a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.4(d) unless at the end of the last Superior Proposal Notice Period, the Company Board determines (after consultation with its outside legal and financial advisors) that the Company Takeover Proposal (after giving effect to any amendments thereto) continues to constitute a Superior Company Proposal, or (ii) make a Company Adverse Recommendation Change pursuant to Section 7.4(e) unless at the end of the last Intervening Event Notice Period, the Company Board determines (after consultation with its outside legal counsel) that failure to make a Company Adverse Recommendation Change is reasonably likely to violate its fiduciary duties to the stockholders of the Company under Applicable Law. Further, in determining whether to make a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.4(d) or Section 7.4(e), the Company Board shall take into account any changes to the terms of this Agreement committed to in writing by Parent in response to a Company Notice of Superior Proposal, Company Notice of Intervening Event or otherwise; provided, that if requested by Parent, the Company shall, and shall use its reasonable best efforts to cause its financial and legal advisors to, during the Superior Proposal Notice Period or Intervening Event Notice Period (as applicable), negotiate with Parent in good faith (to the extent Parent also seeks to negotiate) to make such adjustments in the terms and conditions of this Agreement so that this Agreement results in a transaction that (A) in the case of a Company Takeover Proposal, is no less favorable to the stockholders of the Company than such Company Takeover Proposal that would be deemed to constitute a Superior Company Proposal in the absence of such adjustments or (B) in the case of a Company Intervening Event, enables the Company Board to determine (after consultation with its outside legal counsel) that failure to make a Company Adverse Recommendation Change is not reasonably likely to violate its fiduciary duties to the stockholders of the Company under Applicable Law; it being understood and agreed that, in the event Parent agrees to make such adjustments as set forth in clause (A) and (B), as applicable, no Company Adverse Recommendation Change shall be made. The Company agrees that any violation of this Section 7.4 by any Representative of the Company or any of its Subsidiaries who is (i) a director or officer of the Company or any of its Subsidiaries, (ii) a senior-level employee (i.e., a managing director (or similar title) or more senior) of any financial advisor to the Company or any of its Subsidiaries or (iii) a partner of any outside legal counsel to the Company or any of its Subsidiaries shall be deemed a breach of this Section 7.4 by the Company.

                          (g)         In addition to the forgoing obligations of the Company set forth in this Section 7.4, the Company shall, within 24 hours of the receipt thereof, advise Parent orally of any Company Takeover Proposal, the material terms and conditions of any such Company Takeover Proposal (including any changes thereto) and the identity of the Person making any such Company Takeover Proposal. The Company shall (x) keep Parent informed in all material respects and on a reasonably current basis (and in no event later than 24 hours from the occurrence or existence of any material event, fact or circumstance) of any change in the status or material terms of any Company Takeover Proposal, and (y) provide to Parent as soon as practicable after receipt or delivery thereof copies of all material correspondence and other written material documentation exchanged between the Company or any of its Subsidiaries and any Person that describes any of the terms or conditions of any Company Takeover Proposal.

                          (h)        Nothing contained in this Agreement shall prohibit the Company from complying with Rules 14a-9, 14d-9, 14e-2 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder or making any required disclosure to the Company's stockholders; provided, that any such statement that would be a Company Adverse Recommendation Change shall be in accordance with Section 7.4(d) and Section 7.4(e).

                          (i)        For purposes of this Agreement:

                 "Company Intervening Event" means any material development or change in circumstances relating to the Company or any of its Subsidiaries occurring or arising after the date of this Agreement that (i) was not known by nor reasonably foreseeable to the Company Board as of the date of this Agreement, and (ii) does not relate to or involve any Company Takeover Proposal; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute a Company Intervening Event: (A) changes in the market price or trading volume of the Company Common Stock, in and of themselves, (B) the timing of any Required Governmental Approval, (C) the dismissal or any other resolution of the CFPB Litigation or (D) the fact that, in and of itself, the Company exceeds internal or published projections.

                 "Company Takeover Proposal" means any proposal or offer (whether or not in writing), with respect to any (i) merger, consolidation, share exchange, other business combination or similar transaction involving the Company or any of its Subsidiaries representing 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition of more than 20% of the outstanding shares of Company Common Stock or voting power of the Company, (iii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in the Company or any of its Subsidiaries or otherwise) of any business or assets of the Company or any of its Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iv) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, (v) any tender offer or exchange offer as a result of which any Person or group shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the voting power of the Company or (vi) any combination of the foregoing (in each case, other than the Merger).

                 "Superior Company Proposal" means any bona fide written Company Takeover Proposal made by a third party or group pursuant to which such third party (or, in a parent-to-parent merger involving such third party, the stockholders of such third party) or group would acquire, directly or indirectly, more than 50% of the voting power of the Company or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, on terms which the Company Board determines in good faith (after consultation with its legal and financial advisors) (i) to be superior to the holders of Company Common Stock from a financial point of view than the transactions contemplated by thus Agreement (taking into account any changes proposed by Parent to the terms of this Agreement) including the Merger (including the Merger Consideration), taking into account all the terms and conditions of such proposal and the Person making the proposal (including all financial, regulatory, legal conditions to consummation and other aspects of such proposal), and (ii) is reasonably capable of being consummated on the terms proposed and (iii) for which financing, if a cash transaction (whether in whole or in part), is not a condition to closing.

                          Section 7.5    Public Announcements.     Parent and the Company will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, including the Merger, and will not issue any such press release or make any such public statement prior to such consultation, except with respect to any press release or other public statements made or proposed to be made (a) by the Company in connection with a Company Takeover Proposal or a Company Adverse Recommendation Change or any action pursuant thereto (provided that such release or statement is made in accordance with the terms of this Agreement), or by Parent in response thereto, (b) in connection with any dispute regarding this Agreement or the transactions contemplated hereby, (c) in any periodic reports filed with the SEC or in any investor presentation or other written communication to the extent such statements are generally consistent with prior public statements regarding the transactions contemplated by this Agreement that were issued following consultation with the other Party, or (d) as a Party may reasonably conclude may be required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. Parent and the Company agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form heretofore agreed to by the Parties.

                          Section 7.6    Notification of Certain Matters.     Subject to Applicable Law, Parent will give prompt notice to the Company and the Company will give prompt notice to Parent of the occurrence, or failure to occur, of any event whose occurrence or failure to occur would cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (b) a material failure of Parent or Merger Sub, on the one hand, or the Company, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification will affect the representations and warranties of any of the Parties or the conditions to the performance by the Parties hereunder; and provided, further, that the failure to comply with this covenant shall not result in a non-satisfaction of Article VIII.

                          Section 7.7    Indemnification; Directors' and Officers' Insurance.

                          (a)        Each of the Surviving Corporation and Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time in favor of the current or former directors, officers or employees of the Company or any of its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) or in any indemnification, employment or other similar agreements of the Company or any of its Subsidiaries will survive the Merger and continue in full force and effect in accordance with their terms. For a period of six years after the Closing Date, to the fullest extent permitted by applicable Law, Parent shall cause the certificate of incorporation, by-laws and other organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to the Company Indemnified Parties (as defined below) than are set forth as of the date of this Agreement in the respective certificate of incorporation, by-laws or other organizational documents of the Company and its Subsidiaries. From and after the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of the Company of any of its Subsidiaries as a director or officer of another Person (all of the foregoing, collectively, the "Company Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements ("Losses"), incurred or arising in connection with any claim, action, investigation, suit or proceeding, whether civil, criminal, regulatory, administrative or investigative (including with respect to matters existing or occurring or alleged to have existed or occurred at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of or pertaining to the fact that the Company Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another Person or any act or omission by such Company Indemnified Party while serving in such capacity, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Applicable Law.

                          (b)        In the event that (i) Parent or the Surviving Corporation or any of their successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or Surviving Corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any Person, or (ii) the Surviving Corporation or any of its successors or assigns undertakes any complete or partial liquidation, dissolution or winding up, then, and in each such case, Parent and the Surviving Corporation will cause proper provision to be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, or in the case of any event referred to in clause (ii), Parent, will assume the obligations set forth in this Section 7.7.

                          (c)         For a period of six years from and after the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, (i) cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company or its Subsidiaries or (ii) provide substitute polices for the Company and its current and former directors and officers (and any individual who becomes an officer or director prior to the Effective Time) who are currently (or prior to the Effective Time become) covered by the directors' and officers' and fiduciary liability insurance coverage currently maintained by the Company or its Subsidiaries in either case, of not less than the amount of existing coverage and have other terms and from carriers not less favorable to the insured persons than the directors' and officers' liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event will the Surviving Corporation be required to pay with respect to such insurance policies in respect of any one policy year more than 250% of the annual premium payable by the Company for such insurance for the year ended December 31, 2017 (such 250% amount, the "Maximum Amount"), and if the Surviving Corporation is unable to obtain the insurance required by this Section 7.7 it will obtain as much comparable insurance as possible for the years within such six-year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period. In lieu of such insurance, prior to the Closing Date, the Company may, upon prior written notice to Parent, purchase a "tail" directors' and officers' liability insurance policy and fiduciary liability insurance policy for the Company and its current and former directors and officers (and any individual who becomes an officer or director prior to the Effective Time) who are currently (or prior to the Effective Time become) covered by the directors' and officers' and fiduciary liability insurance coverage currently maintained by the Company. In the event the Company purchases such tail coverage, the Surviving Corporation will cease to have any obligations under the first sentence of this Section 7.7(c).

                          (d)        The provisions of this Section 7.7 (i) will survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Company Indemnified Parties), his or her heirs and representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

                          Section 7.8    Takeover Laws.     The Parties hereto and their respective boards of directors or other governing bodies will (i) use reasonable best efforts to ensure that no state takeover Law or similar Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, and (ii) if any state takeover Law or similar Law becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, use reasonable best efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on this Agreement, the Merger and the other transactions contemplated by this Agreement.

                          Section 7.9    Exemption from Liability Under Section 16(b).     Prior to the Effective Time, the Company will take all such steps as may be necessary or appropriate to cause any disposition or acquisition by the Company's directors and officers of shares of Company Capital Stock or conversion of any derivative securities in respect of such shares of Company

Capital Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act, including any such actions specified in the applicable SEC No-Action Letter dated January 12, 1999.

                          Section 7.10    Transaction Litigation.     The Company and Parent will each give the other Party the opportunity to participate at its own expense, to the extent practicable and subject to Applicable Laws relating to the exchange of information and in a manner that does not result in any waiver or loss of attorney-client privilege, in the defense or settlement of any litigation relating to the transactions contemplated by this Agreement, including any shareholder litigation against the Company and/or its directors or any litigation by any holder of Company Notes or lenders under the Company Credit Facilities, and the Company will not agree to any such settlement without Parent's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

                          Section 7.11    CFPB Litigation.     From the execution and delivery of this Agreement until the Effective Time, the Company will (a) reasonably consult with Parent at regular intervals regarding the status of the CFPB Litigation and in advance of any meeting with the CFPB with respect to the CFPB Litigation, (b) provide Parent with a reasonable opportunity to review and comment on material developments in the CFPB Litigation, and (c) consider in good faith all comments reasonably proposed by Parent with respect to the CFPB Litigation; provided, that the Company will not, without Parent's prior consent (not to be unreasonably withheld, conditioned or delayed), (i) file or otherwise commence any Appeal in connection with the CFPB Litigation or (ii) settle or agree to settle the CFPB Litigation if such settlement (1) exceeds the amount set forth in Schedule 7.11 of the Company Disclosure Letter, (2) imposes any restriction on Parent's ability to operate the Company Business (as conducted as of the date hereof) after the Effective Time (excluding (x) any restrictions on the Company Business that are in effect as of the date hereof and (y) any restrictions on the PLS business or any business that the Company no longer owns or conducts as of the date hereof), (3) imposes any monetary penalty or other obligation on Parent or its Subsidiaries (excluding the Surviving Corporation and its Subsidiaries) or (4) contains any admission of fault or any non-standard or unusual release language.

                          Section 7.12    Company Indebtedness.

                          (a)        Parent will execute and deliver, or cause to be executed and delivered, by or on behalf of Merger Sub or Parent, at or prior to the Effective Time, any supplements, amendments or other instruments required for the due assumption of outstanding Company Notes by the Surviving Corporation or Parent, and other agreements to the extent required by the terms of the Company Notes.

                          (b)        The Company will use reasonable best efforts to (i) obtain customary payoff letters from the lenders with respect to the Company Credit Facilities, in form and substance reasonably satisfactory to Parent, and (ii) deliver or cause to be delivered such payoff letters on or prior to the Closing; provided that the Company's obligations under this Section 7.12(b) shall be conditioned on and subject to the occurrence of the Closing.

                          (c)         The Company will use reasonable best efforts to (i) obtain customary payoff letters with respect to any outstanding obligations of the PHH Service Advance Receivables Trust 2013-1 with respect to the Series 2015-1 variable funding notes, in form and substance reasonably satisfactory to Parent, and (ii) deliver or cause to be delivered such payoff letters on or prior to the Closing; provided that the Company's obligations under this Section 7.12(c) shall be conditioned on and subject to the occurrence of the Closing.

                          Section 7.13    Integration Planning.     Following the expiration of the waiting period and any extension thereof applicable to the transactions contemplated by this Agreement under the HSR Act, the Company and its Representatives shall, at Parent's cost and expense (limited to reasonable out-of-pocket costs of the Company and its Representatives), assist and cooperate with Parent in integration planning, including with respect to systems integration and implementing risk controls across the businesses of the Company and Parent to be combined following the Merger.

                          Section 7.14    Post-Closing Reorganization.     The Company agrees that, upon the reasonable request of Parent, the Company shall use its commercially reasonable efforts, at Parent's cost and expense, to assist Parent with Parent's preparations for the reorganization of Parent's and the Surviving Corporation's corporate structure, capital structure, business, operations or assets or any other corporate transaction in connection with any reorganization contemplated by Parent to occur following the Closing; provided that nothing in this Section 7.14 shall require the Company or any of its Subsidiaries to take (a) any action or omit to take any action in violation of Applicable Law or (b) any action (other than providing information) that is not conditioned upon the occurrence of the Closing.

                          Section 7.15    Further Assurances.

                          (a)        Parent will cause Merger Sub to (i) comply with all of its obligations related to this Agreement and (ii) as the sole stockholder of Merger Sub, on the date hereof and immediately after the execution and delivery of this Agreement, deliver a written consent approving this Agreement and the transactions contemplated by this Agreement, including the Merger.

                          (b)        After the date of this Agreement and prior to the Closing, subject to Applicable Laws relating to competition, Parent and the Company will cooperate with each other in good faith in connection with communications with the Company's clients or prospective clients regarding the transactions contemplated by this Agreement.

                          Section 7.16    Employee Matters.

                          (a)        Parent agrees that each employee of the Company and its Subsidiaries at the Effective Time who continues to remain employed with the Company or any of its Subsidiaries (collectively, the "Continuing Employees") shall, from the Effective Time through December 31, 2018 (the "Continuation Period"), be provided with (i) an annual base salary or base wage and target annual incentive compensation opportunities (excluding equity and long-term incentive compensation) that are, in each case, no less than those provided to such Continuing Employee immediately prior to the Effective Time and (ii) employee benefits that are substantially similar in the aggregate to the employee benefits provided to the Continuing Employees immediately prior to the Effective Time. Notwithstanding anything contained herein to the contrary, from the Effective Time until the one year anniversary of the Closing Date, Parent shall continue to maintain or cause to be maintained, without amendment, the Company Plans set forth in Schedule 7.16(a) of the Company Disclosure Letter and shall provide, or cause to be provided, to each Continuing Employee in accordance with the terms thereof, the payments and benefits specified therein.

                          (b)        Following the Closing Date, Parent shall use reasonable best efforts to cause any employee benefit plans sponsored or maintained by Parent or the Surviving Corporation or their Subsidiaries in which the Continuing Employees are eligible to participate following the Closing Date (collectively, the "Post-Closing Plans") to (i) waive any pre-existing conditions or limitations and eligibility waiting periods under any such Post-Closing Plans that are group health plans of Parent or its Affiliates with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable co-payments, deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made, and (iii) give each Continuing Employee service credit for such Continuing Employee's employment with the Company and its Subsidiaries for purposes of vesting, level of benefits and eligibility to participate under each applicable Post-Closing Plan, as if such service had been performed with Parent (except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits, or to the extent it would result in a duplication of benefits).

                          (c)        If requested in writing by Parent at least ten (10) Business Days prior to the Effective Time to the extent permitted by Applicable Law and the terms of the applicable plan or arrangement, the Company will cause the Company's Employee Savings Plan and the PHH Home Loans Savings Plan (the "Company 401(k) Plans") to be terminated effective immediately prior to the Effective Time. In the event that Parent requests that the Company 401(k) Plans be terminated, (i) the Company shall provide Parent with evidence that such plans have been terminated (the form and substance of which shall be subject to review and approval by Parent) not later than three (3) days immediately preceding the Effective Time and (ii) Parent shall permit each eligible Continuing Employee to, as of the Effective Time, become a participant in a Parent 401(k) plan constituting an "eligible retirement plan" (within the meaning of Section 401(a)(31) of the Code) (the "Parent 401(k) Plan") and make rollover contributions of "eligible rollover distributions" (within the meaning of Section 401(a)(31) of the Code, including, to the extent permitted by the relevant Parent 401(k) Plan, all participant loans) in cash or notes (in the case of participant loans and to the extent permitted by the Parent 401(k) Plan) in an amount equal to the eligible rollover distribution portion of the account balance distributed to each such Continuing Employee from such Company 401(k) Plans to the Parent 401(k) Plan.

                          (d)        Following the Closing Date, Parent shall provide credit to each Continuing Employee for accrued unused sick leave and/or accrued unused paid time off ("PTO") in the amount available to such Continuing Employee immediately prior to the Effective Time, in accordance and subject to the terms of the applicable sick leave and/or PTO policy of the Company.

                          (e)         Nothing contained in this Agreement is intended to (i) be treated as an amendment of any particular Company Plan, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Company Plan in accordance with their terms, (iii) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee, or (iv) create any third-party beneficiary rights in any director, officer or employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their Affiliates may maintain.

ARTICLE VIII

CONDITIONS TO THE MERGER

                          Section 8.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of Parent and the Company to consummate the Merger are subject to the fulfillment or, to the extent permitted by Applicable Law, waiver by Parent and the Company of each of the following:

                          (a)        Company Stockholder Approval.    The Company Stockholder Approval shall have been obtained.

                          (b)        Required Governmental Approvals.    All of the Required Governmental Approvals shall have been obtained and shall remain in full force and effect, and no such Required Governmental Approval shall have resulted in the imposition of a Burdensome Condition. The waiting period and any extension thereof applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

                          (c)        No Injunctions or Restraints; Illegality.    No (i) order, injunction, ruling, decree or judgment issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") restraining, enjoining or otherwise preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect and (ii) Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal consummation of the Merger or any of the other transactions contemplated by this Agreement.

                          Section 8.2    Conditions to the Company's Obligation to Effect the Merger.     The obligation of the Company to consummate the Merger is subject to the fulfillment or, to the extent permitted by Applicable Law, waiver by the Company of each of the following:

                          (a)        Representations and Warranties.    The representations and warranties of the Acquirer Parties set forth in this Agreement shall be true and correct, except where the failure of any such representation or warranty to be so true and correct would not, individually or in the aggregate, constitute an Acquirer Material Adverse Effect, in each case made as if none of such representations or warranties contained any qualification or limitation as to materiality or Acquirer Material Adverse Effect in each cases as of the date of the Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date).

                          (b)        Covenants and Agreements.    The covenants and agreements of each of Parent and Merger Sub to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

                          (c)        Officer's Certificate.    The Company shall have received a certificate from Parent, dated as of the Closing Date and signed on behalf of Parent by an executive officer of Parent, stating that the conditions specified in Section 8.2(a) and Section 8.2(b), have been satisfied.

                          Section 8.3    Conditions to the Acquirer Parties' Obligation to Effect the Merger.     The obligation of Merger Sub to consummate the Merger is subject to the fulfillment or, to the extent permitted by Applicable Law, waiver by Parent of each of the following:

                          (a)        Representations and Warranties.    (i) Each of the representations and warranties of the Company set forth in this Agreement that are qualified by Company Material Adverse Effect shall be true and correct, (ii) each of the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct, except where the failure of any such representation or warranty to be so true and correct would not, individually or in the aggregate, constitute a Company Material Adverse Effect and (iii) notwithstanding anything to the contrary set forth in (i) and (ii) of this Section 8.3(a), (x) the representations and warranties of the Company set forth in clauses (a) and (b) of Section 4.1 (Corporate Existence and Power), the first sentence of Section 4.2 (Authorization; No Contravention), Section 4.4 (Binding Effect) and Section 4.25 (Broker's Finder's or Similar Fees) shall be true and correct in all material respects, (y) the representations and warranties of the Company set forth in the first and second sentences of Section 4.7(a) and the first sentence of Section 4.7(b) (Capitalization) and clause (ii) of Section 4.10 (No Material Adverse Change), shall be true and correct, except for any de minimis inaccuracies, and (z) the representations and warranties of the Company set forth in clause (i) of Section 4.10 (No Material Adverse Change) shall be true and correct in all respects, in each case of clause (x), (y) and (z) made as if none of such representations or warranties contained any qualification or limitation as to materiality or Company Material Adverse Effect, in each cases (i), (ii) and (iii), as of the date of the Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date).

                          (b)        Covenants and Agreements.    The covenants and agreements of the Company to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

                          (c)        No Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any change, event, circumstance, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                          (d)        Officer's Certificate.    Parent shall have received a certificate from the Company, dated as of the Closing Date and signed on behalf of the Company by an executive officer of the Company, stating that the conditions specified in Section 8.3(a) through Section 8.3(c) have been satisfied.

                          (e)        Asset Sale Transactions.    All Closings (as the term "Closing" or "Closings" is defined the Asset Sale Transactions Agreements) of the Asset Sale Transactions (other than the transactions contemplated by the MSR Purchase Agreement) shall have occurred.

                          (f)        PLS Exit.    The PLS Exit shall have been completed, subject only to the transition arrangements set forth Schedule 4.24(b) of the Company Disclosure Letter. For purposes of this Agreement (including this Section 8.3(f)) and Section 4.24(b)), the PLS Exit shall be deemed completed if there are less than 100 loans remaining that are being originated by the Company and its Subsidiaries for their private label solutions clients.

                          Section 8.4    Frustration of Closing Conditions.     Neither the Company, on the one hand, nor the Acquirer Parties, on the other hand, may rely, either as a basis for not consummating the Merger or for terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied if such Party's breach of any provision of this Agreement or failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to the terms of this Agreement, including Section 7.2, has been the primary cause of or resulted in the failure of such condition to be satisfied.

ARTICLE IX

TERMINATION

                          Section 9.1    Termination.     This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after receipt of the Company Stockholder Approval as follows:

                          (a)        by mutual written consent of Parent and the Company;

                          (b)        by either Parent or the Company, if:

                                        (i)        the Closing shall not have occurred on or before September 27, 2018 (the "Outside Date"); provided, that if on such date, the conditions to the Closing set forth in Section 8.1(b) shall not have been satisfied, but all other conditions to the Closing shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on such date, then the Outside Date shall be extended to December 27, 2018; provided, further, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any Party to this Agreement whose breach of any representation, warranty, covenant or agreement contained in this Agreement has been the primary cause of or resulted in the failure of the transactions contemplated by this Agreement to occur on or before Outside Date;

                                        (ii)        any Injunction permanently restrains, enjoins or prohibits or makes illegal the consummation the Merger or any of the transactions contemplated by this Agreement, and such Injunction becomes effective (and final and nonappealable) or any Law becomes enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal consummation of the Merger or any of the other transactions contemplated by this Agreement; provided, that the terminating Party shall have complied in all material respects with its obligations under Section 7.2; or

                                        (iii)        the Company Stockholder Approval is not obtained at the Company Stockholder Meeting duly convened (unless such Company Stockholder Meeting has been postponed or adjourned, in which case at the final postponement or adjournment thereof);

                          (c)        by the Company, if (i) there has been a material breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, which breach (x) would give rise to the failure of a condition set forth in Section 8.2(a) or Section 8.2(b) and (y) by its nature is not curable or has not been cured within the earlier of (A) thirty (30) days of written notice to Parent or Merger Sub, as applicable, of such breach and (B) the Outside Date and (ii) the Company is not then in breach of any representation, warranty, covenant or agreement contained in this Agreement such that it would give rise to the failure of a condition set forth in Section 8.3(a) or Section 8.3(b);

                          (d)        by Parent, if (i) there has been a material breach of any representation, warranty, covenant or agreement (including Section 10.11 hereof) on the part of the Company contained in this Agreement, which breach (x) would give rise to the failure of a condition set forth in Section 8.3(a) or Section 8.3(b) and (y) by its nature is not curable or has not been cured within the earlier of (A) thirty (30) days of written notice to the Company of such breach and (B) the Outside Date and (ii) Parent is not then in breach of any representation, warranty, covenant or agreement contained in this Agreement such that it would give rise to the failure of a condition set forth in Section 8.2(a) or Section 8.2(b);

                          (e)        by Parent prior to the Company Stockholder Meeting if the Company Board shall have effected a Company Adverse Recommendation Change;

                          (f)        by the Company prior to the receipt of the Company Stockholder Approval, in order to enter into an Acquisition Agreement with respect to a Company Takeover Proposal; provided that the Company shall have complied in all material respects with Section 7.4 and shall have paid or shall concurrently pay the Company Termination Fee in accordance with Section 9.3(b).

                          Section 9.2    Notice of Termination.     In the event of termination of this Agreement by either or both of Parent and the Company pursuant to Section 9.1, written notice of such termination shall be given by the terminating Party to the other Party to this Agreement.

                          Section 9.3    Effect of Termination.

                          (a)        In the event of termination of this Agreement by either or both of Parent and the Company pursuant to Section 9.1, this Agreement shall terminate and become void and have no effect, and the transactions contemplated by this Agreement shall be abandoned without further action by the Parties to this Agreement, other than the last sentence of Section 7.3(b) (Confidentiality), this Section 9.3 and Article X, which provisions shall survive the termination of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, in no event shall the termination of this Agreement release any Party from any Liability arising out of or relating to any Willful Breach or fraud.

                          (b)        The Company shall pay to Parent an amount equal to $12,600,000 (the "Company Termination Fee") if:

                                        (i)        the Company terminates this Agreement pursuant to Section 9.1(f);

                                        (ii)        Parent terminates this Agreement pursuant to Section 9.1(e);

                                        (iii)        (A) prior to the Company Stockholder Meeting, a Company Takeover Proposal shall have been publicly made to the Company or otherwise communicated or made known to the Company's senior management or the Company Board and shall not have been withdrawn or repudiated prior to such Company Stockholder Meeting (in the event this Agreement is terminated pursuant to Section 9.1(b)(iii)) or prior to the termination of this Agreement (in the event this Agreement is terminated pursuant to Section 9.1(d) or Section 9.1(b)(i)) by the Person making such Company Takeover Proposal, (B) this Agreement is terminated pursuant to (I) Section 9.1(b)(iii), (II) Section 9.1(d) or (III) Section 9.1(b)(i) and (C) within 12 months of such termination, the Company enters into a definitive Acquisition Agreement to consummate a Company Takeover Proposal (provided that such Company Takeover Proposal is subsequently consummated) or a Company Takeover Proposal is consummated; provided, however, that for purposes of this Section 9.3(b)(iii) only, each reference to "20%" in the definition of Company Takeover Proposal shall be deemed to be a reference to "50%"; or

                                        (iv)        this Agreement is terminated pursuant to Section 9.1(b)(iii) but, at the time of such termination, Parent would have been permitted to terminate this Agreement pursuant to a provision that would give rise to a Company Termination Fee in accordance with Section 9.3(b)(ii)), in which case this Agreement shall be deemed terminated pursuant to such provision.

                                        (v)        Any Company Termination Fee due under this Section 9.3(b) shall be paid by wire transfer of same-day funds (x) in the case of clause (i) above, prior to or on the date of termination of this Agreement, (y) in the case of clauses (ii) above, within two Business Days following the date of termination of this Agreement, and (z) in the case of clause (iii) above, within two Business Days following the consummation of the Company Takeover Proposal referred to in clause (iii)(C) above. In no event shall the Company be obligated to pay more than one Company Termination Fee.

                          (c)        The Company acknowledges and agrees that the agreements contained in Section 9.3(b) are an integral part of the transactions contemplated by this Agreement, that, without these agreements, Parent would not enter into this Agreement, and that any amount payable pursuant to this Section 9.3(b) does not constitute a penalty. Accordingly, if the Company fails promptly to pay the amount due pursuant to Section 9.3(b), and, in order to obtain such payment, Parent commences a suit, action or other proceeding that results in a judgment in its favor for such payment, the Company shall also pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, action or other proceeding, together with interest from the date such payment is due until the date paid at a rate equal to the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment.

                          (d)        Notwithstanding anything to the contrary in this Agreement, in the event the Company fails to effect the Closing or otherwise breaches this Agreement or fails to perform hereunder, then, except for an injunction or an order of specific performance as and only to the extent expressly permitted by Section 10.6, the Acquirer Parties' sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against the Company or any of its Subsidiaries and any of their respective, direct or indirect, former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates, employees, agents, other Representatives or assignees (such Persons collectively the "Company Related Parties") in respect of this Agreement, any Contract executed in connection herewith (other than the Confidentiality Agreement) and the transactions contemplated hereby and thereby shall be to terminate this Agreement in accordance with this Article IX and collect, if due, the Company Termination Fee, and upon payment of such amounts in accordance with this Section 9.3, (A) no Company Related Party shall have any further Liability or obligation relating to or arising out of this Agreement, any Contract executed in connection herewith or the transactions contemplated hereby or thereby, (B) none of the (i) Acquirer Parties, and (ii) any of their respective, direct or indirect, former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates, employees, agents, other Representatives or assignees (such Persons referenced in clauses (i) and (ii), collectively the "Acquirer Related Parties") shall be entitled to bring or maintain any Claim against the Company or any Company Related Party arising out of or in connection with this Agreement, any Contract executed in connection herewith, any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination, and (C) Parent shall use its reasonable best efforts to cause any legal proceedings pending in connection with this Agreement, any Contract executed in connection herewith or any of the transactions contemplated hereby or thereby, to the extent maintained by an Acquirer Party or another Acquirer Related Party against the Company, its Subsidiaries or any Company Related Party, to be dismissed with prejudice promptly following the payment of any such amounts. For the avoidance of doubt, under no circumstances shall the Acquirer Parties be (x) entitled to collect the Company Termination Fee on more than one occasion or (y) permitted or entitled to receive both a grant of specific performance of the obligation to close contemplated by Section 10.6 and any money damages, including all or any portion of the Company Termination Fee.

ARTICLE X

MISCELLANEOUS

                          Section 10.1    Nonsurvival of Representations and Warranties and Agreements.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.1 shall not limit Section 9.3 or any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

                          Section 10.2    Amendment and Waiver.

                          (a)        This Agreement may not be modified or amended and no waiver, consent or approval by or on behalf of the Company, Parent or Merger Sub may be granted except by an instrument or instruments in writing signed by, in the case of any modification or amendment, each Party to this Agreement or, in the case of any waiver, consent or approval, such Party, except that following satisfaction of the condition set forth in Section 8.1(a), there shall be no amendment or change to the provisions hereof which by Applicable Law or in accordance with the rules of the NYSE or this Agreement requires further approval by such stockholders without such further approval, nor shall there be any amendment or change not permitted under Applicable Law. No failure or delay on the part of Parent, Merger Sub or the Company in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                          (b)        Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Parent, Merger Sub or the Company from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by, in the case of any modification or amendment, each Party to this Agreement or, in the case of any waiver, consent or approval, such Party and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Parent, Merger Sub or the Company in any case shall entitle Parent, Merger Sub or the Company, respectively, to any other or further notice or demand in similar or other circumstances.

                          (c)        Waiver by any Party of any default by any other Party of any provision hereof shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of such other Party.

                          Section 10.3    Notices.     All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or by email and shall be directed to the address set forth below (or at such other address as such Party shall designate by like notice):

                          if to Parent or Merger Sub:

Ocwen Financial Corporation 1661 Worthington Road, Suite 100 West Palm Beach, Florida 33409
Attention:	General Counsel
Chief Financial Officer
Email:	timothy.hayes@ocwen.com
michael.bourque@ocwen.com
michael.stanton@ocwen.com

                          with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004
Attention:	H. Rodgin Cohen; Jared M. Fishman
E-mail:	cohenhr@sullcrom.com; fishmanj@sullcrom.com

                          if to the Company:

PHH Corporation 3000 Leadenhall Road Mt. Laurel, New Jersey 08054
Attention:	General Counsel Chief Financial Officer Assistant General Counsel
Email:	madeline.flanagan@phh.com mike.bogansky@mortgagefamily.com ryan.melcher@phh.com with a copy (which shall not constitute notice) to:

Jones Day 250 Vesey Street New York, New York 10281
Attention:	Jeffrey Symons Claire Sheng
E-mail:	jsymons@jonesday.com csheng@jonesday.com

Latham & Watkins 885 Third Avenue New York, New York 10022
Attention:	Thomas W. Christopher
E-mail:	thomas.christopher@lw.com

                          All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; when received, if mailed by certified or registered mail or emailed. Any Party may by notice given in accordance with this Section 10.3 designate another address or Person for receipt of notices hereunder.

                          Section 10.4    Successors and Assigns; Third-Party Beneficiaries.

                          (a)        This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns, but neither this Agreement nor any rights, interests and obligations hereunder shall be assigned by any Party, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of each of the other Parties and any attempt to make any such assignment without such consent shall be null and void.

                          (b)        Except (i) as provided in Section 7.7 or (ii) for the provisions of Article III (which, from and after the Effective Time, shall be for the benefit of holders of Company Common Stock as of the Effective Time), the Acquirer Parties and the Company hereby agree that their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, except that the Non-Recourse Parties are made third-party beneficiaries to Section 10.4(b), Section 10.7 and Section 10.11.

                          Section 10.5    Counterparts.     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or portable document format (PDF) signatures shall be treated as original signatures for all purposes hereunder.

                          Section 10.6    Specific Performance.     The Parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed (including failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the valid termination of this Agreement pursuant to Section 9.1, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 10.7 below, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

                          Section 10.7    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

                          (a)        This Agreement (other than Articles II and III and the provisions relating to the fiduciary duties of the Company Board) and all disputes or controversies arising out of or relating to this Agreement (other than Articles II and III and the provisions relating to the fiduciary duties of the Company Board) shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without regard to the conflicts-of-law principles of such State. Articles II and III of this Agreement and the provisions of this Agreement relating to fiduciary duties of the Company Board, and all claims or causes of action based upon, arising out of, or related to such provisions, will be governed by, and construed in accordance with, the Laws of the State of Maryland, without regard to the conflicts-of-law principles of such State.

                          (b)        Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, whether in law or in equity, whether in contract or in tort or otherwise (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its subsidiaries except in such courts). Each of the Parties further agrees that, to the fullest extent permitted by Applicable Law, service of any process, summons, notice or document by U.S. registered mail to such Person's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, whether in law or in equity, whether in contract or in tort or otherwise, in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                          (c)        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                          Section 10.8    Severability.     If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible. The Parties intend that the remedies and limitations thereon contained in this Agreement (including in Section 9.3(c), Section 9.3(d) and Section 10.11) be construed as integral provisions of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a Party's liability or obligations hereunder.

                          Section 10.9    Entire Agreement.     This Agreement, together with the exhibits and schedules hereto, is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, supersedes all prior agreements and understandings between the Parties with respect to such subject matter. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

                          Section 10.10    Expenses.     Except as expressly provided otherwise in this Agreement, including in Section 7.2 or Section 9.3 hereof, all costs and expenses incurred by any Party to this Agreement or on its behalf in connection with this Agreement, the Merger and the other transactions contemplated hereby ("Expenses") shall be paid by the Party incurring such expense whether or not the Merger is consummated, except that Expenses incurred in connection with printing and mailing of the Proxy Statement and in connection with notices or other filings with any Governmental Authorities under any Laws shall be shared equally by Parent and the Company.

                          Section 10.11    Non-Recourse.     All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement) may be made only against (and are those solely of) the entities that are expressly identified as parties to this Agreement in the Preamble to this Agreement. No other Person, including any director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney or representative of, or any financial advisor or lender to, any Party to this Agreement or any director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney or representative of, or any financial advisor or lender to any of the foregoing (each such other Person, a "Non-Recourse Party") shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach.

                          Section 10.12    Representations and Warranties.     The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with the terms of this Agreement without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

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                        IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement and Plan of Merger on the date first written above.

OCWEN FINANCIAL CORPORATION

By:	/s/ Ronald M. Faris
	Name:	Ronald M. Faris
	Title:	President and Chief Executive Officer

POMS CORP

By:	/s/ John V. Britti
	Name:	John V. Britti
	Title:	President and Chief Executive Officer

PHH CORPORATION

By:	/s/ Robert Crowl
	Name:	Robert Crowl
	Title:	President and Chief Executive Officer

ANNEX B

Opinion of Credit Suisse Securities (USA) LLC

February 27, 2018

Board of Directors
PHH Corporation
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

Board of Directors:

You have asked us to advise you in your capacity as the Board of Directors of PHH Corporation ("PHH") with respect to the fairness, from a financial point of view, to holders of the common stock, par value $0.01 per share ("PHH Common Stock"), of PHH of the Merger Consideration (as defined below) to be received by such holders pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") to be entered into among Ocwen Financial Corporation ("Ocwen"), POMS Corp, a direct wholly owned subsidiary of Ocwen ("Merger Sub"), and PHH. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into PHH (the "Merger"), with PHH as the surviving entity of the Merger, pursuant to which each outstanding share of PHH Common Stock will be converted into the right to receive $11.00 in cash (the "Merger Consideration"), subject to certain adjustments (as to which we express no opinion) specified in the Merger Agreement. The terms and conditions of the Merger are set forth more fully in the Merger Agreement.

In arriving at our opinion, we have reviewed an execution version, provided to us on February 27, 2018, of the Merger Agreement and certain publicly available business and financial information relating to PHH. We also have reviewed certain other information relating to PHH provided to or discussed with us by the management of PHH, including financial forecasts and estimates relating to PHH provided to or discussed with us by the management of PHH, and we have met with the management of PHH to discuss the businesses and prospects of PHH. We also have considered certain financial and stock market data of PHH, and we have compared that data with similar data for companies with publicly traded equity securities in businesses we deemed relevant. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not independently verified any of the foregoing information and, with your consent, we have assumed and relied upon such information being complete and accurate in all material respects. With respect to the financial forecasts and estimates for PHH (including, without limitation, as to PHH's projected net worth and available and distributable cash) that we have been directed to utilize in our analyses, the management of PHH has advised us, and we have assumed, with your consent, that such financial forecasts and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial performance of PHH and the other matters covered thereby and are appropriate for our use and reliance for purposes of our analyses and this opinion. We express no opinion as to any financial forecasts or estimates or the assumptions on which they are based. We have relied, with your consent and

Board of Directors
PHH Corporation
February 27, 2018

without independent verification, upon the assessments of the management of PHH as to, among other things, (i) the pending sale of PHH's mortgage servicing rights and other asset sales and dispositions, and the exiting of certain businesses, reorganizations, restructurings and other corporate transactions undertaken by PHH (collectively, the "Disposition Transactions"), including with respect to the timing thereof and expected amount of distributable cash therefrom, (ii) the potential impact on PHH of certain market, competitive, cyclical and other trends in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the residential mortgage and real estate markets and related credit and financial markets, including with respect to interest rates and conditions in the housing market, (iii) the annual portfolio growth and recapture rates of PHH and (iv) recent events and other aspects relating to PHH's key clients, vendors and other commercial relationships. We have assumed, with your consent, that there will be no developments with respect to any such matters or any adjustments to the Merger Consideration that would be meaningful in any respect to our analyses or this opinion.

In connection with our opinion, we have not been requested to make, and we have not made, an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of PHH or any other entity, nor have we been furnished for purposes of our analyses or this opinion with any such evaluations or appraisals, and our analyses should not be construed as such. We are not experts in the evaluation of, and we express no opinion with respect to, loan portfolios or individual credit files or the adequacy or sufficiency of allowances for credit losses with respect to loans or any other matters. We also have not been requested to make, and we have not made, an evaluation of the solvency or fair value of PHH under any state, federal or other laws relating to bankruptcy, insolvency or similar matters or any potential or actual litigation, regulatory action or governmental investigation or possible unasserted claims or other contingent liabilities to which PHH or any other entity is or may be a party or is or may be subject or any reserves therefor, and we have assumed, with your consent, that the outcome of such matters would not be meaningful in any respect to our analyses or this opinion.

We have assumed, with your consent, that, in the course of obtaining any regulatory or third-party consents, approvals, agreements or waivers in connection with the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed or occur that would have an adverse effect on the Merger or that otherwise would be meaningful in any respect to our analyses or this opinion and that the Merger will be consummated in accordance with the terms of the Merger Agreement and in compliance with all applicable laws, documents and other requirements without waiver, modification or amendment of any material term, condition or agreement thereof. Representatives of PHH have advised us, and we also have assumed, with your consent, that the terms of the Merger Agreement, when executed, will conform in all material respects to the terms reflected in the execution version reviewed by us. We are not expressing any opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, any opinion with respect to changes in, or the impact of, tax laws, regulations and governmental and legislative policies on the Merger, PHH or any other participant in the Merger, and have assumed that PHH has or will obtain such advice or opinions from appropriate professional sources, and we have relied, with your consent, upon the assessments of representatives of PHH as to such matters.

Board of Directors
PHH Corporation
February 27, 2018

Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration (to the extent expressly specified herein), without regard to individual circumstances of specific holders with respect to any rights or aspects which may distinguish such holders or the securities of PHH held by such holders, and does not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, any adjustments to the Merger Consideration, the financial or other terms or consequences of any Disposition Transaction or related distributions or any post-closing reorganizations or other agreement, arrangement or understanding to be entered into in connection with, related to or contemplated by the Merger or otherwise. In addition, our opinion does not address the fairness of the amount or nature of, or any other aspect relating to, any compensation or other consideration to any officers, directors, employees or securityholders of any party to the Merger or any related entities, or class of such persons, relative to the Merger Consideration or otherwise. The issuance of this opinion was approved by our authorized internal committee.

Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, reaffirm or withdraw this opinion. We are not expressing any opinion as to the prices or range of prices at which PHH Common Stock or other securities will trade or be transferable at any time, including following announcement of the proposed Merger. Our opinion does not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to PHH, nor does it address the underlying business decision of the Board of Directors of PHH or PHH to proceed with the Merger.

We have acted as financial advisor to PHH in connection with the Merger and will receive a fee for our services, a portion of which is contingent upon consummation of the Merger. We also are entitled to receive a fee upon the rendering of our opinion and received an advisory fee which was paid in 2017. In addition, PHH has agreed to reimburse our expenses and to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. As you are aware, we and our affiliates in the past have provided and currently are providing investment banking and other financial services to PHH unrelated to the Merger, for which we and our affiliates have received and would expect to receive compensation, including, during the past two years, having acted or acting as financial advisor to PHH in connection with a series of strategic alternative transactions, including certain asset sales or other disposition transactions, and as dealer manager for a share repurchase and a senior notes tender offer. As you also are aware, we and our affiliates in the past have provided and currently are providing investment banking and other financial services to Ocwen, for which we and our affiliates have received and would expect to receive compensation, including, during the past two years, having acted or acting as joint dealer manager for a bond exchange offer for Ocwen and as a joint bookrunner for certain financings, and as joint lead arranger, joint bookrunner and co-documentation agent for, and as a lender under, certain credit facilities, of Ocwen and certain of its affiliates. We and our affiliates may provide investment banking or other financial services to PHH, Ocwen and their respective affiliates in the future, for which we and our affiliates would expect to receive compensation. We are a full service securities firm engaged in securities trading

Board of Directors
PHH Corporation
February 27, 2018

and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of PHH, Ocwen or any other entity that may be involved in the Merger and certain of their respective affiliates, as well as provide investment banking and other financial services to such entities.

It is understood that this letter is for the information of the Board of Directors of PHH (in its capacity as such) in connection with its consideration of the Merger and does not constitute advice or a recommendation to any securityholder as to how such securityholder should vote or act on any matter relating to the proposed Merger or otherwise.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of PHH Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,
CREDIT SUISSE SECURITIES (USA) LLC

If you would like to reduce the costs incurred by our company in mailing proxy 1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following proposals: For 0 Against 0 Abstain 0 1. To approve the merger of POMS Corp, a wholly-owned subsidiary of Ocwen Financial Corporation (Ocwen), with and into PHH Corporation with PHH Corporation surviving the merger and becoming a wholly-owned subsidiary of Ocwen in an all cash transaction valued at approximately $360 million, or $11.00 per share on a fully-diluted basis (the Merger), on the terms and conditions of that certain Agreement and Plan of Merger, dated February 27, 2018 (the Merger Agreement) by and among Ocwen, POMS Corp and PHH Corporation attached as Annex A to the proxy statement and as more fully described in the proxy statement. 0 0 0 0 0 0 2. To approve an advisory resolution concerning the compensation of our named executive officers based on or that otherwise relates to the Merger and the Merger Agreement. To grant discretionary authority to each of the proxy holders named on the reverse side of this proxy card to adjourn or postpone the special meeting to another date, time or place if necessary or appropriate, to solicit additional proxies for the foregoing proposals in the event that there are insufficient votes at the time of the special meeting or any adjournment thereof. 3. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000381404_1 R1.0.1.17 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 PHH CORPORATION 3000 LEADENHALL ROAD MOUNT LAUREL, NJ 08054 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com PHH CORPORATION Special Meeting of Stockholders June 11, 2018 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting to be held on June 11, 2018 starting at 10:00 a.m., local time at PHH Corporation's offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 and the accompanying Proxy Statement, and (2), appoints Robert B. Crowl and Ryan Melcher and each of them (with full power to act alone) as proxies, with the powers the undersigned would possess if personally present and with full power of substitution to vote all shares of common stock of PHH Corporation held by the undersigned as indicated on the reverse side hereof at the Special Meeting and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before the Special Meeting, all in accordance with, and as described in the accompanying Notice of Special Meeting and Proxy Statement, copies of which have been received by the undersigned. The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of PHH Corporation and hereby ratifies and confirms all that the trustee, proxies, their substitutes, or any of them may lawfully do by virtue hereof. Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required. If a signed proxy card is not returned and received by 11:59 p.m. Eastern Daylight Time on June 10, 2018, the proxies shall not vote such shares. This proxy, when properly executed, will be voted in the manner directed herein. If properly executed, but no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000381404_2 R1.0.1.17